EXECUTION COPY

ASSET PURCHASE AGREEMENT

BY AND AMONG

HUFFY CORPORATION,

HUFFY SERVICE SOLUTIONS, INC.,

McCALLA COMPANY,

CREATIVE RETAIL SERVICES, INC.,

CREATIVE RETAIL SERVICES (CANADA), INC.

AND

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

DATED AS OF APRIL 12, 2004

MIAMI 453607 (2K)

TABLE OF CONTENTS

Page

ARTICLE I

PURCHASE OF ASSETS

1

1.1

Purchase and Sale of Acquired Assets

1

1.2

Assumed Obligations

1

1.3

Method of Conveyance

2

1.4

Purchase Price

2

1.5

Allocation of the Purchase Price and Assumed Obligations

3

1.6

Purchase Price Adjustments.

3

1.7

Earn-Out Payment.

6

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS

8

2.1

Corporate Organization, Etc.

8

2.2

Subsidiaries and Affiliates

8

2.3

Authorization, Etc.

8

2.4

No Violation

8

2.5

Financial Statements.

9

2.6

Employees

10

2.7

Absence of Certain Changes

10

2.8

Contracts.

11

2.9

Title and Related Matters.

12

2.10

Litigation

13

2.11

Tax Matters.

13

2.12

Compliance with Law and Certifications.

15

2.13

ERISA and Related Matters

15

2.14

Intellectual Property.

16

2.15

Customer Warranties

19

2.16

Products Liability

19

2.17

Environmental Matters

19

2.18

Capital Expenditures and Investments

19

2.19

Dealings with Affiliates

19

2.20

Insurance

20

2.21

Accounts Receivable; Inventories

20

2.22

Brokerage

21

2.23

Customers and Suppliers

21

2.24

Permits

21

2.25

Improper and Other Payments

21

2.26

Disclosure

21

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

22

3.1

Corporate Organization, Etc.

22

3.2

Authorization, Etc.

22

3.3

No Violation

22

ARTICLE IV

COVENANTS OF THE SELLERS

23

4.1

Regular Course of Business

23

4.2

Certain Prohibited Transactions

23

4.3

Interim Financial Information and Audit

24

4.4

Full Access and Disclosure

24

4.5

Fulfillment of Conditions Precedent

25

4.6

Customer Visits

25

4.7

Confidentiality

25

4.8

Amendment to Sellers’ Charters

25

4.9

Remaining Seller Obligations

25

ARTICLE V

COVENANTS OF THE PURCHASER

26

5.1

Confidentiality

26

5.2

Employees

26

5.3

Nonsolicitation

26

5.4

Product Liability Transition Activities

27

ARTICLE VI

OTHER AGREEMENTS

27

6.1

Agreement to Defend

27

6.2

Further Assurances

27

6.3

No Solicitation or Negotiation

27

6.4

No Termination of Seller’s Obligations by Subsequent Dissolution

28

6.5

Deliveries After Closing

28

6.6

Non-Competition

28

6.7

Public Announcements

29

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

30

7.1

Representations and Warranties; Performance

30

7.2

Consents and Approvals

30

7.3

Opinion of the Sellers’ and Parent’s Counsel

30

7.4

No Material Adverse Change

30

7.5

No Proceeding or Litigation

30

7.6

Accounting Matters

30

7.7

Condition of Assets

31

7.8

Proceedings and Documents

31

7.9

Secretary’s Certificate

31

7.10

Certificates of Good Standing

31

7.11

Leases

31

7.12

Customer Visits

31

7.13

Employment Agreements

31

7.14

Creditor Consents

32

7.15

Bonus Payments

32

7.16

Other Agreements

32

7.17

Other Documents

32

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE SELLERS

32

8.1

Representations and Warranties; Performance

32

8.2

Consents and Approvals

32

8.3

No Proceeding or Litigation

32

8.4

Secretary’s Certificate

32

8.5

Other Agreements

33

ARTICLE IX

CLOSING

33

9.1

Closing

33

9.2

Intervening Litigation

33

ARTICLE X

TERMINATION AND ABANDONMENT

33

10.1

Methods of Termination

33

10.2

Procedure Upon Termination

34

ARTICLE XI

INDEMNIFICATION

34

11.1

Survival

34

11.2

Limitations.

35

11.3

Indemnification by Seller

36

11.4

Indemnification by the Purchaser

37

11.5

Third-Party Claims.

37

11.6

Security for the Indemnification Obligation.

40

ARTICLE XII

TAX MATTERS

40

12.1

Allocation of Taxes.

40

12.2

Certain Actions

41

12.3

Books and Records

41

ARTICLE XIII

MISCELLANEOUS PROVISIONS

41

13.1

Amendment and Modification

41

13.2

Waiver of Compliance; Consents

41

13.3

Certain Definitions.

42

13.4

Notices

49

13.5

Assignment

50

13.6

Governing Law

50

13.7

Counterparts

51

13.8

Headings

51

13.9

Entire Agreement

51

13.10

Injunctive Relief

51

13.11

Delays or Omissions

51

13.12

Severability

51

13.13

Expenses

52

13.14

No Third Party Beneficiaries

52

13.15

Schedules

52

13.16

No Strict Construction

52

13.17

WAIVER OF JURY TRIAL

52

MIAMI 453607 (2K)	-#-

ASSET PURCHASE AGREEMENT

This ASSET PURCHASE AGREEMENT, dated as of the 12th day of April, 2004, by and among Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (“Creative Canada” and, together with HSS, McCalla and Creative, each a “Seller,” and, collectively, the “Sellers”) and National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”).  Terms used herein and not otherwise defined shall have the meanings set forth in Section 13.3 hereof.

This Asset Purchase Agreement is entered into to enable the Purchaser to acquire all of the assets used by or in connection with the business of the Sellers and their Subsidiaries in the assembly, maintenance, merchandising and installation of consumer goods and related services (the “Business”).

Parent is entering into this Agreement as an inducement to the Purchaser and acknowledges and agrees it will derive significant benefits from the consummation of the transactions contemplated hereby.

NOW, THEREFORE, in consideration of the representations and warranties, covenants and agreements, and subject to the conditions contained herein, Parent, the Sellers and the Purchaser hereby agree as follows:

ARTICLE I

PURCHASE OF ASSETS

1.1

Purchase and Sale of Acquired Assets.  Subject to the terms and conditions of this Agreement, the Sellers agree to sell, assign, convey and transfer to the Purchaser, and the Purchaser agrees to purchase from the Sellers, at the Closing, all of the goodwill and all of the assets used by or in connection with the Business, wherever located, including, but not limited to, the real property (land and buildings), the current inventory, machinery, fixtures and equipment, intellectual property, Contracts, books and records, accounts receivable, rights to all of the Sellers’ claims against third parties (with the exception of any claims arising out of the Excluded Assets or Excluded Liabilities), prepaid expenses, customer lists, permits and licenses, and other intangibles (collectively, the “Acquired Assets”), except for the stock of Huffy Risk Management, Inc. (“HRMI”) and the assets specifically set forth on Schedule 1.1 hereto (the “Excluded Assets”).

1.2

Assumed Obligations.  At the Closing, the Purchaser shall assume and agree to pay, satisfy, perform and discharge as the same shall become due only (i) the liabilities of the Seller associated with the Business specifically set forth on Schedule 1.2(a) hereto (the “Assumed Obligations”), and (ii) all future obligations under existing Contracts transferred pursuant to Section 1.1 (other than obligations or liabilities as the result of the breach of any such Contract prior to the Closing Date), capital leases and operating leases of the Seller listed thereon pursuant to an Assumption Agreement substantially in the form of Exhibit 1.2(b) hereto.  Each of the Contracts assumed hereunder is independently assumed subject to the representations, warranties (including that such Contract is not in default on the Closing Date), covenants and conditions made herein as to that Contract.  Except as expressly set forth in this Section 1.2 and Schedule 1.2(a) hereto, the Purchaser shall not assume or otherwise be responsible at any time for any liability, obligation, debt or commitment of the Sellers, whether absolute or contingent, accrued or unaccrued, asserted or unasserted, or otherwise, including, but not limited to, any liabilities, obligations, debts or commitments of the Sellers (a) incident to, arising out of or incurred with respect to this Agreement and the transactions contemplated hereby (including any and all Taxes arising out of the transactions contemplated hereby or imposed on any Seller for any period), (b) which otherwise arise or are asserted or incurred by reason of events, acts or transactions occurring, or the operation of the Business (including Taxes imposed on the income or operations of the Business or ownership of the Acquired Assets), prior to or on the Closing Date, (c) for outstanding checks and other similar obligations, (d) relating to the employee benefit plans, employee policies, employee Contracts, employee programs and/or arrangements of Parent and the Sellers or any of their Subsidiaries and Affiliates with employees (including, but not limited to, any severance or bonus payments payable to any Parent or Seller employee), (e) relating to Product Liability Claims and (f) relating to HRMI (collectively, the “Excluded Liabilities”).  The Parent and each of the Sellers jointly and severally agree to satisfy and discharge each of the Excluded Liabilities as the same shall become due.  The Purchaser’s assumption of the Assumed Obligations shall in no way expand the rights or remedies of third parties against the Purchaser as compared to the rights and remedies which such parties would have had against any Seller had this Agreement not been consummated.

1.3

Method of Conveyance.  The sale, transfer, conveyance and assignment by the Sellers of the Acquired Assets to the Purchaser in accordance with Section 1.1 hereof shall be effected on the Closing Date at the Closing by the Sellers’ execution and delivery to the Purchaser of instruments of transfer including: (a) the bill of sale in substantially the form of Exhibit 1.3(a) attached hereto (the “Bill of Sale”), (b) transfer documents for the certificates of title for all of the Sellers’ vehicles used in the Business, (c) assignments of patents and trademarks for the patents and trademarks included among the Business Intellectual Property, (d) an assignment of the Sellers’ leases used in the Business in substantially the form of Exhibit 1.3(b) attached hereto (the “Assignment of Lease”), (e) a sublease agreement (the “Sublease”) substantially the form of Exhibit 7.11 attached hereto, and (f) consents to the assignments of Contracts by third parties thereto in the form of Exhibit 1.3(c) hereto. At the Closing, all of the Acquired Assets shall be transferred by the Sellers to the Purchaser free and clear of any and all Liens, Claims and Orders.

1.4

Purchase Price.  In consideration for the conveyance of the Acquired Assets and in reliance on the representations and warranties, covenants and agreements of the Sellers contained herein and the documents contemplated hereby, the Purchaser agrees to assume the Assumed Obligations and shall deliver to the Sellers:

(i)

$11,000,000 in cash (the “Purchase Price”), minus the purchase price adjustments set forth in Section 1.6, minus the $750,000 deposit delivered by the Purchaser to the Sellers prior to the date hereof, minus the outstanding balance of any Indebtedness owed by the Sellers as of the Closing Date, to the extent such Indebtedness is to be assumed pursuant to this Agreement by Purchaser or otherwise transferred to the Purchaser;

(ii)

a subordinated promissory note in the aggregate principal amount of $1,000,000 in favor of HSS substantially in the form of Exhibit 1.4(a) hereto (the “Seller Note”) hereto; and

(iii)

the Earn-Out as set forth in Section 1.7; and

(iv)

the payments set forth on Schedule 1.4(b) hereto, as set forth therein.

1.5

Allocation of the Purchase Price and Assumed Obligations.  The Sellers and the Purchaser agree to allocate the aggregate Purchase Price to be paid for the Acquired Assets and the Assumed Obligations in accordance with Section 1060 of the Code.  The Sellers and the Purchaser agree that the Purchaser shall prepare and provide to the Sellers a draft allocation of the purchase price among the Assets within ninety (90) days after the Closing Date.  The Sellers shall notify the Purchaser within thirty (30) days of receipt of such draft allocation of any objection the Sellers may have thereto.  The Sellers and the Purchaser agree to resolve any disagreement with respect to such allocation in good faith.  In addition, the Sellers and the Purchaser hereby undertake and agree to file timely any information that may be required to be filed pursuant to Treasury Regulations promulgated under Section 1060(b) of the Code, and shall use the allocation determined pursuant to this Section 1.5 in connection with the preparation of Internal Revenue Service Form 8594 as such form relates to the transactions contemplated by this Agreement.  Neither the Sellers nor the Purchaser shall file any Tax Return or other document or otherwise take any position which is inconsistent with the allocation determined pursuant to this Section 1.5 except as may be adjusted by subsequent agreement following an audit by the IRS or by court decision.

1.6

Purchase Price Adjustments.

(a)

Pre Closing Adjustments.  At least five (5) days prior to the Closing Date, the Sellers shall prepare and deliver to the Purchaser an estimated balance sheet and an estimated calculation of the Closing Date Working Capital of the Acquired Assets and Assumed Liabilities as of the Closing Date, prepared in accordance with GAAP and the procedures set forth on Schedule 1.6(a) hereto (the “Estimated Closing Date Balance Sheet”).  The Sellers shall also provide the Purchaser with copies of all work papers and other documents and data as was used to prepare the Estimated Closing Date Balance Sheet.  The Estimated Closing Date Balance Sheet shall be in form and substance satisfactory to the Purchaser.  If the Estimated Closing Date Balance Sheet shows a Working Capital Shortfall, the Purchase Price shall be reduced by the aggregate amount of such Working Capital Shortfall.

(b)

Post Closing Adjustments.

(i)

Within 60 to 90 days after the Closing Date, the Purchaser shall cause its accountants to prepare and deliver to the Sellers a balance sheet and calculation of the Closing Date Working Capital of the Acquired Assets and Assumed Liabilities as of the Closing Date (the “Closing Date Balance Sheet”), which shall be prepared by the Purchaser in accordance with GAAP and the procedures set forth on Schedule 1.6(a) hereto.  The Purchaser shall also make available to the Sellers copies of all work papers and other documents and data as was used to calculate the Closing Date Balance Sheet.  The Sellers shall have the right to dispute the Closing Date Balance Sheet (and any items therein) and the Closing Date Working Capital calculation and make any proposed adjustments thereto as provided in Section 1.6(c) hereto.

(A)

If it is determined there is a Working Capital Shortfall in excess of the estimated Working Capital Shortfall, the excess Working Capital Shortfall shall be paid by the Sellers to the Purchaser on the Settlement Date;

(B)

If it is determined there is a Working Capital Shortfall less than the estimated Working Capital Shortfall, the difference shall be paid by the Purchaser to the Sellers on the Settlement Date;

(C)

In the event a Working Capital Shortfall is not paid to the Purchaser on the Settlement Date (unless due to the fault of the Purchaser), the Sellers shall also pay to the Purchaser interest on the amount of the Working Capital Shortfall at a rate of fifteen percent (15%) per annum, which shall accrue from the Closing Date to the date of actual payment.  If the Purchaser owes the Sellers a refund pursuant to Section 1.6(b)(ii) after the Settlement Date (unless due to the fault of a Seller), the Purchaser shall also pay to the Sellers interest on such amount at a rate of fifteen percent (15%) per annum, which shall accrue from the Closing Date to the date of actual payment.

(ii)

As soon as practicable after December 31, 2004, the Purchaser shall cause its accountants to prepare and deliver to the Sellers balance sheets and a calculation of the month-end working capital for the Purchaser for each of the post-Closing months in 2004, which shall be prepared by the Purchaser in accordance with GAAP and the procedures set forth on Schedule 1.6(a) hereto and shall only include the assets and liabilities described on Schedule 1.6(b) hereto.  The Purchaser shall average such amounts with the pre-Closing month-end working capital for the Business set forth in Schedule 1.6(b) and determine the twelve month average for 2004 (the “Average 2004 Working Capital”).  The Purchaser shall also make available to the Sellers copies of all work papers and other documents and data as was used to calculate the Average 2004 Working Capital.  The Sellers shall have the right to dispute the Average 2004 Working Capital calculation and make any proposed adjustments thereto as provided in Section 1.6(c) hereto.

(A)

If it is determined that the Average 2004 Working Capital is in excess of $4.3 million, the excess shall be paid by the Sellers to the Purchaser on the Average 2004 Working Capital Settlement Date; provided that the aggregate amount paid under this Section 1.6(b)(ii)(A) shall not exceed $1.4 million;

(B)

If it is determined that the Average 2004 Working Capital less than $4.3 million, the difference shall be paid by the Purchaser to the Sellers on the Average 2004 Working Capital Settlement Date; provided that the aggregate amount paid under this Section 1.6(b)(ii)(B) shall not exceed $500,000;

(C)

In the event that any amount that is due a party is not paid to such party on the Average 2004 Working Capital Settlement Date (unless due to the fault of such party), the paying party shall also pay to the other party interest on the amount at a rate of fifteen percent (15%) per annum, which shall accrue from the Average 2004 Working Capital Settlement Date to the date of actual payment.

(c)

Dispute Resolution Procedures.  The Sellers shall have until thirty (30) days after the delivery of the Closing Date Working Capital calculation or the Average 2004 Working Capital calculation, as applicable, to review such calculation and propose any adjustments thereto.  All adjustments proposed by the Sellers shall be set out in detail in a written statement delivered to the Purchaser (the “Adjustment Statement”) and shall be incorporated into the Closing Date Balance Sheet or the Average 2004 Working Capital calculation, as applicable, unless the Purchaser shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which Purchaser objects are referred to herein as the “Contested Adjustments” and the Purchaser’s objection notice is referred to herein as the “Contested Adjustment Notice”) within thirty (30) days of delivery by the Sellers to the Purchaser of the Adjustment Statement.  If the Purchaser delivers a Contested Adjustment Notice to the Sellers, the Purchaser and the Sellers shall attempt in good faith to resolve their dispute regarding the Contested Adjustments, but if a final resolution thereof is not obtained within ten (10) days after the Purchaser delivers to the Sellers said Contested Adjustment Notice, either the Purchaser or the Sellers may retain for the benefit of all the parties hereto Deloitte & Touche (the “Independent Accountant”) to resolve any remaining disputes concerning the Contested Adjustments.  If the Independent Accountant is retained, then (i) the Sellers and the Purchaser shall each submit to the Independent Accountant in writing not later than fifteen (15) days after the Independent Accountant is retained their respective positions with respect to the Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Sellers and the Purchaser and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Contested Adjustments, which decision shall be final and binding on, and nonappealable by, the Sellers and the Purchaser.  The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the Closing Date Working Capital or the Average 2004 Working Capital calculation, as applicable, is furthest from the Independent Accountant’s calculation of the Closing Date Working Capital or the Average 2004 Working Capital calculation, as applicable.  The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final Closing Date Working Capital calculation or the Average 2004 Working Capital calculation, as applicable (the “Settlement Amount Certificate”).  The Closing Date Balance Sheet or the Average 2004 Working Capital calculation, as applicable, shall be deemed to include all proposed adjustments not disputed by the Purchaser and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Contested Adjustments.

(d)

There shall be a “Settlement Date” after the calculation of the Closing Date Working Capital or the Average 2004 Working Capital calculation, as applicable, which shall mean the following, as applicable:

(i)

If the Sellers have not timely delivered an Adjustment Statement to the Purchaser, thirty-five (35) days after the date the Sellers receive the Closing Date Working Capital calculation or the Average 2004 Working Capital calculation, as applicable;

(ii)

If the Sellers have timely delivered an Adjustment Statement and the Purchaser has not timely delivered a Contested Adjustment Notice, thirty-five (35) days after the date the Purchaser receives the Adjustment Statement;

(iii)

If the Sellers and the Purchaser have any disputes regarding Contested Adjustments and they resolve those disputes, five (5) business days after such resolution;

(iv)

Five (5) business days after the Independent Accountant delivers the Settlement Amount Certificate, if applicable; or

(v)

Such other date as shall be agreed between the Sellers and the Purchaser.

1.7

Earn-Out Payment.

(a)

As soon as practicable after December 31, 2004, the Purchaser shall prepare and deliver to the Parent a calculation of the Gross Field Profit of the Purchaser for the twelve months ended December 31, 2004, which shall be prepared in accordance with GAAP.  If the 2004 Gross Field Profit exceeds $15,685,352 (the “Target Gross Field Profit”), then, the Purchaser shall pay the Sellers an aggregate amount equal to the difference between (i) the 2004 Gross Field Profit minus (ii) the Target Gross Field Profit (the “Earn-Out Payment”); provided, however, that in no event shall the Earn-Out Payment exceed $6,500,000 in the aggregate.  The Purchaser shall make no Earn-Out Payment to the Sellers pursuant to this Section 1.7 if the 2004 Gross Field Profit is equal to or less than the Target Gross Field Profit. In connection with any Claim for indemnification by the Purchaser against the Parent or any Seller, the Purchaser shall have no right of set-off against the Earn-Out Payment (unless ordered by a court of competent jurisdiction), in accordance with Section 11.6.

(b)

Dispute Resolution Procedures.  The Sellers shall have until thirty (30) days after the delivery of the 2004 Gross Field Profit calculation to review such calculations and propose any adjustments thereto.  All adjustments proposed by the Sellers shall be set out in detail in a written statement delivered to the Purchaser (the “Gross Field Profit Adjustment Statement”) and shall be incorporated into the calculation of the 2004 Gross Field Profit, unless the Purchaser shall object in writing to such proposed adjustments (the proposed adjustment or adjustments to which Purchaser objects are referred to herein as the “Gross Field Profit Contested Adjustments” and the Purchaser’s objection notice is referred to herein as the “Gross Field Profit Contested Adjustment Notice”) within thirty (30) days of delivery by the Sellers to the Purchaser of the Gross Field Profit Adjustment Statement.  If the Purchaser delivers a Gross Field Profit Contested Adjustment Notice to the Seller, the Purchaser and the Sellers shall attempt in good faith to resolve their dispute regarding the Gross Field Profit Contested Adjustments, but if a final resolution thereof is not obtained within ten (10) days after the Purchaser delivers to the Sellers said Gross Field Profit Contested Adjustment Notice, either the Purchaser or the Sellers may retain for the benefit of all the parties the Independent Accountant to resolve any remaining disputes concerning the Gross Field Profit Contested Adjustments.  If the Independent Accountant is retained, then (i) the Sellers and the Purchaser shall each submit to the Independent Accountant in writing not later than fifteen (15) days after the Independent Accountant is retained their respective positions with respect to the Gross Field Profit Contested Adjustments, together with such supporting documentation as they deem necessary or as the Independent Accountant requests, and (ii) the Independent Accountant shall, within thirty (30) days after receiving the positions of both the Sellers and the Purchaser and all supplementary supporting documentation requested by the Independent Accountant, render its decision as to the Gross Field Profit Contested Adjustments, which decision shall be final and binding on, and nonappealable by, the Sellers and the Purchaser.  The fees and expenses of the Independent Accountant shall be paid by the party whose estimate of the calculation in question is furthest from the Independent Accountant’s estimate of the calculation in question.  The decision of the Independent Accountant shall also include a certificate of the Independent Accountant setting forth the final calculation of the 2004 Gross Field Profit (the “Gross Field Profit Settlement Amount Certificate”).  The calculation of the 2004 Gross Field Profit shall be deemed to include all proposed adjustments not disputed by the Purchaser and those adjustments accepted or made by the decision of the Independent Accountant in resolving the Gross Field Profit Contested Adjustments.

(c)

There shall be a “Gross Field Profit Settlement Date” after the calculation the 2004 Gross Field Profit, which shall mean the following, as applicable:

(i)

If the Sellers have not timely delivered a Gross Field Profit Adjustment Statement to the Purchaser, thirty-five (35) days after the date the Sellers receive the calculation in question;

(ii)

If the Sellers have timely delivered a Gross Field Profit Adjustment Statement and the Purchaser has not timely delivered a Gross Field Profit Contested Adjustment Notice, thirty-five (35) days after the date the Purchaser receives the Gross Field Profit Adjustment Statement;

(iii)

If the Sellers and the Purchaser have any disputes regarding Gross Field Profit Contested Adjustments and they resolve those disputes, five (5) business days after such resolution;

(iv)

five (5) business days after the Independent Accountant delivers the Gross Field Profit Settlement Amount Certificate, if applicable; or

(v)

Such other date as shall be agreed between the Sellers and the Purchaser.

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF PARENT AND THE SELLERS

The Parent and the Sellers jointly and severally represent and warrant to the Purchaser as of the date hereof and as of the Closing Date:

2.1

Corporate Organization, Etc.  Each of the Parent and the Sellers is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.  Except as set forth in Schedule 2.1(a) hereto, each of the Sellers is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, require it to be so qualified or licensed.  Such jurisdictions are set forth in Schedule 2.1(a) hereto.  True, complete and correct copies of each of the Parent’s and the Sellers’ charter and bylaws as presently in effect are set forth in Schedule 2.1(b) hereto.

2.2

Subsidiaries and Affiliates.  There are no Subsidiaries of any Sellers except for (i) Subsidiaries which are also Sellers, and (ii) HRMI; and the parties hereto acknowledge that HRMI is specifically excluded from the transactions contemplated hereby.

2.3

Authorization, Etc.  Each of the Parent and the Sellers has full power and authority to enter into this Agreement and the agreements contemplated hereby to which the Parent and the Sellers are parties and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by (i) the Board of Directors and stockholders of each Seller, and (ii) the Board of Directors of the Parent, and no other corporate proceedings on their part are necessary to authorize this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.  The transactions contemplated hereby do not, and will not, require prior approval by the holders of the capital stock of the Parent.  This Agreement and all other agreements contemplated hereby to be entered into by the Parent and the Sellers each constitutes a legal, valid and binding obligation of the Parent and the Sellers enforceable against the Parent and the Sellers in accordance with its terms.

2.4

No Violation.  Except as set forth in Schedule 2.4 hereto, the execution, delivery and performance by the Parent and the Sellers of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Sellers, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in the creation of any Lien upon the Acquired Assets pursuant to, (d) give any third party the right to modify, terminate or accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of the Parent and the Sellers or any applicable Regulation, Order or Contract to which the Parent and the Sellers or their properties or the Acquired Assets are subject.  The Parent and the Sellers have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement, the agreements contemplated hereby and the transactions contemplated hereby and thereby.

2.5

Financial Statements.

(a)

Attached as Schedule 2.5(a)(i) hereto are (i) unaudited consolidated year-end balance sheets of the Sellers as of December 31, 2001, 2002 and 2003 and statements of income, stockholders’ equity and cash flow of the Sellers for each of the fiscal years then ended and (ii) unaudited consolidated balance sheets of the Sellers as of March 6, 2004 and unaudited consolidated statements of income, stockholders’ equity and cash flow of the Sellers for the two fiscal months then ended.  Such balance sheets fairly present the financial position of the Sellers at the respective dates thereof in accordance with GAAP, and such statements of income, stockholders’ equity and cash flow fairly present the results of operations for the periods referred to therein in accordance with GAAP, except that such financial statements have no notes attached thereto and the unaudited financial statements for the two-month period ended March 6, 2004 do not have year-end adjustments (none of which would be material or recurring).  All of the foregoing financial statements were prepared from the books and records of the Sellers.  The Sellers do not utilize any percentage of completion or similar method of accounting for revenue, income or cost recognition purposes.  All properties used in the Sellers’ business operations during the period covered by the foregoing financial statements are reflected in such financial statements in accordance with and to the extent required by GAAP.  The foregoing consolidated balance sheets and statements of income, stockholders’ equity and cash flow are herein collectively referred to as the “Financial Statements” and December 31, 2003 is herein referred to as the “Financial Statement Date.”  Except as specifically set forth in Schedule 2.5(a)(ii) hereto, the Financial Statements do not contain financial information for any business other than the Business and the Acquired Assets.  Attached as Schedule 2.5(a)(iii) hereto is a complete and accurate list of all the working capital accounts of the Business for the dates indicated therein.

(b)

Except as set forth in Schedule 2.5(b) hereto, the Sellers do not have any Indebtedness, obligation or liability (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown to the Sellers, whether due or to become due) arising out of transactions entered into at or prior to the Closing Date, or any state of facts existing at or prior to the Closing Date, other than:  (i) liabilities set forth in the March 6, 2004 balance sheets of the Sellers, or (ii) liabilities and obligations that have arisen after March 6, 2004 in the ordinary course of business (none of which is a liability resulting from breach of a Contract, Regulation, Order, tort, infringement or Claim).

(c)

Except as set forth in Schedule 2.5(c) hereto, there is no Person that has Guaranteed, or provided any financial accommodation of, any Indebtedness, obligation or liability of any Seller or for the benefit of any Seller for the periods covered by the Financial Statements other than as set forth in the Financial Statements.  The Sellers’ accounting systems and controls are sufficient to detect material fraud and inaccuracies in the financial reporting processes and reports.

2.6

Employees.  Schedule 2.6 hereto sets forth a list of all officers, directors and key employees (meaning those earning more than $50,000 annually) of the Sellers working for the benefit of the Business, together with a description of the rate and basis for their total compensation.  Except as set forth on Schedule 2.6 hereto, the Sellers have during the 36 months preceding the date of this Agreement conducted the Business in material compliance with all Regulations and Orders affecting employment and employment practices applicable to the Sellers, including terms and conditions of employment and the payment of wages and hours.  The Sellers have no collective bargaining agreements and, during the 36 months preceding the date of this Agreement, there have been no strikes, work stoppages nor any demands for collective bargaining by any union, labor organization or other Person.  There is no dispute or controversy with any union or other organization of the Sellers’ employees and no arbitration proceedings are pending or, to the best knowledge of the Sellers, threatened involving a dispute or controversy affecting the Sellers.  Except as set forth on Schedule 2.6 hereto, at the Closing the Sellers will not have any liability or obligation to any of their current or former employees, officers or directors (including unaccrued year end bonuses) other than for the payment of salaries to be paid in the ordinary course of business.  Except as set forth on Schedule 2.6 hereto, the Sellers have not taken any action, or failed to take any action, that has or would reasonably likely to result in any Claim by an employee of the Business that he has been constructively terminated or is due severance payments.  Except as set forth on Schedule 2.6 hereto, upon the consummation of the transactions contemplated hereby and pursuant to the agreements referred to herein, the Sellers will not have any “change in control,” bonus or other obligations to any of their employees, consultants or other Persons performing services for the Sellers.  Notwithstanding any of the information disclosed on Schedule 2.6 hereto, or elsewhere in the disclosure schedules to this Agreement, none of the liabilities referred to in this Section 2.6 are being transferred to the Purchaser.

2.7

Absence of Certain Changes.  Since the Financial Statement Date, except as set forth on Schedule 2.7 hereto there has not been any (a) Material Adverse Change in the business, operations, properties, assets, condition (financial or otherwise), results, plans, strategies or prospects of the Business; (b) damage, destruction or loss, whether covered by insurance or not, having a cost of $100,000 or more, with regard to the Business; (c) any increase greater than five percent (5%) in the compensation payable to or to become payable by the Sellers to their officers or employees working in the Business or any adoption of or increase in any bonus, insurance, pension or other employee benefit plan, payment or arrangement made to, for or with any such officers or employees or any Affiliate of the Sellers; (d) entry by any Seller into any material Contract not in the ordinary course of business, including without limitation, any capital expenditure (except for the capital expenditures set forth in Schedule 2.18 hereto); (e) change by the Sellers in accounting methods or principles or any write-down, write up or revaluation of any of the Acquired Assets except depreciation accounted for in the ordinary course of business and write-downs of inventory which reflect the lower of cost or market and which are in the ordinary course of business and in accordance with GAAP; (f) failure to promptly pay and discharge current liabilities or agree with any party to extend the payment of any current liability; (g) Lien placed on any of the Acquired Assets other than Permitted Liens; (h) sale, assignment, transfer, lease, license or otherwise placement of a Lien on any of the Sellers’ tangible assets, except in the ordinary course of business consistent with past practice, or canceled any material debts or Claims; (i) sale, assignment, transfer, lease, license or otherwise placement of a Lien on any of the Business Intellectual Property or other intangible assets, disclosure of any material confidential information to any Person or abandonment or lapsing of any of the Business Intellectual Property; or (j) agreement, whether orally or in writing, to do any of the foregoing.

2.8

Contracts.

(a)

Except as set forth in Schedule 2.8(a) hereto, no Seller is a party to any written or oral:  (i) pension, profit sharing, Option, employee stock purchase, stock appreciation right, phantom stock option or other plan providing for deferred or other compensation to employees of the Business or any other employee benefit plan (other than as set forth in Schedule 2.13 hereto), or any Contract with any labor union or labor group; (ii) Contract relating to the mortgaging, pledging or otherwise placing a Lien on any of the Acquired Assets; (iii) Guarantee that will be an Assumed Obligation; (iv) Contract pursuant to which the Seller is (and the Purchaser will become) the lessor of or permits any third party to hold or operate any property, real or personal, owned or controlled by the Seller; (v) Contract or non-competition provision in any Contract prohibiting it from freely engaging in any business or competing anywhere in the world; (vi) Contract for the purchase, acquisition or supply of inventory and other property and assets, whether for resale or otherwise in excess of $25,000; (vii) Contracts with independent  agents, brokers, dealers or distributors which provide for annual payments in excess of $25,000; (viii) employment, consulting, sales, commissions, advertising or marketing Contracts; (ix) Contracts providing for “take or pay” or similar unconditional purchase or payment obligations; (x) Contracts with Persons with which, directly or indirectly, an Affiliate of the Seller also has a Contract; (xi) Contract that requires the consent of any Person, or contains any provision that would result in a modification of any rights or obligation of any Person thereunder upon a change in control of the Business or which would provide any Person any remedy (including rescission or liquidated damages), in connection with the execution, delivery or performance of this Agreement and the agreements contemplated hereby and the consummation of the transactions contemplated hereby and thereby; (xii) nondisclosure or confidentiality Contracts; (xiii) power of attorney or other similar Contract or grant of agency; or (xiv) Contract which is material to its operations and business prospects or involves a consideration in excess of $25,000 annually that is an Assumed Obligation, excluding any purchase orders in the ordinary course of business.

(b)

Except as set forth on Schedule 2.8(b) hereto, each Seller has performed in all material respects all obligations required to be performed by it and is not in default in any material respect under or in breach of nor in receipt of any Claim of default or breach under any material Contract to which the Seller is subject (including without limitation all performance bonds, warranty obligations or otherwise); no event has occurred which with the passage of time or the giving of notice or both would result in a material default, breach or event of non-compliance under any material Contract to which the Seller is subject (including without limitation all performance bonds, or otherwise); the Seller does not have any present expectation or intention of not fully performing all such obligations; the Seller does not have any knowledge of any breach or anticipated breach by the other Persons to any such Contract to which it is a party.

(c)

Except as set forth on Schedule 2.8(c) hereto, each Seller has delivered to the Purchaser true and complete copies of all the Contracts and documents listed in the schedules to this Agreement.

(d)

Schedule 2.8(d) hereto sets forth a complete and accurate list of each outstanding bid or proposal for business submitted by each Seller with respect to the Business in excess of $200,000.

2.9

Title and Related Matters.

(a)

Except as set forth in Schedule 2.9(a) hereto, each Seller has good and marketable title to all real and personal, tangible and intangible, property and other assets reflected in the Financial Statements or acquired after the Financial Statement Date, free and clear of all Liens, Claims and Orders except Permitted Liens.  All properties used by the Sellers in the Business as of the Financial Statement Date are reflected in the Financial Statements in accordance with and to the extent required by GAAP, except as to those assets that are leased and those assets set forth in Schedule 2.9(b) hereto that are to be utilized in connection with the performance of the Sellers’ obligations under the Management Services Agreement.

(b)

All the leases that are part of the Acquired Assets are in full force and effect, and valid and enforceable in accordance with their respective terms.  No Seller has received any notice of any, and there exists no event of default or event that constitutes or would constitute (with notice or lapse of time or both) a default by the Seller or any other Person under any lease.  All rent and other amounts due and payable with respect to the leases that are part of the Acquired Assets have been paid through the date of this Agreement and all rent and other amounts due and payable with respect to the leases that are part of the Acquired Assets that are due and payable on or prior to the Closing Date will have been paid prior to the Closing Date.  No Seller has received written notice that the landlord with respect to any real property lease that is part of the Acquired Assets would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or market rentals.

(c)

Schedule 2.9(c) hereto sets forth a complete and accurate summary of all leased assets that have annual rental payments in excess of $25,000 describing the expiration date of such lease, the name of the lessor, the annual rental payment and whether a consent is required from the lessor to consummate the transactions contemplated hereby. None of the Acquired Assets is or will be on the Closing Date subject to any (i) Contracts of sale or lease (except as disclosed in Schedule 2.9(c)), except Contracts for the sale of inventory in the ordinary and regular course of business or (ii) Liens, except for Permitted Liens and the Liens set forth in Schedule 2.9(d) hereto.

(d)

There has not been since the Financial Statement Date, and will not be prior to the Closing Date, any sale, lease, or any other disposition or distribution by any Seller of any of the Acquired Assets, now or hereafter owned by it, except transactions in the ordinary and regular course of business or as otherwise consented to by the Purchaser.  Immediately after the Closing, the Purchaser will own, or have the unrestricted right to use, all properties and assets that are used (or necessary) in connection with the Business on the same economic basis as before the Closing, except as to those assets set forth in Schedule 2.9(b) hereto that shall be utilized in connection with the performance of the Sellers’ obligations under the Management Services Agreement.

2.10

Litigation.  Schedule 2.10 hereto sets forth a true and complete list of all Claims and Orders involving Parent or any Seller since January 1, 2000 relating to the Business.  Except as set forth in Schedule 2.10 hereto, to the best knowledge of Parent or any Seller, there is no Claim or Order relating to the Business threatened against Parent or any Seller nor is there any reasonable basis therefor.  Except as set forth on Schedule 2.10 hereto, Sellers are fully insured with respect to each of the matters set forth on Schedule 2.10 hereto and no Seller has received any opinion or a memorandum or advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or obligations which could have an adverse effect in excess of $50,000.

2.11

Tax Matters.

(a)

Except as set forth on Schedule 2.11(a) hereto, each Seller through the Parent or otherwise has timely filed all Tax Returns required to be filed with respect to the Business and the Acquired Assets under applicable Regulations and all such Tax Returns are materially complete and correct and have been prepared in compliance with all applicable Regulations and has duly paid all Taxes due or claimed to be due by all Taxing Authorities.  Except as set forth on Schedule 2.11(a) hereto, no Seller has requested any extension of time within which to file or send any Tax Return.  All Taxes due with respect to the Business and Acquired Assets for all Pre-Closing Periods prior to the Closing Date have been paid or fully reserved against on the Financial Statements in accordance with GAAP, and no Seller has liability, absolute or contingent, for the payment of any Tax under the Code or under the laws of any state or locality.  From the date hereof until the Closing Date each Seller shall fully reserve on its financial statements all amounts necessary for the payment of all Taxes that have accrued up to and including the Closing Date.  All Taxes which are required to be withheld or collected by the Sellers have been duly withheld or collected and, to the extent required, have been paid to the proper Taxing Authority or properly segregated or deposited as required by applicable law.  Each Seller has disclosed on Tax Returns all positions taken therein that could give rise to a substantial understatement of federal income Tax within the meaning of section 6662 of the Code.  There are no Liens for Taxes upon any property or assets of the Sellers, except for Liens for Taxes not yet due and payable.  Except as set forth on Schedule 2.11(a) hereto, no Seller has executed any waiver of the statute of limitations on the right of the Internal Revenue Service or any other Taxing Authority to assess additional Taxes or to contest the income or loss with respect to any Tax Return.  No Claim has ever been made by a Taxing Authority in a jurisdiction where any Seller does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.  Except as set forth on Schedule 2.11(a) hereto, no Seller has been a member of an affiliated group filing consolidated or combined federal, state, local or foreign income Tax Returns or has any liability for the Taxes of any other Person under Treasury regulation § 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise other than Parent.  The basis of any depreciable assets, and the methods used in determining allowable depreciation (including cost recovery), of the Sellers, are, to the best knowledge of the Sellers, correct and in compliance with the Code.

(b)

Except as set forth on Schedule 2.11(b) hereto, during the 36 months preceding the date of this Agreement, (i) none of the Sellers has been the subject of an audit or other examination of Taxes by the tax authorities of any nation, state or locality; (ii) no such audit is contemplated or pending; (iii) none of the Sellers has  received any written notices from any taxing authority relating to any issue which could affect the Tax liability of the Corporation or any of its Subsidiaries; and (iv) none of the Sellers is presently contesting a Tax liability before any court, tribunal or agency. The items relating to the business, properties or operations of the Sellers on the Tax Returns filed by the Sellers for all taxable years (including the supporting schedules filed therewith), available copies of which have been supplied (or will be promptly supplied upon request) to the Purchaser, state accurately, in all material respects the information requested with respect to the Sellers and such information was derived from the Sellers’ books and records.

(c)

No Seller is subject to any Contract, joint venture, partnership, or other arrangement that would be treated as a partnership for Tax purposes.  No Seller is party to any Tax sharing, indemnification or similar agreement.

(d)

Schedule 2.11(d) hereto lists all federal, state, local and foreign income Tax Returns and all other Tax Returns for which the annual tax liability is at least $25,000 for taxable periods ending on or after December 31, 2000 and indicates those Tax Returns that have been audited and those that are the subject of audit.

(e)

None of the assets of the Sellers constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the Code, and none of the assets of the Sellers are subject to a lease, safe harbor lease, or other arrangement as a result of which a Seller is not treated as the owner for Tax purposes.

(f)

No Seller has made any payments, is not obligated to make any payments nor is it party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Section 280G and Section 4999 of the Code.

(g)

No Seller (except for Creative Canada) is a foreign person within the meaning of Treas. Reg. 1.1445-2(b)(2)(i) and each Seller will provide the Purchaser with the appropriate certification described in Treas. Reg. 1.1445-2(b)(2)(iv) on the Closing Date.

(h)

None of the assets sold by Creative Canada pursuant to this Agreement constitutes a “United States real property interest” within the meaning of Section 897(c) of the Code.

(i)

Except as set forth on Schedule 2.11(i) hereto, no written claim has ever been made by any Taxing Authority in a jurisdiction where the Sellers do not file Tax Returns with respect to the income or operations of the Business or the ownership of the Acquired Assets that the Sellers are or may be subject to taxation by that jurisdiction with respect to the income or operations of the Business or the ownership of the Acquired Assets.

(j)

Except as set forth on Schedule 2.11(j) hereto, no power of attorney has been granted by the Sellers with respect to any matter relating to Taxes that is currently in force.

2.12

Compliance with Law and Certifications.

(a)

Except as set forth in Schedule 2.12(a) hereto, each Seller has during the 36 months preceding the date of this Agreement operated and as of the date hereof is in material compliance with regard to its operations, practices, real property, plants, structures, machinery, equipment and other property, employees, products and services and all other aspects of its business, with all applicable Regulations and Orders, including, without limitation, all Regulations relating to the safe conduct of business, environmental protection, quality and labeling, antitrust, consumer protection, equal opportunity, discrimination, health, sanitation, fire, zoning, building and occupational safety.  Except as set forth in Schedule 2.12(a) hereto, there are no Claims pending, or to Sellers’ Knowledge threatened, nor has any Seller received any written notice, regarding any violations of any Regulations or Orders enforced by any Authority claiming jurisdiction over the Seller.

(b)

Except as set forth in Schedule 2.12(b) hereto, each Seller holds all material registrations, accreditations and other certifications required for the conduct of the Business by any authority or trade group and the Seller has operated in compliance with the terms and conditions of all such registrations, accreditations and certifications.  No Seller has received any notice alleging that it has failed to hold any such material registration, accreditation or other certification.

2.13

ERISA and Related Matters.  Set forth on Schedule 2.13 hereto is a true and complete list of each employee benefit plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)) and material fringe benefit plan contributed to or required to be contributed to within the thirty-six (36) months preceding the date of this Agreement by a Seller or any Subsidiary, with respect to any present or former employee of a Seller or any Subsidiary and/or the Business (“Employee Benefit Plans”).  Except as set forth on Schedule 2.13 hereto, no Employee Benefit Plan is sponsored or maintained by a Seller or any Subsidiary.  Except as set forth on Schedule 2.13 hereto, neither the Sellers nor any Subsidiary (nor any employer (whether or not incorporated) that would be treated together with the Seller or any Subsidiary as a single employer within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended), has ever maintained or contributed to, or had any obligation to contribute to (or borne any liability with respect to) any “employee pension benefit plan,” within the meaning of Section 3(2) of ERISA, that is a “multiemployer plan,” within the meaning of Section 3(37) of ERISA, or subject to Section 412 of the Code, or Section 302 or Title IV of ERISA.  Except for the amendments set forth in Schedule 2.13, for which a determination has not yet been requested, each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code, has, as currently in effect, been determined to be so qualified by the Internal Revenue Service, and since the date of each such determination, no event has occurred and no condition or circumstance has existed that resulted or is likely to result in the revocation of any such determination.  The Sellers and each Subsidiary have complied in all respects with the applicable requirements of Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code (“COBRA”), and will comply with all COBRA obligations arising in connection with the transactions contemplated hereby, and neither the Sellers nor any Subsidiary is subject to any liability as a result of any failure to administer or operate any “group health plan” (as defined in COBRA) in compliance with COBRA, except to the extent that any such non-compliance would not result in material liability to the Purchaser.  Except as set forth in Schedule 2.13 hereto, full payment has been made of all amounts which the Sellers or any Subsidiary is required under applicable Regulation or under any Employee Benefit Plan or any Contract relating to any Employee Benefit Plan to have paid as contributions or premiums thereunder as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof.  To the Sellers’ Knowledge, no litigation or administrative or other proceeding, audit, examination or investigation is pending or asserted, or, to the best knowledge of the Sellers, threatened, anticipated or expected to be asserted with respect to any Employee Benefit Plan or the assets of any such plan (other than routine claims for benefits arising in the ordinary course).  Except as set forth on Schedule 2.13 hereto, the execution of this Agreement and the consummation of the transactions contemplated hereby, do not constitute a triggering event under any Employee Benefit Plan, policy, arrangement, statement, commitment or agreement, whether or not legally enforceable, which (either alone or upon the occurrence of any additional or subsequent event) will or may result in any payment (whether of severance pay or otherwise), “parachute payment” (as such term is defined in Section 280G of the Code), acceleration, vesting or increase in benefits to any present or former employee or director of the Sellers or any Subsidiary.  Except as set forth on Schedule 2.13 hereto, neither the Sellers nor any Subsidiary has any obligation under any Employee Benefit Plan or otherwise to provide post-employment or retiree welfare benefits to any former employee or any other Person, except as specifically required by COBRA.

2.14

Intellectual Property.

(a)

Schedule 2.14 hereto is a complete and accurate list of all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, registered copyrights and applications for registration thereof, Internet domain names and URLs, corporate and business names, trade names, brand names and material computer software programs used or held for use in the Business by the Sellers.  To the extent indicated on such schedule, the Intellectual Property listed on Schedule 2.14 hereto has been duly registered in, filed in or issued by the United States Patent and Trademark Office, United States Copyright Office, a duly accredited and appropriate domain name registrar, the appropriate offices in the various states of the United States and the appropriate offices of other jurisdictions (foreign and domestic), and each such registration, filing and issuance remains in full force and effect as of the Closing Date.  Copies of all items of Business Intellectual Property that have been reduced to writing or other tangible form have been delivered by the Sellers to the Purchaser (including, without limitation true and complete copies of all related licenses, and amendments and modifications thereto).

(b)

Except as set forth in Schedule 2.14 hereto, no Seller is a party to any license or Contract, whether as licensor, licensee, or otherwise with respect to any Intellectual Property.  To the extent any Intellectual Property is used under license in the Business by the Sellers, no notice of a material default has been sent or received by any Seller under any such license which remains uncured and the execution, delivery or performance of the Sellers’ obligations hereunder will not result in such a default.  Each such license agreement is a legal, valid and binding obligation of the applicable Seller and each of the other parties thereto, enforceable in accordance with the terms thereof.

(c)

Except as set forth in Schedule 2.14 hereto, each Seller owns or is licensed to use all of the Business Intellectual Property, free and clear of any Liens, Orders and other adverse Claims, without obligation to pay any royalty or any other fees with respect thereto.  Except as set forth on Schedule 2.14 hereto, the Sellers’ use of the Business Intellectual Property (including, without limitation, the manufacturing, marketing, licensing, sale or distribution of products and the general conduct and operations of the business of the Sellers) does not violate, infringe, misappropriate or misuse any intellectual property rights of any third party.  No Business Intellectual Property has been cancelled, abandoned or otherwise terminated and all renewal and maintenance fees in respect thereof have been duly paid.  There are no actions that must be taken or payments that must be made by the Sellers within 180 days following the Closing Date that, if not taken, will adversely affect the Business Intellectual Property.  Each Seller has the exclusive right to file, prosecute and maintain all applications and registrations with respect to the Business Intellectual Property that is owned by the Seller.

(d)

Except as set forth in Schedule 2.14 hereto, no Seller has received any written notice or Claim from any third party challenging the right of the Seller to use any of the Business Intellectual Property.  The Business Intellectual Property constitutes all the Intellectual Property necessary to operate the Business as of the Closing Date and thereafter, in the manner in which it is presently operated.

(e)

Except as set forth in Schedule 2.14 hereto, no Seller has made any Claim in writing of a violation, infringement, misuse or misappropriation by any third party (including, without limitation, any employee or former employee of the Seller) of its rights to, or in connection with any Business Intellectual Property, which Claim is still pending.  Except as set forth in Schedule 2.14 hereto, no Seller has entered into any Contract to indemnify any other Person against any charge of infringement of any Business Intellectual Property, other than indemnification provisions contained in purchase orders or license agreements arising in the ordinary course of business.

(f)

Except as set forth in Schedule 2.14 hereto, to the best knowledge of the Sellers, there is no pending or threatened Claims by any Person or Authority of a violation, infringement, misuse or misappropriation by the Sellers of any Intellectual Property owned by any third party, or of the invalidity of any patent or registration of a copyright, trademark, service mark, domain name, or trade name included in the Business Intellectual Property.  To the best knowledge of the Sellers, no Seller knows of any valid basis for any such Claims.

(g)

Except as set forth in Schedule 2.14 hereto, there are no interferences or other contested proceedings, either pending or, to the best knowledge of the Sellers, threatened, in the United States Copyright Office, the United States Patent and Trademark Office, or any governmental Authority (foreign or domestic) relating to any pending application with respect to the Business Intellectual Property.

(h)

Each Seller has secured valid written assignments from all Persons (including, without limitation, consultants and employees) who contributed to the creation or development of Business Intellectual Property of the rights to such contributions that the Seller does not already own by operation of law.

(i)

Each Seller has taken all necessary and reasonable steps to protect and preserve the confidentiality of all trade secrets, know-how, source codes, databases, customer lists, schematics, ideas, algorithms and processes and all use, disclosure or appropriation thereof by or to any third party has been pursuant to the terms of a written agreement between such third party and the Seller.  No Seller has breached any Contracts of non-disclosure or confidentiality.

(j)

Except as set forth in Schedule 2.14 hereto, for the twelve month period prior to the Closing Date, the Internet domain names and URLs of the Business Intellectual Property (together with any content and other materials accessible and/or displayed thereon, the “Sites”) direct and resolve to the appropriate Internet protocol addresses and are and have been maintained and accessible to Internet users on those certain computers used by the Sellers to make the Sites so accessible (the “Server”) approximately twenty-four (24) hours per day, seven (7) days per week (“24/7”) and are and have been operational for downloading content from the Server on a 24/7 basis.  Except as set forth in Schedule 2.14 hereto, each Seller has fully operational back-up copies of the Sites (and all related software, databases and other information), made from the current versions of the Sites as accessible to Internet users on the Server (and copied directly therefrom) which copies will have been made at least every two weeks from the date hereof until the Closing Date.  Such back-up copies are kept in a safe and secure environment, fit for the back-up of media, and are not located at the same location of the Server.  No Seller has reason to believe that the Sites will not operate on the Server or will not continue to be accessible to Internet users on a 24/7 basis prior to, at the time of, and after the Closing Date.

2.17

Customer Warranties.  Except as set forth in Schedule 2.15 hereto, there have been no pending, nor to the Knowledge of the Sellers, threatened, Claims under or pursuant to any warranty, whether expressed or implied, on products or services sold prior to the Closing Date by the Sellers that are not disclosed in the Financial Statements and that are not fully reserved against in accordance with GAAP.  All of the services rendered by the Sellers (whether directly or indirectly through independent contractors) have been performed in conformity with all of the Sellers’ express warranties, if any, and, in all material respects, with all of the Sellers’ applicable contractual commitments, and the Sellers do not nor shall any Seller have any liability for replacement or repair or for other damages relating to or arising from any such services, except for amounts incurred in the ordinary course of business which are immaterial in the aggregate and not required by GAAP to be disclosed in the Financial Statements.

2.16

Products Liability.  Except as set forth in Schedule 2.16 hereto, during the 36 months preceding the date of this Agreement (a) there is no Claim by or before any Authority against or involving the Sellers or concerning any product assembled, shipped, sold or delivered by or on behalf of a Seller relating to or resulting from an alleged defect in assembly, materials or workmanship of any product assembled, shipped, sold or delivered by or on behalf of a Seller or any alleged failure to warn, or any alleged breach of implied warranties or representations, and, to the best knowledge of the Sellers, none has been threatened nor is there any valid basis for any such Claim; and (b) Sellers have not been required to undertake any Recall with respect to any product assembled (or to be assembled) by or on behalf of a Seller.  The Sellers have complied with all assembly standards, testing procedures, and product specifications prescribed by the manufacturers of the products assembled by the Sellers.

2.17

Environmental Matters.  Neither the Business nor the operation thereof has violated any applicable Environmental Law and there has been no condition or Occurrence which, with notice or the passage of time or both, would constitute a material violation of any Environmental Law.

2.18

Capital Expenditures and Investments.  The Sellers have outstanding Contracts and a budget for capital expenditures and investments that are Assumed Obligations as are set forth in Schedule 2.18 hereto which includes a schedule of all monies disbursed on account of capital expenditures and investments made by the Sellers since the Financial Statement Date.  Except as set forth on Schedule 2.18 hereto, the Sellers have made a proportionate amount of the annual capital expenditures budgeted to be made as set forth in the 2004 budget therefor in the 2004 Profit Plan previously provided the Purchaser.

2.19

Dealings with Affiliates.  Schedule 2.19 hereto sets forth a complete and accurate list and description of the economic terms, including the parties, of all Contracts included in the Acquired Assets or Assumed Liabilities (generating revenues in excess of $100,000, $200,000 and $300,000 for the years 2003, 2002 and 2001, respectively) to which a Seller is, will be or has been a party, at any time from December 31, 2000 to the Closing Date, and to which any one or more of (a) the Sellers, (b) the Sellers’ Affiliates, or (c) any Person in which the Sellers or an Affiliate of the Sellers has, directly or indirectly, made an Investment, is also a party.  Except as set forth in Schedule 2.19 hereto, since December 31, 2000, no Seller has made any payments, loaned or borrowed any funds or property or made any credit arrangement or accommodation with any Affiliate or employee of the Sellers in excess of $50,000, $100,000 and $150,000 for the years 2003, 2002 and 2001, respectively, except for the payment of employee salaries, bonuses, expense reimbursements, relocation and severance payments and director compensation in the ordinary course of business.

2.20

Insurance.  All of the Policies have been in full force and effect, all premiums with respect thereto covering all periods up to and including the Closing Date have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any Policy.  Schedule 2.20 hereto sets forth a complete and accurate summary of all Policies, including name of insurer, the types, dates and amounts of coverage, any material coverage exclusion and a non-itemized statement of the Claims paid out, and Claims pending, as to each Policy for the two (2) years ended December 31, 2003.  No Seller has breached or otherwise failed to perform in any material respect its obligations under any of the Policies nor has any Seller received any adverse notice or communication from any of the insurers party to the Policies with respect to any such alleged breach or failure in connection with any of the Policies.  All Policies are sufficient for compliance with all Regulations and all Contracts to which the Sellers are subject and are to the Sellers’ knowledge valid, outstanding, collectible and enforceable policies, and prior to the Closing Date will not in any way be affected by, or terminate or lapse by reason of, the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.  Except as set forth in Schedule 2.20 hereto, all of the Policies remain in full force and effect through the Closing Date.

2.21

Accounts Receivable; Inventories.  The accounts receivable of the Sellers reflected in the Financial Statements and such additional accounts receivable as are reflected on the books of the Sellers on the date hereof and included in the Acquired Assets are current, good and collectible except to the extent reserved against thereon (which reserves have been determined based upon actual prior experience and GAAP and are consistent with prior practices).  All such accounts receivable (except to the extent so reserved against) are valid, genuine and subsisting, arise out of bona fide sales and deliveries of goods, performance of services or other business transactions and are not subject to defenses, and, except as set forth in Schedule 2.21 hereto, deductions, setoffs or counterclaims and, except as set forth in Schedule 2.21 hereto, do not include any (a) deferred billing that is not yet invoiced or (b) estimated earnings on uncompleted projects. The inventories reflected on the Financial Statements and held by the Sellers on the date hereof and included in the Acquired Assets do not include any items which are not usable or saleable in the ordinary course of business of the Sellers or are obsolete or discounted items.  Such inventories have been reflected on such balance sheets at the lower of cost or market value (taking into account the usability or salability thereof) in accordance with GAAP.  None of such inventories have been written up in value or repurchased by, or returned to, a Seller at an increased value.  Except as set forth in Schedule 2.21 hereto, all such inventories are owned free and clear and are not subject to any Lien except to the extent reserved against or reflected in the Financial Statements.  Since the Financial Statement Date, inventories of raw materials and supplies have been purchased by the Sellers in the ordinary course of business, consistent with anticipated seasonal requirements, and the volumes of purchases thereof and orders therefor have not been reduced or otherwise changed in anticipation of the transactions contemplated by this Agreement.  Except as set forth in Schedule 2.21 hereto, no Seller is aware of any material adverse conditions affecting the supply of materials available to the Seller, and, to the best knowledge of the Seller, the consummation of the transactions contemplated hereby will not adversely affect any such supply.

2.22

Brokerage.  There are no Claims for brokerage commissions, investment banking or finders’ fees or expenses or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or Contract binding upon the Seller.

2.23

Customers and Suppliers.  Schedule 2.23 hereto sets forth a complete and accurate list of (a) each customer that accounted for more than one million dollars ($1,000,000) of the consolidated revenues and/or income of each Seller during the 14 months (including the last full fiscal year and the interim period) through March 6, 2004 and the amount of revenues accounted for by such customer during such period and (b) each supplier that is the sole supplier of any significant product or component to each Seller.  To Sellers’ Knowledge, except as set forth on Schedule 2.23 hereto, no material customer of any Seller will stop, or decrease the rate of, buying materials, products or services from the Seller. No unfilled customer order or commitment obligating any Seller to process, manufacture, assemble or deliver products or perform services will result in a loss to any Seller upon completion of performance.  To Sellers’ Knowledge, no inquiry having been made, no material supplier of any Seller will stop, or decrease the rate of, supplying materials, products, or services to the Seller.  To Sellers’ Knowledge, no inquiry having been made, no purchase order or commitment of any Seller is in excess of normal requirements, nor are prices provided therein in excess of current market prices for the products or services to be provided thereunder.  To Sellers’ Knowledge, no inquiry having been made, as of the date of this Agreement the consummation of the transactions contemplated hereby will not have a material adverse effect on the Business’ relationship with any customer or supplier listed on Schedule 2.23 hereto.  To the Sellers’ Knowledge, no Seller has charged one or more of its customers higher rates in exchange for a more favorable contract between such customer and an affiliate of such Seller.

2.24

Permits.  The Permits listed on Schedule 2.24 hereto are the only Permits that have been required for the Sellers to conduct the Business in accordance with applicable Regulations and Orders of any Authority.  Each Seller has duly and validly held all such Permits, and each such Permit has been in full force and effect and, to the best of the knowledge of the Seller, no suspension or cancellation of any such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

2.25

Improper and Other Payments.  Except as set forth on Schedule 2.25 hereto, (a) neither the Sellers, any director, officer, key employee thereof, nor, to the Sellers’ knowledge, any agent or representative of the Sellers nor any Person acting on behalf of any of them, has made, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person or Authority, (b) no contributions have been made, directly or indirectly, to a domestic or foreign political party or candidate, (c) no improper foreign payment (as defined in the Foreign Corrupt Practices Act) has been made, and (d) the internal accounting controls of the Sellers are believed by the Sellers’ management to be adequate to detect any of the foregoing under current circumstances.

2.26

Disclosure.  Neither this Agreement nor any of the Contracts, exhibits, attachments, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers with respect to the transactions contemplated hereby contains any untrue statement of a material fact or omits a material fact necessary to make each statement contained herein or therein not misleading.  There is no fact which the Sellers have not disclosed to the Purchaser herein and of which the Sellers, or any of the individuals specified in the definition of “Knowledge” in Section 13.3 below is aware which could reasonably be anticipated to have a Material Adverse Effect on the Business or the ability of the Purchaser to continue the Business in the same manner as the Sellers conducted the Business prior to the Closing Date.  The Sellers have disclosed to the Purchaser all material information relating to the Business or the transactions contemplated by this Agreement.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Sellers as follows as of the date hereof and as of the Closing Date:

3.1

Corporate Organization, Etc.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted and to own, operate and lease its properties and assets.  The Purchaser is duly qualified or licensed to do business and is in corporate and Tax good standing in every jurisdiction in which the conduct of its business, or the ownership or lease of its properties, require it to be so qualified or licensed.

3.2

Authorization, Etc.  The Purchaser has full power and authority to enter into this Agreement and the agreements contemplated hereby to which the Purchaser is a party and to consummate the transactions contemplated hereby and thereby.  The execution, delivery and performance of this Agreement and all other agreements and transactions contemplated hereby have been duly authorized by the Board of Directors of the Purchaser and no other corporate proceedings on its part are necessary to authorize this Agreement and the agreements contemplated hereby and the transactions contemplated hereby and thereby.  This Agreement and all other agreements contemplated hereby to be entered into by the Purchaser each constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

3.3

No Violation.  Except as set forth in Schedule 3.3 hereto, the execution, delivery and performance by the Purchaser of this Agreement, and all other agreements contemplated hereby, and the fulfillment of and compliance with the respective terms hereof and thereof by the Purchaser, do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (whether with or without due notice, the passage of time or both), (c) result in a violation of, or (d) require any authorization, consent, approval, exemption or other action by, or notice to, or filing with any third party or Authority pursuant to, the charter or bylaws of the Purchaser or any applicable Regulation, Order or Contract to which the Purchaser or its properties are subject.  The Purchaser has complied with all applicable Regulations and Orders in connection with its execution, delivery and performance of this Agreement, the agreements contemplated hereby, and the transactions contemplated hereby and thereby.

3.4

Financial Statements. Attached as Schedule 3.4 hereto is a projected pro forma balance sheet of the Purchaser as of the Closing Date, assuming the purchase of the Acquired Assets and based upon the assumptions contained therein.

ARTICLE IV

COVENANTS OF THE SELLERS

Until the Closing Date, except as otherwise consented to or approved by the Purchaser in writing, each Seller agrees that it shall act, or refrain from acting where required hereinafter, to comply with the following:

4.1

Regular Course of Business.  Each Seller shall (a) operate its business diligently and in good faith, consistent with past management practices; (b) maintain all of its properties in customary repair, order and condition, reasonable wear and tear excepted; (c) maintain (except for expiration due to lapse of time) all leases and Contracts in effect without change except as expressly provided herein; (d) comply with the provisions of all Regulations and Orders applicable to the Seller and the conduct of the Business; (e) not cancel, release, waive or compromise any debt, Claim or right in its favor having a value in excess of $25,000 individually or $50,000 in the aggregate, other than in connection with returns of inventory for credit or replacement in the ordinary course of business; (f) not alter the rate or basis of compensation of any of its officers, directors or employees other than in the ordinary course of business consistent with past practice; (g) maintain insurance coverage up to the Closing Date with the coverage and in the amounts set forth in Schedule 2.20 hereto; (h) maintain inventory, supplies and spare parts at customary operating levels consistent with current practices, and replace in accordance with past practice any inoperable, worn-out or obsolete assets with modern assets of comparable quality; (i) maintain its books, accounts and records in accordance with past custom and practice as used in the preparation of the Financial Statements; (j) maintain in full force and effect the existence of all Business Intellectual Property rights; (k) use its reasonable best efforts to preserve the goodwill and organization of the Business and its relationships with its customers, suppliers, employees and other Persons having business relations with it; (l) not take or omit to take any action that would require disclosure under Article II, or that would otherwise result in a breach of any of the representations, warranties or covenants made by the Seller in this Agreement or in any of the agreements contemplated hereby; and (m) not take any action or omit to take any action which act or omission would reasonably be anticipated to have a Material Adverse Effect.

4.2

Certain Prohibited Transactions.  No Seller shall commit or agree to, other than in the ordinary course of business and consistent with past practices, or without obtaining the prior written consent of Purchaser, (i) increase the salary or benefits of any employee of the Business or commit to pay any bonuses or other cash or property to any Person, including employees and stockholders of the Seller or its Subsidiaries, other than in the ordinary course of business, (ii) issue or directly or indirectly contract to issue, sell, encumber, assign or transfer any shares of stock of the Seller or the Seller’s Subsidiaries, or any securities exchangeable for or convertible into shares of stock of the Seller or the Seller’s Subsidiaries (including without limitation any employee stock options), (iii) declare or pay any dividends or agree to make any other distributions, including bonuses (outside of the ordinary course of business), with respect to any stock of the Seller, (iv) amend the Certificate of Incorporation or By-Laws of the Seller or any Subsidiary unless the amendments are necessary to comply with the terms of this Agreement, (v) effect any material transaction involving the Seller, which is inconsistent with the past practices of the Seller or not in furtherance of the business of the Seller, (vi) make any Investments or any capital expenditures that would be an Assumed Obligation, or commitments not necessary for the continued operations of the Seller in the ordinary course of business which have not been previously approved by the directors of the Seller, or committed to, or contracted for, prior to the date hereof, or fail to make capital expenditures as to the Acquired Assets as indicated in the 2004 capital expenditure annual budget in the 2004 Profit Plan previously provided the Purchaser (except as set forth on Schedule 2.18 hereto), (vii) incur, assume or Guarantee any Indebtedness not reflected on the Financial Statements except in the ordinary course of business under existing credit facilities as such credit facilities exist on the date hereof, (viii) make any loan or advance to any Person that would be an Assumed Obligation (other than accounts receivable made in the ordinary course of business) and shall collect in full any amounts that are Acquired Assets now due and outstanding from any Affiliate, (ix) make any charitable or other contributions to any Person that would be an Assumed Obligation, or commitments with respect thereto, or (x) sell or otherwise transfer or grant any Liens on or right to acquire any of the assets or other property owned or used in the Business.

4.3

Interim Financial Information and Audit.  Each Seller shall supply the Purchaser with unaudited monthly operating statements within thirty (30) days after the end of each month ending between the date hereof and the Closing Date, certified by each Seller’s chief financial officer as having been prepared in accordance with procedures employed by the Seller in preparing prior monthly operating statements and certifying that such financial statements were prepared in accordance with GAAP applied on a basis consistent with the Financial Statements and include all adjustments (all of which were normal recurring adjustments) necessary to fairly present the Seller’s financial position, results of operations and changes in financial position at and for such periods.

4.4

Full Access and Disclosure.  Each Seller shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Seller’s plants, properties, customers, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Seller.  Each Seller shall cause its officers, employees, counsel and auditors to furnish such additional financial and operating data and other information as the Purchaser shall from time to time reasonably request including, without limitation, any internal control recommendations made by its independent auditors in connection with any audit of the Seller.  From time to time prior to the Closing Date, each Seller shall promptly supplement or amend information previously delivered to the Purchaser with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or disclosed herein; provided, however, that such supplemental information shall not be deemed to be an amendment to any schedule hereto and shall not change the risk allocation of this Agreement among the Purchaser, the Parent and the Sellers if it relates to events or circumstances that occurred prior to the date hereof; provided, further, that if such supplemental information relates to events or circumstances that occur only after the date hereof such supplemental information shall, at the option of the Sellers, be deemed to be an amendment to the Sellers’ disclosure schedules.  If the Sellers indicate that the revised schedule is for disclosure purposes only, the Sellers shall remain liable for the items disclosed therein.  If the Sellers indicate it is an amendment, the Purchaser shall have the option to accept or reject any amendment on or prior to the Closing Date.  If the Purchaser accepts the amended schedules such schedules shall become a part of this Agreement.  If the Purchaser rejects an amendment to any schedule hereto prior to the Closing Date, the Purchaser may terminate this Agreement as provided in Article X.

4.5

Fulfillment of Conditions Precedent.  Each Seller shall use its best efforts to obtain at its expense all such waivers, Permits, consents, approvals or other authorizations from third Persons and Authorities, and to do all things as may be necessary or desirable in connection with transactions contemplated by this Agreement.

4.6

Customer Visits.  As soon as possible after the date hereof, but at least five (5) business days prior to the Closing Date, each Seller shall arrange for the Purchaser to have confidential meetings with customers of the Business listed on Schedule 4.6 hereto.

4.7

Confidentiality.  Except as may be required by law, Regulation or Order of an Authority of competent jurisdiction, each Seller agrees to keep secret and confidential, after the Closing, all non-public information concerning the Business, the Purchaser or any of its Affiliates that was acquired by, or disclosed to, the Seller prior to the Closing Date, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Seller and its Affiliates are bound); (b) was disclosed to the Seller by a third party not subject to any duty of confidentiality to the Business, the Purchaser or any of its Affiliates prior to its disclosure to the Seller by the Purchaser or any of its Affiliates; and (c) is disclosed by the Seller in the ordinary course of business in connection with communications with customers, vendors and other proper parties, provided that it is for a proper purpose solely for the benefit of the Business, the Purchaser or any of its Affiliates.

4.8

Amendment to Sellers’ Charters.  Within sixty (60) days following the Closing Date, each Seller shall amend its certificate or articles of incorporation, as the case may be, to reflect a name for each Seller that in no way resembles “Service Solutions,” “McCalla Company,” “Creative Canada,” or any derivations thereof.

4.9

Remaining Seller Obligations.  HSS shall remain liable, and agrees to timely remit payment, for any outstanding payment obligations to the former stockholders of McCalla Company (the “McCalla Stockholders”), pursuant to that certain Stock Purchase Agreement (the “Stock Purchase Agreement”) by and among HSS, the Parent, and the McCalla Stockholders and any obligations of the Seller under the Stock Purchase Agreement will be an Excluded Liability under this Agreement.  The Purchaser will have no duties, liabilities, obligations, or responsibilities whatsoever with respect to payments currently and hereinafter due and owing to the McCalla Stockholders in connection with the Stock Purchase Agreement. The Parent and the Sellers shall, as applicable, terminate the employment of the employees listed on Schedule 4.9 hereto prior to the Closing and shall pay any severance and other amounts owed to such employees.

ARTICLE V

COVENANTS OF THE PURCHASER

The Purchaser hereby covenants and agrees with the Seller that:

5.1

Confidentiality.  Except as may be required by law, regulation or Order of an Authority of competent jurisdiction, the Purchaser agrees that unless and until the transactions contemplated hereby have been consummated, the Purchaser and its representatives and its Affiliates and their representatives and advisors will hold in strict confidence all data and information obtained from the Sellers in connection with the transactions contemplated hereby, except any of the same which (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Purchaser and its representatives and advisors are bound); (b) was known to the Purchaser prior to its disclosure to the Purchaser as demonstrated by Purchaser’s written records; or (c) is disclosed to the Purchaser by a third party not subject to any duty of confidentiality to the Sellers prior to its disclosure to the Purchaser by the Sellers.  The Purchaser will use such data and information solely for the specific purpose of evaluating the transactions contemplated hereby.  If this Agreement is properly terminated, the Purchaser and its Affiliates and their representatives and advisors will promptly return to the Sellers or destroy all such data, information and other written material (including all copies thereof) which has been obtained by the Purchaser, and the Purchaser will make no further use whatsoever of any of such or the information and knowledge contained therein or derived therefrom.  The provisions of this Section 5.1 shall supersede any confidentiality or similar Contract that may exist between the Purchaser and the Seller prior to the date hereof.

5.2

Employees.  Effective upon completion of the Closing, Sellers shall terminate the employees of the Business and Purchaser shall simultaneously offer employment to the Canadian employees of Creative Canada in positions and on terms substantially similar to their current positions and terms of employment with Sellers.  Following the consummation of the transactions contemplated hereby, the Purchaser intends to offer employment to all current, full-time employees of the Business; provided, however, that any employee on long term disability will not be among the employees transferred to the Purchaser.  Subsequent to the Closing, the employees of the Business who become employed by the Purchaser shall be given the opportunity to elect a direct trustee-to-trustee transfer, in accordance with Section 401(a)(31) of the Code, of any distributions from Sellers’ qualified defined contribution retirement plans to a defined contribution plan maintained by the Purchaser.  The Purchaser agrees to cooperate with Seller and its agents in accomplishing such transfers.

5.3

Nonsolicitation.  Except pursuant to Section 5.2, for a period of 24 months following the Closing Date, neither the Purchaser nor its parent nor any of the Subsidiaries or any Person they acquire shall directly or indirectly, offer employment to any Person or agent who is then employed by the Parent or any Subsidiaries of Parent (or who was so employed at any time within the year prior to the date the Purchaser or its Parent employs or seeks to employ such person), or in any way encourage any such employees to leave their employment with Parent or any of its Subsidiaries; provided, however, that public solicitations of employment disseminated through general advertisements will not be deemed to violate this Section 5.3.

5.4

Product Liability Transition Activities.  Immediately following the Closing Date, the Purchaser shall make every commercially reasonable effort to direct its employees to discontinue use of any labels or other items identifying any product as having been assembled or installed by any Seller, and shall provide all its employees with new labels or other materials for use in identifying products as having been assembled or installed by the Purchaser. At least until the second anniversary of the Closing Date, the Purchaser shall require its employees to exclusively utilize such new labels or other materials in connection with the Business, and shall continue Sellers’ existing practice of maintaining product assembly worksheets, and after such two-year period, the Purchaser shall either continue such specific practices or shall otherwise employ commercially reasonable means to distinguish products Purchaser assembles from those assembled by Sellers prior to the Closing. The parties will work in good faith to resolve product liability claims from third parties expeditiously and with an effort to minimize dispute costs.

ARTICLE VI

OTHER AGREEMENTS

The parties further agree as follows:

6.1

Agreement to Defend.  In the event any action, suit, proceeding or investigation of the nature specified in Section 7.5 or Section 8.3 hereof is commenced, whether before or after the Closing Date, all the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto.

6.2

Further Assurances.  Subject to the terms and conditions of this Agreement, the parties hereto shall use their best efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations and Orders to consummate and make effective as promptly as possible the transactions contemplated by this Agreement and the agreements contemplated hereby, and to cooperate with each other in connection with the foregoing, including without limitation using their best efforts (a) to obtain all necessary waivers, consents, and approvals from other parties to loan agreements, leases, mortgages and other Contracts; (b) to obtain all necessary Permits, consents, approvals and authorizations as are required to be obtained under any Regulation or Order; (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby; (d) to effect all necessary registrations and filings including, but not limited to, submissions of information requested by Authorities; and (e) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the Purchaser and the Sellers further covenants and agrees that it shall use its respective best efforts to prevent, with respect to a threatened or pending preliminary or permanent injunction or other Regulation or Order the entry, enactment or promulgation thereof, as the case may be.

6.3

No Solicitation or Negotiation.  Each of the Parent and the Sellers jointly and severally agrees that, except as may be required by applicable law, until the date this Agreement is terminated, it shall not, directly or indirectly, through any officer, director, agent or representative of it or its Subsidiaries or otherwise, (a) submit, solicit, initiate, encourage or discuss any bid, proposal or offer from any Person or enter into any Contract or accept any offer relating to or to consummate any (i) reorganization, liquidation, dissolution or recapitalization of the Seller; (ii) merger or consolidation involving the Seller; (iii) purchase or sale of any of the assets or capital stock, Options, stock appreciation rights, phantom stock options or other similar equity based participations (or any rights to acquire, or securities convertible into or exchangeable for, any such capital stock, Options, stock appreciation rights, phantom stock options or other such securities) of the Seller (other than a purchase or sale of inventory and worn-out or obsolete assets in the ordinary course of business consistent with past custom and practice and in accordance with the terms of this Agreement); (iv) similar transaction or business combination involving the Seller or its assets; or (v) acquisition by the Seller of other businesses, whether by the purchase of assets or capital stock of another Person, (b) engage in discussions or negotiations with any Person other than the Purchaser with respect to, furnish any information with respect to, assist or participate in or facilitate in any other manner any effort or attempt by any Person to do or seek to do any of the foregoing, or (c) accept any competing offer or proposal prior to the expiration of the period described in this Section 6.3; provided however, nothing herein shall limit or restrict in any way the Seller from communicating with its legal, accounting and other professional advisors or lenders for the purpose of facilitating the transactions contemplated by this Agreement.  The Sellers shall notify the Purchaser immediately if any Person makes any proposal, offer, inquiry or contact to the Sellers or, to the Sellers’ knowledge, any other Person for the purpose of effectuating one or more of the foregoing transactions.

6.4

No Termination of Seller’s Obligations by Subsequent Dissolution.  Each Seller hereby agrees that its obligations pursuant to this Agreement shall not be terminated by the dissolution of the Seller, by operation of law or otherwise.

6.5

Deliveries After Closing.  From time to time after the Closing, at the Purchaser’s request and without further consideration from the Purchaser, each Seller shall execute and deliver such other instruments of conveyance and transfer and take such other action as the Purchaser reasonably may require to convey, transfer to and vest in the Purchaser and to put the Purchaser in possession of any rights or property to be sold, conveyed, transferred and delivered hereunder.

6.6

Non-Competition.

(a)

During the Noncompetition Period, neither Parent, Sellers nor any Subsidiary, or any Person under common ownership with Parent or any Seller, shall directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any Person, (i) engage in the business of providing Restricted Services; provided, however, that the record or beneficial ownership by the Parent or any Seller of five percent (5%) or less of the outstanding publicly traded capital stock of any such Person for investment purposes only shall not be deemed to be in violation of this Section 6.6 so long as the Parent or any Seller or any of their executive officers and directors is not an officer, director, employee or consultant of such Person; or (ii) solicit, induce, or influence any proprietor, partner, stockholder, lender, director, officer, employee, joint venturer, investor, consultant, agent, lessor, supplier, customer or any other Person which has a business relationship with the Business, the Purchaser or its Affiliates, at any time during the Noncompetition Period, to discontinue or reduce or modify the extent of such relationship with the Business.

(b)

During the Nonsolicitation Period, neither Parent nor Sellers nor any Subsidiary or Person under common ownership thereof shall in any capacity, either separately, jointly or in association with others, directly or indirectly employ or seek to employ any Person or agent who is then employed by the Business, the Purchaser or its Affiliates (or who was so employed at any time within the year prior to the date the Parent or any Seller employs or seeks to employ such Person) or in any way encourage any such employees to leave their employment with Purchaser or its Subsidiary or Person under common control therewith; provided, however, that public solicitations of employment disseminated through general advertisements will not be deemed to violate this Section 6.6.

(c)

Definitions.  For the purposes of this Section 6.6:

(i)

“Noncompetition Period” means five (5) years after the date of this Agreement.

(ii)

“Nonsolicitation Period” means three (3) years after the date of this Agreement.

(iii)

“Restricted Services” means the assembly, maintenance, merchandising and installation of consumer goods for retailers or manufacturers; provided that in the event that Parent or any Seller is acquired by any Person, such Person shall be permitted to continue to conduct its activities in the Business with its customers in existence immediately prior to the date such Person acquired Parent or any Seller.  Parent and Seller shall be liable for the violations of this Section 6.6 of (A) any of their Subsidiaries or employees acting within the scope of their employment, or (B) any Person under common control with the Parent or any Seller as a result of the acquisition of the Parent or such Seller by a third party. “Restrictive Services” shall not include (A) any set up and assembly activities of Parent or any of its Subsidiaries at trade shows, sales meetings, customer line reviews, customer account/manager shows, and in-house showrooms, (B) the assembly of displays in sporting good stores located in the State of Wisconsin by Parent or any of its Subsidiaries, or (C) incidental, occasional customer repairs at customer warehouses at no more than ten (10) stores, one (1) visit each, per fiscal quarter.

6.7

Public Announcements.  Attached as Exhibit 6.7 hereto is a true and complete copy of the press release, public announcement and publicity statement to be issued by the Sellers or any of their Affiliates or representatives disclosing the transactions contemplated by this Agreement.  With the exception of disclosures required to be made in filings with the Securities and Exchange Commission or any other Authority, the Sellers agree not to amend or modify Exhibit 6.7 hereto or to otherwise disclose or permit any of their Affiliates or representatives to publicly disclose any previously undisclosed information pertaining to this Agreement or the transactions contemplated hereby other than substantially as set forth on Exhibit 6.7 hereto without the prior approval of the Purchaser, which approval shall not be unreasonably withheld.

ARTICLE VII

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

Each and every obligation of the Purchaser under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Purchaser:

7.1

Representations and Warranties; Performance.  The representations and warranties of each of the Parent and the Sellers contained in Article II and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, each of the Parent and the Sellers, to the Purchaser, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein.  Each of the Parent and the Sellers shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date.  The president of each of the Parent and the Sellers shall have delivered to the Purchaser a certificate (which shall be addressed to the Purchaser and its lenders), dated the Closing Date, in substantially the form of Exhibit 7.1 attached hereto, certifying to the foregoing.

7.2

Consents and Approvals.  The Purchaser and each of the Parent and the Sellers shall have obtained any and all consents, approvals, Orders, Permits or other authorizations, including, but not limited to, all necessary approvals by the stockholders and Board of Directors of the Sellers and the Board of Directors of Parent, respectively, required by all applicable Regulations, Orders and Contracts involving the Sellers or binding on their properties and assets, with respect to the execution, delivery and performance of the Agreement and the agreements contemplated hereby, the financing and consummation of the transactions contemplated hereby and the conduct of the business of the Sellers in the same manner after the Closing Date as before the Closing Date.

7.3

Opinion of the Sellers’ and Parent’s Counsel.  The Purchaser shall have received an opinion of Parent’s and Sellers’ counsel (which will be addressed to the Purchaser and its lenders), dated the Closing Date, in substantially the form of Exhibit 7.3 attached hereto.

7.4

No Material Adverse Change.  There shall have been no Material Adverse Change since the date of this Agreement.  The Purchaser shall have received certificates (which shall be addressed to the Purchaser and its lenders), dated the Closing Date, of the president and chief financial officer of each of the Sellers and the Parent, respectively, in substantially the form of Exhibit 7.4 attached hereto, certifying to the foregoing.

7.5

No Proceeding or Litigation.  No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

7.6

Accounting Matters.  The Purchaser shall have received a certificate, dated the Closing Date, of the Sellers’ chief financial officers in form and substance satisfactory to the Purchaser, as to the accuracy of all of the Sellers’ Financial Statements in substantially the form of Exhibit 7.6 attached hereto.

7.7

Condition of Assets.  The Acquired Assets shall not have been damaged or destroyed, prior to the Closing Date, by fire or other casualty, whether or not fully covered by insurance, in an aggregate amount exceeding $100,000.

7.8

Proceedings and Documents.  All corporate and other proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in form and substance to the Purchaser and the Purchaser’s counsel, and each of the Parent and the Sellers shall have made available to the Purchaser for examination the originals or true, complete and correct copies of all records and documents relating to the business and affairs of the Seller and Parent that the Purchaser may reasonably request in connection with said transaction.

7.9

Secretary’s Certificate.  The Purchaser shall have received a certificate, by the secretary of each of the Parent and each Seller, as to the charter and bylaws of the Parent and the Seller, respectively, the resolutions adopted by the directors of Parent and directors and stockholders of the Seller, respectively, in connection with this Agreement, the incumbency of certain officers of the Parent and the Seller and the jurisdictions in which each Seller is qualified to conduct business in substantially the form of Exhibit 7.9 attached hereto.

7.10

Certificates of Good Standing.  At the Closing, each of the Parent and the Sellers shall have delivered to the Purchaser certificates issued by the appropriate governmental Authorities evidencing the good standing of each of the Parent and the Sellers as of a date not more than fifteen (15) days prior to the Closing Date as a corporation organized under the laws of the state of its incorporation.

7.11

Leases.  The Sellers’ leases shall not terminate, be subject to renegotiation or be limited or restricted in any way as a result of the transactions contemplated by this Agreement. Each of the Sellers’ lessors of real property for the properties located at Mooresville, North Carolina, Troy, Michigan and Vaughn, Ontario shall have executed a consent to assignment in substantially the form of Exhibit 7.11(a) attached hereto. The Parent shall have entered into the Sublease substantially the form of Exhibit 7.11(b) attached hereto for the Miamisburg, Ohio property. Parent’s lessor of real property for the Miamisburg facility shall have executed a consent to sublease in the form attached to the Sublease.

7.12

Customer Visits.  The Purchaser shall be satisfied in its sole discretion, notwithstanding anything set forth in the schedules attached hereto, with the results of customer meetings contemplated in Section 4.6 and customer-related due diligence.

7.13

Employment Agreements.  Messrs. Geoffrey W. Brownrigg, Donald C. Smith, Richard J. Mitchell, Jeffrey D. Matthews, Robert J. Provolish and James E. McCallister, shall have each executed and delivered employment agreements in substantially the form of Exhibit 7.13 attached hereto providing for the continued employment of such Persons with the Business and containing certain noncompetition provisions which shall inure to the benefit of, be enforceable by the Purchaser.

7.14

Creditor Consents.  The secured creditors of the Sellers shall provide at Closing such UCC termination statements, releases of mortgages and other releases of Liens as shall be required by the Purchaser and its lenders to release all Liens on the Acquired Assets in favor of such creditors on the Closing Date.

7.15

Bonus Payments.  The Sellers shall have paid in full any earned stay bonus, retention or other amounts due to employees of the Business, calculated as of the Closing Date.

7.16

Other Agreements.  Each of the Sellers and the Parent shall have executed the Management Services Agreement substantially in the form of Exhibit 8.5 hereto and Parent shall have executed the Assembly Contract with the Purchaser substantially in the form of Exhibit 7.16 hereto.

7.17

Other Documents.  Each of the Sellers and the Parent shall have furnished the Purchaser with such other and further documents and certificates, including certificates of each of the Sellers’ and the Parent’s officers and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF PARENT AND THE SELLERS

Each and every obligation of the Parent and the Sellers under this Agreement shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions unless waived in writing by the Parent and the Sellers:

8.1

Representations and Warranties; Performance.  The representations and warranties of the Purchaser contained in Article III and elsewhere in this Agreement and all information contained in any exhibit or schedule hereto delivered by, or on behalf of, the Purchaser to the Parent and the Sellers, shall be true and correct when made and on the Closing Date as though then made, except as expressly provided herein.  The Purchaser shall have performed and complied with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date.  The president of the Purchaser shall have delivered to the Parent and the Sellers a certificate, dated the Closing Date, in the form designated Exhibit 8.1 hereto, certifying to the foregoing.

8.2

Consents and Approvals.  The Purchaser shall have obtained any and all material consents, approvals, Orders, Permits or other authorizations required by all applicable Regulations or Orders involving the Purchaser, with respect to the execution, delivery and performance of the Agreement, and the consummation of the transactions contemplated hereby.

8.3

No Proceeding or Litigation.  No preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any Authority, or any Regulation or Order promulgated or enacted by any Authority shall be in effect which would prevent the consummation of the transactions contemplated hereby.

8.4

Secretary’s Certificate.  The Parent and the Sellers shall have received a certificate, by the secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser, the resolutions adopted by the directors of the Purchaser in connection with this Agreement, the incumbency of certain officers of the Purchaser and the jurisdictions in which the Purchaser is qualified to conduct business in substantially the form of Exhibit 8.4 attached hereto.

8.5

Other Agreements.  The Purchaser shall have executed the Management Services Agreement in the form of Exhibit 8.5 hereto.

ARTICLE IX

CLOSING

9.1

Closing.  Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the “Closing”) shall be held on Thursday, April 22, 2004, or on such other date (the “Closing Date”) as is mutually agreed-upon by the Purchaser and the Sellers, in the offices of the Purchaser’s lender’s counsel, provided that the Closing shall not occur, in any event, after May 29, 2004 (the “Expiration Date”).

9.2

Intervening Litigation.  If prior to the Closing Date any preliminary or permanent injunction or other Order issued by a court of competent jurisdiction or by any other Authority shall restrain or prohibit this Agreement or the consummation of the transactions contemplated hereby for a period of fifteen (15) days or longer, the Closing shall be adjourned at the option of either party for a period of not more than thirty (30) days.  If at the end of such thirty (30) day period such injunction or Order shall not have been favorably resolved, either party may, by written notice thereof to the other, terminate this Agreement, without liability or further obligation hereunder.

ARTICLE X

TERMINATION AND ABANDONMENT

10.1

Methods of Termination.  This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

(a)

by mutual consent of the Purchaser and the Sellers;

(b)

by the Purchaser or the Sellers if the transactions contemplated by this Agreement are not consummated on or before May 29, 2004; provided that if any party has breached or defaulted with respect to its obligations under this Agreement on or before such date, such party may not terminate this Agreement pursuant to this Section 10.1(b), and each other party to this Agreement may at its option enforce its rights against such breaching or defaulting party and seek any remedies against such party, in either case as provided hereunder and by applicable Regulation;

(c)

by the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied or if any Seller is otherwise in default under this Agreement or if at any time prior to the Closing Date it becomes apparent to the Purchaser that any Seller will be unable to satisfy one or more of the covenants or other agreements herein;

(d)

by the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied or if the Purchaser is otherwise in default under this Agreement, or if at any time prior to the Closing Date it becomes apparent to the Sellers that Purchaser will be unable to satisfy one or more of the covenants or other agreements herein;

(e)

by the Purchaser, if the Purchaser is not satisfied in its sole discretion  by the results of its customer visits provided for in Section 4.6 hereof; or

(f)

by Purchaser if, pursuant to the last sentence of Section 4.4 Sellers amend any disclosure schedules hereto and the matter disclosed in such amendment constitutes a Material Adverse Change.

10.2

Procedure Upon Termination.  If this Agreement is terminated as provided herein:

(a)

each party shall either destroy or redeliver all documents and other material of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof, to the party furnishing the same;

(b)

all information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used for the advantage of, or disclosed to third parties by, such party to the detriment of the party furnishing such information; and

(c)

this Section 10.2 and Section 5.1 shall survive termination of this Agreement for any reason, and other than as provided in this Article X, no non-breaching party hereto shall have any liability or further obligation to any other party to this Agreement.

ARTICLE XI

INDEMNIFICATION

11.1

Survival.  All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement, shall survive the execution of this Agreement and the Closing Date until all obligations set forth therein shall have been performed and satisfied notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto as follows: (a) the representations and warranties in Section 2.11 (Tax Matters) and Section 2.13 (ERISA and Related Matters) and their related schedules and the covenants contained in this Agreement shall survive until sixty (60) days after the date as of which the applicable statutes of limitations with respect to such matters expire (after giving effect to any extensions or waivers thereof); (b) the representations and warranties in Section 2.3 (Authorization), Section 2.4 (No Violation), Section 2.9 (Title and Related Matters), Section 2.22 (Brokerage) and Section 2.26 (Disclosure) and their related schedules shall survive indefinitely and not terminate; and (c) all other representations and warranties in this Agreement and their related schedules or in any of the written statements, certificates or other items prepared and delivered hereunder or to induce the consummation of any of the transactions contemplated hereby, shall terminate upon the expiration of the twenty-four (24)-month period commencing on the Closing Date; provided that the representations, warranties and indemnities for which an indemnification Claim shall be pending as of the end of the applicable period referred to herein shall survive with respect to such Claim until the final disposition thereof.  The representations and warranties in this Agreement and the schedules attached hereto or in any writing delivered in connection herewith shall in no event be affected by any investigation, inquiry or examination made for or on behalf of any party or be affected by the Knowledge of any officer, director, stockholder, employee, partner or agent of any party seeking indemnification hereunder or by the acceptance of any certificate or opinion from any third party.  In addition, in no event will any disclosure of any event or circumstance made after the date hereof and prior to the Closing serve to amend any representation or warranty for any purpose of this Agreement except as provided in Section 4.4.

11.2

Limitations.

(a)

Absent fraud, after the Closing, the aggregate amount of indemnifiable damages for which Parent and the Sellers shall be liable with respect to breaches of the representations and warranties made by Parent and the Sellers in Article II (other than Sections 2.3, 2.4, 2.9, 2.11, 2.13, 2.16 and 2.22 or for knowing or intentional misrepresentations or breaches of covenants and agreements which shall not be subject to such limitation) shall not exceed $7.5 million.

(b)

In the event the transactions contemplated hereby are not consummated as a result of a breach hereunder by the Purchaser, the maximum aggregate amount of indemnifiable damages for which the Purchaser shall be liable for hereunder shall equal $750,000.  The parties hereto agree that such amount is a fair estimate of the maximum amount of Parent and the Sellers’ potential damages, is an adequate remedy at law, and hereby agree not to assert any Claim in excess of such amount or a Claim for equitable relief.

(c)

Neither party shall be required to indemnify the other party under Sections 11.3(a) and 11.4(a) until the indemnifiable damages, individually or in the aggregate, exceed $100,000 (the “Hurdle Rate”), at which point such indemnifying party shall be responsible for all indemnifiable damages that may arise, irrespective of the Hurdle Rate; and provided that indemnifiable damages shall accumulate until such time as they exceed the Hurdle Rate, whereupon the party to be indemnified shall be entitled to seek indemnification for the full amount of such damages.

(d)

Indemnification Claims shall be reduced, by and to the extent, that an indemnitee shall receive proceeds under insurance policies, risk sharing pools, or similar arrangements specifically as a result of, and in compensation for, the subject matter of an indemnification Claim by such indemnitee provided that the availability of such proceeds for any indemnification Claim shall not be a defense to such Claim or be utilized as a means of delaying indemnification payments hereunder.

11.3

Indemnification by Parent and Sellers.  Each of Parent and the Sellers jointly and severally agree to, and shall, indemnify the Business, the Purchaser and its Subsidiaries and their respective officers, directors, employees, stockholders, representatives and agents and hold each of them harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

(a)

Subject to the limitations in Sections 11.1 and 11.2, any misrepresentation, breach of warranty, or non-fulfillment of any obligation on the part of Parent or the Sellers under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument delivered by Parent or the Sellers hereunder.

(b)

Any and all Excluded Liabilities, including, but not limited to, all Products Liability Claims.

(c)

All liability for worker’s compensation and other employee related claims, including, without limitation, severance and COBRA obligations, whether relating to past or present employees, insurance carriers or other Persons, that arise or accrue on or prior to the Closing Date.

(d)

All liability of the Sellers or Parent for Taxes that accrue on or prior to the Closing Date and any Tax liability of the Sellers or Parent arising in connection with the transactions contemplated hereby (including without limitation, (i) Tax liability arising from a Taxing Authority taking the position that any former or current subcontractor of the Sellers should have been, at any time prior to the Closing Date, treated as an employee of the Sellers and (ii) all Taxes for Pre-Closing Periods that are imposed on or with respect to the income or operations of the Business or the ownership of the Acquired Assets), but excluding any Taxes that have been reflected as a liability in the Closing Date Working Capital and resulted in the reduction of the Purchase Price.  Any Taxes, penalties or interest attributable to the operations of the Seller payable as a result of an audit of any Tax Return shall be deemed to have accrued in the period to which such Taxes, penalties or interest are attributable.

(e)

All environmental liability of the Sellers, including federal, state and local environmental liability, together with any interest or penalties thereon or related thereto, that arises or accrues on or prior to the Closing Date.

(f)

All liability for employee benefit plans, employee policies, employee Contracts, employee programs and/or employee arrangements of Parent and the Sellers or any of their Subsidiaries and Affiliates.

(g)

Any failure of any Sellers to have good, valid and marketable title to the Acquired Assets, free and clear of all Liens, Claims and Orders.

(h)

Any Claim for transaction costs and expenses.

(i)

All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

11.4

Indemnification by the Purchaser.  The Purchaser agrees to, and shall, indemnify the Sellers and Parent and hold them harmless, against and in respect of any and all damage, loss, deficiency, liability, obligation, commitment, cost or expense (including the fees and expenses of counsel) resulting from, or in respect of, any of the following:

(a)

Subject to the limitations in Sections 11.1 and 11.2, any misrepresentation, breach of warranty or non-fulfillment of any obligation on the part of the Purchaser under this Agreement, any document relating hereto or thereto or contained in any schedule to this Agreement or from any misrepresentation in or omission from any certificate, schedule, other Contract or instrument delivered by the Purchaser hereunder.

(b)

The Assumed Obligations.

(c)

Any and all claims, demands, suits, obligations or liabilities of any kind arising out of or relating to the operation of the Business on or after the Closing Date.

(d)

All demands, assessments, judgments, costs and reasonable legal and other expenses arising from, or in connection with, any action, suit, proceeding or Claim incident to any of the foregoing.

11.5

Third-Party Claims.

(a)

The following procedures shall be applicable with respect to indemnification for third-party Claims.  Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the “Indemnitee”) of notice of the commencement of any (i) Tax audit or proceeding for the assessment of Tax by any Taxing Authority or any other proceeding likely to result in the imposition of a Tax liability or obligation or (ii) any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation the other party to this Agreement (hereinafter the “Indemnitor”) is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a Claim thereon is to be, or may be, made against the Indemnitor, notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim, process and all legal pleadings.  As to Product Liability Claims, the Indemnitor shall have the exclusive right to defend such claims with counsel of its choosing.  As to all other Claims, the Indemnitor shall have the right to (i) participate in the defense of such action with counsel of reputable standing (and the firms of Dinsmore & Shohl LLP and Howrey, Simon, Arnold & White LLP are hereby conclusively deemed to be of such “reputable standing”) and (ii) assume the defense of such action by agreeing in writing to assume such defense within ten (10) business days of transmittal of written notice of the Claim by the Indemnitee, unless such Claim (A) may result in criminal proceedings, injunctions or other equitable remedies in respect of the Indemnitee or its business; (B) may result in material liabilities which, taken with other then-existing Claims under this Article XI, would not be fully indemnified hereunder; (C) may have a Material Adverse Effect on the business or financial condition of the Indemnitee after the Closing Date (including an effect on the Tax liabilities, earnings or ongoing business relationships of the Indemnitee); (D) is for an alleged amount of less than $25,000 but no more than $100,000 in the aggregate; (E) upon petition by the Indemnitee, if an appropriate court rules that the Indemnitor failed or is failing to vigorously prosecute or defend such Claim, in which events the Indemnitee shall assume the defense; or (F) is with respect to Taxes, in which case the Sellers shall have the right to assume the defense or settlement of such third-party Claim only if it solely relates (x) to Taxes with respect to the income or operations of the Business or the ownership of the Acquired Assets for a taxable year or other taxable period ending on or before the Closing Date or (y) to Taxes imposed upon the Sellers or the Parent.

(b)

The Indemnitor and the Indemnitee shall cooperate in the defense of any third-party Claims (although the Parent and the Sellers will in all cases retain complete control over all of the Product Liability Claims for which indemnification is sought).  In the event that the Indemnitor assumes or participates in the defense of such third-party Claim as provided herein, the Indemnitee shall make available to the Indemnitor all relevant records and take such other action and sign such documents as are reasonably necessary to defend such third-party Claim in a timely manner.  If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment plus all expenses (including legal fees and expenses) incurred by such Indemnitee in connection with such obligation or liability subject to this Article XI.  No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim; provided, however, with respect to a third-party Claim for Taxes, the Sellers shall not consent to entry of any judgment or enter into any settlement (or otherwise compromise) such Claim without the written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.  In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume as provided above, the Indemnitee shall have the full right to defend such Claim.

(c)

With respect to non-Product Liability Claims, prior to paying or settling any Claim against which an Indemnitor is, or may be, obligated under this Agreement to indemnify an Indemnitee, the Indemnitee must first supply the Indemnitor with a copy of a final court judgment or decree holding the Indemnitee liable on such Claim or failing such judgment or decree, must first receive the written approval of the terms and conditions of such settlement from the Indemnitor, which shall not be unreasonably withheld; provided however, that no written approval is required from the Indemnitor as to any third party Claim (i) that results solely in injunctions or other equitable remedies in respect of the Indemnitee or its business; (ii) that settles liabilities, or portions thereof, that are not subject to indemnification hereunder; or (iii) is for an amount of less than $25,000 but no more than $100,000 in the aggregate.

(d)

An Indemnitee shall have the right to employ its own counsel in any case and the fees and expenses of such counsel shall be at the expense of the Indemnitee unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim; (ii) the Indemnitor shall not have employed counsel in the defense of such Claim after ten (10) business days notice; or (iii) such Indemnitee shall have been advised by the counsel theretofore provided by the Indemnitor that such counsel has a conflict of interest in its continued representation of the Indemnitee; in any of the foregoing events such fees and expenses shall be borne by the Indemnitor.

(e)

With respect to the defense against any Product Liability Claims by third parties, the Purchaser and the Sellers and Parent acknowledge that during the course of the representation of either the Purchaser or any Seller or Parent, as the case may be, by retained counsel (the “Product Liability Counsel”), the potential exists for either the Purchaser or the Sellers or Parent to solicit the Product Liability Counsel in the interest of asserting or protecting interests that are adverse or different to the other party. These may constitute conflicts of interest that could prevent or otherwise inhibit the Product Liability Counsel’s ability to represent the Purchaser and/or the Sellers or Parent in connection with the defense against Product Liability Claims. Given that possibility, and in order to be fair to both the Purchaser and the Sellers and Parent, both the Purchaser and the Sellers and Parent consent to the continued representation of the Purchaser or any Seller and Parent by the Product Liability Counsel in the defense against such Product Liability Claims, so long as the interests advanced by the Product Liability Counsel in connection therewith are not directly or indirectly adverse to or different from those of the other party. Furthermore, the Purchaser and the Sellers agree that should they be engaged in any litigation, arbitration, dispute, or other adversarial conflict hereunder, neither party shall retain the Product Liability Counsel to represent or advise them in connection therewith. Purchaser understands that Parent and its Subsidiaries have had a regional counsel program in place since 1997 to handle Product Liability Claims and that, throughout that program, Parent and Sellers have invested substantial time, effort, and expense in retaining Product Liability Counsel, both as regional and local counsel.  Purchaser, Parent and Sellers agree that, as to all currently pending litigation, both the regional and local Product Liability Counsel retained to represent Parent and/or Sellers will be permitted to continue their representation of the Parent or any Seller in those matters. Furthermore, it is the intention and desire of the parties that the Parent, Sellers and Purchaser be able to retain these counsel for future litigation as well, so long as no other party to this Agreement is an adverse party in such litigation. Specifically with respect to conflicts of counsel issues, the Purchaser, Sellers, and Parent hereby waive any past, current or future conflicts, actual or potential, in order to accomplish this both as to currently pending litigation and future litigation. It is understood and agreed that the Purchaser, Parent and Sellers shall assert no cross, counter or third party claims against each other with respect to the use of Product Liability Counsel.

11.6

Security for the Indemnification Obligation.

(a)

Each Indemnitor shall pay the indemnification amount claimed by the Indemnitee in immediately available funds promptly within 30 days after the Indemnitee provides the Indemnitor with written notice of a Claim hereunder unless the Indemnitor in good faith disputes such Claim by written notice to the Indemnitee.  If the Indemnitor disputes such Claim in good faith (“Disputed Claim”), then promptly after the resolution of such dispute, the amount finally determined to be due, if any, shall be paid by the Indemnitor to the Indemnitee in immediately available funds within ten (10) days of such dispute resolution.  In the event the Indemnitor fails to pay the Indemnitee the amount of such indemnification Claim within such ten (10) day period the Indemnitor shall pay the Indemnitee interest on the amount of such indemnification Claim at a rate of 6% per annum, compounded monthly from the date of the original written notice of such indemnification Claim until the indemnification Claim is paid in full.

(b)

The parties shall use their best efforts to amicably resolve any Disputed Claims within fifteen (15) days of the date the Indemnitor gives written notice of the dispute to the Indemnitee.  If they are unable to resolve the Disputed Claim within that time, either party may then initiate a binding arbitration proceeding.  Such proceeding shall take place in Atlanta, Georgia and shall be conducted under the commercial dispute resolution rules of the American Arbitration Association before an arbitrator mutually acceptable to the parties, or if they are unable to agree upon an arbitrator, one chosen by the executive director of the American Arbitration Association.

(c)

If any Indemnitor fails to comply with its obligations to make cash payments to an Indemnitee in an aggregate amount sufficient to reimburse the Indemnitee for all losses resulting from an indemnified Claim within the times specified in Section 11.6(a), the Indemnitee may pursue any and all legally available rights of collection against the Indemnitor, subject only to the limitations set forth in Section 11.2 above.  Such rights shall include the right on the part of Purchaser to set-off any such unpaid obligation of any Seller against Purchaser’s payment obligations under the Seller Note, provided that Purchaser shall not have any such right of set-off against any other future payment obligations it may have to Sellers or to Parent other than the Seller Note, unless ordered by a court of competent jurisdiction.

ARTICLE XII

TAX MATTERS

12.1

Allocation of Taxes.

(a)

All Taxes and Tax liabilities with respect to the income or operations of the Business or the ownership of the Acquired Assets that relate to the Overlap Period shall be apportioned between the Sellers and the Purchaser as follows: (i) in the case of Taxes other than income, sales and use and withholding Taxes, on a per diem basis, and (ii) in the case of income, sales and use and withholding Taxes, as determined from the books and records of the Business as though the taxable year of the Business terminated at the close of business on the Closing Date.  The Sellers shall be liable for Taxes with respect to the income or operations of the Business or the ownership of the Acquired Assets that are attributable to the portion of the Overlap Period ending on and including the Closing Date.

(b)

All stamp, transfer, documentary, sales and use, value added, registration, and other such taxes and fees (including any penalties and interest) incurred in connection with this Agreement or any transaction contemplated hereby (collectively, the “Transfer Taxes”) shall be paid by the Sellers, and the Sellers shall, at their own expense, properly file on a timely basis all necessary Tax Returns, reports, forms, and other documentation with respect to any Transfer Tax and provide to the Purchaser evidence of payment of all Transfer Taxes.

12.2

Certain Actions.  The Sellers shall not take any actions (including, but not limited to, filing any Tax Return or amended Tax Return, responding to any audit or inquiry by a Taxing Authority, or settling or compromising any controversy with a Taxing Authority) that could affect the Tax liability of the Purchaser without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld or delayed.

12.3

Books and Records.  Until the seventh (7th) anniversary of the Closing Date, the Sellers shall, to the extent necessary in connection with any Taxes (including, without limitation, the tax basis of any Acquired Asset) or other matter relating to the Business or the Acquired Assets for any period ending on or prior to the Closing Date, and without charge to the Purchaser, (i) retain and, as the Purchaser may reasonably request, permit the Purchaser and its agents to inspect and copy all original books, records and other documents and all electronically archived data not deliverable to the Purchaser at Closing related to the Business or the Acquired Assets and (ii) make reasonably available to the Purchaser the officers, directors, employees and agents of the Sellers and their affiliates.  Likewise, until the seventh anniversary of the Closing Date, the Purchaser shall, without charge to the Sellers, retain, and, as the Sellers may reasonably request, permit the Sellers and their agents to inspect all books and records relating to the Business or the Acquired Assets previously delivered by the Sellers to the Purchaser relating to any period prior to the Closing Date.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

13.1

Amendment and Modification.  This Agreement may be amended, modified and supplemented only by written agreement of all the parties hereto with respect to any of the terms contained herein.  No course of dealing between or among the parties shall be deemed effective to modify, amend, waive or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

13.2

Waiver of Compliance; Consents.  Any failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing to be effective.

13.3

Certain Definitions.

“Acquired Assets” shall have the meaning set forth in Section 1.1.

“Adjustment Statement” shall have the meaning set forth in Section 1.6(c).

“Affiliate” means, with regard to any Person, a Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.  For the purposes of this definition, the term “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”) as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of that Person, whether through ownership of voting securities, by Contract or otherwise.

“Authority” means any governmental, regulatory or administrative body, agency, commission, board, arbitrator or authority, any court or judicial authority, any public, private or industry regulatory authority, whether U.S., Canadian, international, national, federal, provincial, state or local.

“Business” shall have the meaning set forth in the Recitals hereto.

“Business Intellectual Property” shall mean all Intellectual Property owned by the Sellers that is used in connection with the Business, but specifically excluding the name “Huffy” except to the extent of the limited license to use such name for transitional purposes under the Management Services Agreement.

“Claim” means any action, claim, lawsuit, demand, suit, inquiry, hearing, investigation, notice of a violation or noncompliance, litigation, proceeding, arbitration, appeals or other dispute, whether civil, criminal, administrative or otherwise.

“Closing” shall have the meaning set forth in Section 9.1.

“Closing Date” shall have the meaning set forth in Section 9.1.

“Closing Date Balance Sheet” shall have the meaning set forth in Section 1.6(b).

“Closing Date Working Capital” shall mean the following from the Acquired Assets and Assumed Liabilities on the Closing Date Balance Sheet:  (a) the sum of (i) accounts receivable that satisfy the representation in Section 2.21, (ii) inventory that satisfy the representation in Section 2.21, and (iii) prepaid expenses (including, for this purpose, the pro rata post-Closing portion of the monthly Cigna health insurance premium paid in advance for the month in which Closing occurs), less (b) the sum of the (i) accounts payable (net of outstanding checks), (ii) accrued expenses, and (iii) other current liabilities, contingencies or reserves set forth on the Closing Date Balance Sheet.

“Code” shall mean the Internal Revenue Code of 1986, as amended, and the Regulations thereunder.

“Contested Adjustments” shall have the meaning set forth in Section 1.6(c).

“Contested Adjustment Notice” shall have the meaning set forth in Section 1.6(c).

“Contract” means any agreement, contract, commitment, instrument, document, certificate or other legally enforceable arrangement or understanding, whether written or oral.

“Creative” shall have the meaning set forth in the Recitals hereto.

“Creative Canada” shall have the meaning set forth in the Recitals hereto.

“Earn-Out Payment” shall have the meaning set forth in Section 1.7(a).

“Environmental Law” shall mean any Regulation, Order, settlement agreement or Authority requirement, which relates to or otherwise imposes liability or standards of conduct concerning the environment, health, safety or hazardous substances, including without limitation, discharges, emissions, releases or threatened releases of noises, odors or any hazardous substances, whether as matter or energy, into ambient air, water, or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of hazardous substances, including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, the Superfund Amendments and Reauthorization Act of 1986, the Hazardous Material Transportation Act, the Resource Conservation and Recovery Act of 1976, the Toxic Substances Control Act, the Federal Water Pollution Control Act, the Clean Water Act, the Clean Air Act, the Occupational Safety and Health Act, any so-called “Superlien” law, all as now or hereafter amended or supplemented, and the Regulations promulgated thereunder, and any other similar Canadian, Federal, state or local Regulations.

“ERISA Affiliate” shall mean any trade or business, whether or not incorporated, that together with the Seller would be deemed a “single employer” within the meaning of Section 4001(b)(i) of ERISA.

“Estimated Closing Date Balance Sheet” shall have the meaning set forth in Section 1.6(a).

“Excluded Assets” shall have the meaning set forth in Section 1.1.

“Excluded Liabilities” shall have the meaning set forth in Section 1.2.

“Financial Statements” shall have the meaning set forth in Section 2.5.

“Financial Statement Date” shall have the meaning set forth in Section 2.5.

“GAAP” means U.S. generally accepted accounting principles, consistently applied, as in existence at the date hereof.

“Gross Field Profit” shall mean the Purchaser’s gross sales less rebates (Account Number 311970), deduction/bank fees (Account Number 311010/668100, parts cost (Account Number 321200), freight (Account Number 321220), assembly technician commission (Account Number 331010), other labor (Account Number 331000), parts commission (Account Number 331030), merchandising production labor (Account Number 331100), overtime (Account Number 331060), VRU compliance (Account Number 331040), management hours (Account Number 331070), meeting hours (Account Number 331080), tech assist wages (Account Number 331090), supplemental training (Account Number 331110), trainee hours (Account Number 331120), trainer hours (Account Number 331140), ATS/MTL (Account Number 331075/331085), overnight travel (Account Number 331170), cash program (Account Number 331180), ARS wages (Account Number 331200), ARS commission (Account Number 331210), vacation (Account Number 342080), holiday (Account Number 342090), tools (Account Number 34010), uniforms (Account Number 343020), forms expense (Account Number 343200), supplies/postage (Account Number 343100/343090), telephone (Account Number 344030), payroll taxes (Account Number 344090/344100/344150), other rent (Account Number 346020), travel expense (Account Number 3470*0), agency manpower (Account Number 347150), hiring/recruiting and vehicle expense (Account Numbers 347160/347250), territory/district manager salaries (Account Number 431040), area manager salaries (Account Number 431020), CSR wages (Account Number 431150), supplies/postage (Account Number 443090-443100), telephone (Account Number 444020-444030), group insurance (Account Number 444060), group insurance crew (Account Number 444061), workers compensation administration (Account Number 444070-444071), workers compensation claims – crew (Account Number 444070), workers compensation development – crew (Account Number 444071), workers compensation administration – crew (Account Number 444072-444073), products liability administration – crew (Account Number 444050), products liability claims – crew (Account Number 444052), products liability development – crew (Account Number 444051), general liability administration – crew (Account Number 444080), general liability claims – crew (Account Number 444081), payroll taxes (Account Number 444090-444150), travel (Account Number 447010-447144), recruiting (Account Number 447160), recognition program (Account Number 447190), regional director salaries (Account Number 451040-451045), SLATS (Account Number 451030), postage/supplies (Account Number 453090-453100), telephone (Account Number 454020-454030), group insurance (Account Number 454060), workers compensation (Account Number 454070), payroll taxes (Account Number 454090-454150), travel (Account Number 457010-457060), meetings (Account Number 457180-457184), hiring/recruiting (Account Number 457160), non-exempt (Account Number 451050), and recognition (Account Number 457190), calculated in accordance with GAAP. The account numbers reflected above represent the HSS and Creative account structure. With respect to Creative Canada, account numbers representing comparable criteria will be used in the calculation of Gross Field Profit.

“Gross Field Profit Adjustment Statement” shall have the meaning set forth in Section 1.7(b).

“Gross Field Profit Contested Adjustment Notice” shall have the meaning set forth in Section 1.7(b).

“Gross Field Profit Contested Adjustments” shall have the meaning set forth in Section 1.7(b).

“Gross Field Profit Settlement Amount Certificate” shall have the meaning set forth in Section 1.7(b).

“Gross Field Profit Settlement Date” shall have the meaning set forth in Section 1.7(c).

“Group” means two or more Persons or entities (or a combination thereof) acting as a partnership, limited partnership, syndicate or other form for any purpose.

“Guarantee” means any guarantee or other contingent liability (other than any endorsement for collection or deposit in the ordinary course of business), direct or indirect with respect to any obligations of another Person, through a Contract or otherwise, including, without limitation, (a) any endorsement or discount with recourse or undertaking substantially equivalent to or having economic effect similar to a guarantee in respect of any such obligations and (b) any Contract (i) to purchase, or to advance or supply funds for the payment or purchase of, any such obligations, (ii) to purchase, sell or lease property, products, materials or supplies, or transportation or services, in respect of enabling such other Person to pay any such obligation or to assure the owner thereof against loss regardless of the delivery or nondelivery of the property, products, materials or supplies or transportation or services or (iii) to make any loan, advance or capital contribution to or other Investment in, or to otherwise provide funds to or for, such other Person in respect of enabling such Person to satisfy an obligation (including any liability for a dividend, stock liquidation payment or expense) or to assure a minimum equity, working capital or other balance sheet condition in respect of any such obligation.

“HRMI” shall have the meaning set forth in Section 1.1.

“HSS” shall have the meaning set forth in the Recitals hereto.

“Improvements” shall have the meaning set forth in Section 2.9(d).

“Indebtedness” with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include: (i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due); and (ii) letters of credit (excluding letters of credit issued for the worker’s compensation policies of such Person); (iii) capitalized lease obligations; and (iv) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) days of their due date and are not being contested; (c) annual employee bonus obligations and other liabilities that are not accrued on the Financial Statements; (d) liabilities relating to Employee Benefit Plans, (e) amounts owed to the Sellers from Affiliates of the Sellers and (f) $207,000.

“Indemnitee” shall have the meaning set forth in Section 11.5.

“Indemnitor” shall have the meaning set forth in Section 11.5.

“Independent Accountant” shall have the meaning set forth in Section 1.6(c).

“Intellectual Property” means all domestic and foreign patents, patent applications, trademarks, service marks and other indicia of origin, trademark and service mark registrations and applications for registrations thereof, copyrights, copyright registrations and applications for registration thereof, Internet domain names and universal resource locators (“URLs”), trade secrets, inventions (whether or not patentable), invention disclosures, moral and economic rights of authors and inventors (however denominated), technical data, customer lists, corporate and business names, trade names, trade dress, brand names, know-how, show-how, maskworks, formulae, methods (whether or not patentable), designs, processes, procedures, technology, source codes, object codes, computer software programs, databases, data collectors and other proprietary information or material of any type, whether written or unwritten (and all good will associated with, and all derivatives, improvements and refinements of, any of the foregoing).

“Investment” shall mean (a) any direct or indirect ownership, purchase or other acquisition by a Person of any notes, obligations, instruments, capital stock, Options, securities or ownership interests (including partnership interests and joint venture interests) of any other Person; and (b) any capital contribution or similar obligation by a Person to any other Person.

“Knowledge,” “have no knowledge of,” “do not know of” or “to the knowledge of” and similar phrases shall mean (i) in the case of Messrs. Geoffrey W. Brownrigg, Donald C. Smith, Michael S. Galamb, Jeffrey D. Matthews, Richard J. Mitchell, Robert J. Provolish, Robert W. Lafferty, James E. McCallister and Paul D’Aloia, the particular fact was known, or actually not known, or not known, as the context requires, to such person assuming commercially reasonable inquiry by such person, and (ii) in the case of an entity, the particular fact was known, or not known, as the context requires, to Messrs. Geoffrey W. Brownrigg, Donald C. Smith, Michael S. Galamb, Jeffrey D. Matthews, Richard J. Mitchell, Robert J. Provolish, Robert W. Lafferty, James E. McCallister or Paul D’Aloia, assuming commercially reasonable inquiry.

“Liability Policies” means insurance Contracts or policies applicable to the Sellers and the Subsidiaries including workers’ compensation, general liability, property or other insurance policy that relate to liability or excess liability insurance.

“Lien” means any (a) security interest, lien, mortgage, pledge, hypothecation, encumbrance, Claim, easement, charge, restriction on transfer (but not including contractually-required consents to assignment or change of control) or otherwise, or interest of another Person of any kind or nature, including any conditional sale or other title retention Contract or lease in the nature thereof; (b) any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute; and (c) any subordination arrangement in favor of another Person.

“Material Adverse Change” means any developments or changes which would have a Material Adverse Effect.

“Material Adverse Effect” means any circumstances, states of fact or matters which might reasonably be expected to have a material adverse effect in respect of the Business’ operations, properties, assets, condition (financial or otherwise) or results taken as a whole.

“McCalla” shall have the meaning set forth in the Recitals hereto.

“Occurrence” means any accident, happening or event which occurs or has occurred at any time prior to the Closing Date that is caused or allegedly caused by any hazard or defect in manufacture, assembly, design, materials or workmanship including, without limitation, any failure or alleged failure to warn or any breach or alleged breach of express or implied warranties or representations with respect to a product manufactured, assembled, shipped, sold or delivered by or on behalf of the Sellers which results or is alleged to have resulted in injury or death to any Person or damage to or destruction of property (including damage to or destruction of the product itself) or other consequential damages, at any time.

“Option” means any subscription, option, warrant, right, security, Contract, commitment, understanding, stock appreciation right, phantom stock option, profit participation or arrangement by which a Seller is bound to issue any additional shares of its capital stock or an interest in the equity or equity appreciation of a Seller or rights pursuant to which any Person has a right to purchase shares of a Seller’s capital stock or an interest in the equity or equity appreciation of the Seller.

“Order” means any writ, decree, order, judgment, injunction, rule, ruling, Lien, voting right, consent of or by an Authority.

“Overlap Period” means a taxable year or period that begins on or prior to the Closing Date and ends after the Closing Date.

“Parent” shall mean Huffy Corporation, an Ohio corporation.

“Permits” means all permits, licenses, registrations, certificates, Orders, qualifications or approvals required by any Authority or other Person.

“Permitted Liens” means (a) statutory Liens not yet delinquent and immaterial in amount; (b) such imperfections or irregularities of title to real estate as do not materially detract from or interfere with the present use of the properties or assets subject thereto or affected thereby, otherwise impair present business operations at such properties, or do not detract from the value of such properties and assets; (c) Liens reflected in the Financial Statements or the notes thereto; (d) the rights of customers of the Seller with respect to inventory or work in progress under purchase orders or Contracts entered into by a Seller in the ordinary course of business; (e) mechanics’, carriers’, workers’, repairmen’s, warehousemen’s, or other similar Liens arising in the ordinary course of business in respect of obligations not overdue and immaterial in amount or which are being contested in good faith and covered by a bond in an amount at least equal to the amount of the Lien; and (f) deposits or pledges to secure workmen’s compensation, unemployment insurance, old age benefits or other social security obligations in connection with, or to secure the performance of, bids, tenders, trade Contracts not for the payment of money or leases, or to secure statutory obligations or surety or appeal bonds or other pledges or deposits for purposes of like nature in the ordinary course of business and immaterial in amount.

“Person” means any corporation, partnership, joint venture, limited liability company, organization, entity, Authority or natural person.

“Policies” means all Contracts that insure (a) the Sellers’ or any of their Subsidiaries, properties, plant and equipment for loss or damage; and (b) the Sellers or any of their Subsidiaries or their employees against any liabilities, losses or damages (or lost profits) for any reason or purpose.

“Pre-Closing Period” means any taxable year or period ending on or prior to the Closing Date, including, with respect to a taxable year or period that begins on or prior to the Closing Date and ends after the Closing Date, the portion of such period than ends on and includes the Closing Date.

“Products Liability Claim” means any Claim which is pending as of the Closing Date or otherwise concerns any product manufactured, assembled, shipped, sold or delivered by or on behalf of the Sellers or Parent on or prior to the Closing Date related to or resulting from an alleged defect in design, manufacture, assembly, materials or workmanship of any product manufactured, assembled, shipped, sold or delivered by or on behalf of the, Sellers or Parent or any alleged failure to warn, or any alleged breach of express or implied warranties or representations occurring on or prior to the Closing Date.

“Product Liability Counsel” shall have the meaning set forth in Section 11.5(e).

“Purchaser” shall have the meaning set forth in the Recitals hereto.

“Recall” means with respect to a product, a corrective action required by Regulation, Order or a customer.

“Regulation” means any rule, law, code, statute, regulation, ordinance, requirement, rule of common law or other binding action of or by an Authority and any judicial interpretation thereof.

“Restricted Area” shall have the meaning set forth in Section 6.6.

“Restricted Period” shall have the meaning set forth in Section 6.6.

“Sellers” shall mean Huffy Service Solutions, Inc., an Ohio corporation, McCalla Company, a Georgia corporation, Creative Retail Services, Inc., a Georgia corporation and Creative Retail (Services) (Canada), Inc., a New Brunswick, Canada corporation, and their Subsidiaries taken as a whole, notwithstanding any definition in the Preamble.

“Settlement Amount Certificate” shall have the meaning set forth in Section 1.6(c).

“Settlement Date” shall have the meaning set forth in Section 1.6(d).

“Subsidiary” any Person in which any Seller has (a) an Investment; (b) advanced funds or provided financial accommodations to which, in each case, is secured by an Investment; or (c) has an Option to acquire an Investment in such Person.

“Sublease” shall have the meaning set forth in Section 1.3.

“Target Gross Field Profit” shall have the meaning set forth in Section 1.7(a).

“Tax Returns” means federal, state, foreign and local Tax reports, returns, information returns and other documents.

“Taxes” means including without limitation income, gross receipts, net proceeds, alternative or add-on minimum, ad valorem, value added, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, social security, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance, and other charges (whether payable directly or by withholding and whether or not requiring the filing of a Tax Return), all estimated taxes, deficiency assessments, additions to tax, penalties and interest and shall include any liability for such amounts as a result either of being a member of a combined, consolidated, unitary or affiliated group or of a contractual obligation to indemnify any person or other entity.

“Taxing Authorities” means the Internal Revenue Service, and its Canadian counterpart and any other Federal, state, or local Authority which has the right to impose Taxes on a Seller or the Sellers.

“Working Capital Shortfall” shall mean the amount by which the Closing Date Working Capital is less than $4.3 million.

13.4

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given (a) one (1) business day after being delivered by hand, (b) five (5) business days after being mailed first class or certified with postage paid or (c) one (1) business day after being couriered by overnight receipted courier service:

(a)

If to the Sellers or Parent, to:

Huffy Corporation

225 Byers Road

Miamisburg, Ohio  45342

Attn: Nancy A. Michaud

Phone: (937) 865-5431

Facsimile: (937) 865-5414

with a copy to (which shall not constitute notice to the Sellers):

Dinsmore & Shohl, LLP

1900 Chemed Center

255 E. Fifth St.

Cincinnati, Ohio  45202

Attn: Charles F. Hertlein, Jr.

Phone: (513) 977-8315

Facsimile: (513) 977-8141

or to such other Person or address as the Sellers shall furnish by notice to the Purchaser in writing.

(b)

If to the Purchaser, to:

c/o H.I.G. Capital, LLC

1001 Brickell Bay Drive, 27th Floor

Miami, Florida 33131

Attention: Mr. Matthew S. Sanford

Phone: (305) 379-2322

Facsimile:  (305) 379-2013

with a copy to (which shall not constitute notice to the Purchaser):

White & Case LLP
200 S. Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Attention: Jorge L. Freeland, Esq.

Phone: (305) 371-2700

Facsimile: (305) 358-5744

or to such other Person or address as the Purchaser shall furnish by notice to the Seller in writing.

13.5

Assignment.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may, without the prior approval of the Sellers or Parent, assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

13.6

Governing Law.  The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

13.7

Counterparts.  This Agreement may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

13.8

Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

13.9

Entire Agreement.  This Agreement, including the schedules and exhibits hereto and the Contracts, documents, certificates and instruments referred to herein, embodies the entire agreement and understanding of the parties hereto in respect of the transactions contemplated by this Agreement and supersedes all prior Contracts, representations, warranties, promises, covenants, arrangements, communications and understandings, oral or written, express or implied, between the parties with respect to such transactions.  There are no Contracts, representations, warranties, promises, covenants, arrangements or understandings between the parties with respect to the transactions contemplated hereby, other than those expressly set forth or referred to herein.

13.10

Injunctive Relief.  The parties hereto agree that in the event of a breach of any provision of this Agreement or a failure by a party to perform in accordance with the specific terms herein, the aggrieved party or parties may be damaged irreparably and without an adequate remedy at law. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party or parties may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision without the requirement of posting a bond, as well as to obtain damages for breach of this Agreement. By seeking or obtaining any such relief, the aggrieved party shall not be precluded from seeking or obtaining any other relief to which it may be entitled.

13.11

Delays or Omissions.  No delay or omission to exercise any right, power or remedy accruing to any party hereto, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring.  Any waiver, permit, consent or approval of any kind or character on the part of any party hereto of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be made in writing and shall be effective only to the extent specifically set forth in such writing.  All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

13.12

Severability.  Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Regulations, but if any provision of this Agreement or the application of any such provision to any Person or circumstance shall be held to be prohibited by, illegal or unenforceable under applicable law in any respect by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such prohibition or illegality or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

13.13

Expenses.  The Purchaser shall bear its own expenses, including without limitation, legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby. The Sellers and Parent shall bear their own expenses, including without limitation, brokerage or investment banking, accounting and legal fees and expenses, with respect to this Agreement and the transactions contemplated hereby.  If any legal action or other proceeding relating to this Agreement, the agreements contemplated hereby, the transactions contemplated hereby or thereby or the enforcement of any provision of this Agreement or the agreements contemplated hereby is brought against any party, the prevailing party in such action or proceeding shall be entitled to recover all reasonable expenses relating thereto (including attorney's fees and expenses) from the party against which such action or proceeding is brought in addition to any other relief to which such prevailing party may be entitled.

13.14

No Third Party Beneficiaries.  This Agreement is for the sole benefit of the parties and their permitted successors and assigns and nothing herein express or implied shall be construed to give any person, other than the parties of such permitted successors and assigns, any legal or equitable rights hereunder.

13.15

Schedules.  No exceptions to any representations or warranties disclosed on one schedule shall constitute an exception to any other representation or warranties made in this Agreement unless the substance of such exception is disclosed as provided herein on each such applicable schedule or a specific cross reference to a disclosure on another schedule is made.  All schedules and exhibits attached hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

13.16

No Strict Construction.  The parties have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

13.17

WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY SCHEDULE OR EXHIBIT HERETO, OR ANY COURSE OF CONDUCT, COURSE OF DEALING OR STATEMENTS (WHETHER VERBAL OR WRITTEN) RELATING TO THE FOREGOING.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT.

*     *    *

IN WITNESS WHEREOF, the parties hereto have made and entered into this Asset Purchase Agreement the date first hereinabove set forth.

HUFFY CORPORATION

By:  /s/ Robert W. Lafferty

Name:  Robert W. Lafferty

Title:  Vice President - Finance, Chief Financial Officer and Treasurer

HUFFY SERVICE SOLUTIONS, INC.

By:  /s/ Geoff W. Brownrigg

Name:  Geoff W. Brownrigg

Title:  President and General Manager

McCALLA COMPANY

By:  /s/ Geoff W. Brownrigg

Name:  Geoff W. Brownrigg

Title:  Chairman

CREATIVE RETAIL SERVICES, INC.

By:  /s/ Geoff W. Brownrigg

Name:  Geoff W. Brownrigg

Title:  Chairman

CREATIVE RETAIL SERVICES

(CANADA), INC.

By:  /s/ Geoff W. Brownrigg

Name:  Geoff W. Brownrigg

Title:  Chairman

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By:  /s/ Richard J. D’Amico

Name:  Richard J. D’Amico

Title:  President

MIAMI 453607 (2K)

SCHEDULES AND EXHIBITS

Schedule/Exhibit

Responsibility

(“Sellers” or “Purchaser”)

1.1

Excluded Assets

S

1.2(a)

Assumed Obligations

P

1.2(b)

Form of Assumption Agreement

P

1.3(a)

Form of Bill of Sale

P

1.3(b)

Form of Assignment of Lease

P

1.3(c)

Form of Consent to Assignment

P

1.4 (a)

Form of Subordinated Note

P/S

1.4 (b)

Closing Date Product Liability Reserve

P/S

1.6 (a)

Accounting Procedures

P/S

1.6 (b)

2004 Working Capital Components

P/S

2.1(a)

Foreign Qualifications of Sellers

S

2.1(b)

Charter and Bylaws Parent and of Sellers

S

2.4

Violations, Notices and Consents

S

2.5(a)(i)

Financial Statements

S

2.5(a)(ii)

Exception to Financial Statement

S

2.5(a)(iii)List of Working Capital Components

S

2.5(b)

Indebtedness

S

2.5(c)

Guarantees

S

2.6

Employee Matters

S

2.7

Absence of Certain Changes

S

2.8(a)

Contracts

S

2.8(b)

No Defaults

S

2.8(c)

Other Contracts

S

2.8(d)

Bids and Proposals

S

2.9(a)

Title Matters

S

2.9(b)

Business Assets in Management Services Agreement

S

2.9(c)

Leases; Contracts of Sale or Lease

S

2.9(d)

Liens and Other Encumbrances

S

2.10

Litigation

S

2.11(a)

Review of Tax Returns

S

2.11(b)

Audits

S

2.11(d)

Tax Liabilities in Excess of $25,000

S

2.11(i)

Tax Authority Claims

S

2.11(j)

Powers of Attorney

S

2.12(a)

Compliance with the Laws and Certifications

S

2.12(b)

Registrations and Certifications

S

2.13

ERISA Matters

S

2.14

Intellectual Property Rights

S

2.15

Customer Warranties

S

2.16

Products Liability

S

2.18

Capital Expenditures

S

2.19

Affiliated Transactions

S

2.20

Insurance and Claims

S

2.21

Accounts Receivable, Inventory and Suppliers

S

2.23

Significant Customers and Suppliers

S

2.24

Permits

S

2.25

Improper and Other Payments

S

3.3

Violations and Consents

P

3.4

Financial Statements of Purchaser

P

4.6

Customers

P

4.9

Terminated Employees

S

6.7

Press Release

S

7.1

Form of Officer’s Certificate - Seller

P

7.3

Form of Opinion of Seller’s and Parent’s Counsel

P

7.4

Form of Officer’s Certificate – No Material Adverse Change

P

7.6

Form of Certificate of Chief Financial Officer of the Seller

P

7.9

Form of Secretary’s Certificate - Seller

P

7.11(a)

Form of Landlord Consent Letter

P

7.11(b)

Form of Sublease Agreement

P

7.13

Form of Employment Agreements

P

7.16

Form of Warranty Agreement

P

8.1

Form of Officer’s Certificate - Purchaser

P

8.4

Form of Secretary’s Certificate – Purchaser

P

8.5

Form of Management Services Agreement

P

EXECUTION COPY

FIRST AMENDMENT TO

ASSET PURCHASE AGREEMENT

BY AND AMONG

HUFFY CORPORATION,

HUFFY SERVICE SOLUTIONS, INC.,

McCALLA COMPANY,

CREATIVE RETAIL SERVICES, INC.,

CREATIVE RETAIL SERVICES (CANADA), INC.

AND

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

DATED AS OF MAY 24, 2004

FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT

This FIRST AMENDMENT TO ASSET PURCHASE AGREEMENT (this “Amendment”), dated as of the 24th day of May, 2004, by and among Huffy Corporation, an Ohio corporation, Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent, McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS, Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla, Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla and National Product Services Acquisition Corporation, a Delaware corporation.

The parties hereto are parties to that certain Asset Purchase Agreement dated as of April 12, 2004 (the “Original Agreement”). Capitalized terms not otherwise defined herein shall have the meanings set forth in the Original Agreement.

The parties hereto desire to amend the Original Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual promises hereinafter contained, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

AGREEMENT

1.

The Seller Note. The Seller Note is hereby deleted from the Original Agreement. Specifically, Exhibit 1.4(a) is deleted, and all references to the Seller Note in the Original Agreement, are hereby deleted. More specifically,

A.

Section 1.4 of the Original Agreement is hereby amended by deleting such section in its entirety and substituting therefor the following:

“1.4

Purchase Price. In consideration for the conveyance of the Acquired Assets and in reliance on the representations and warranties, covenants and agreements of the Sellers contained herein and the documents contemplated hereby, the Purchaser agrees to assume the Assumed Obligations and shall deliver to the Sellers:

(i)

$11,000,000 in cash (the “Purchase Price”), minus the purchase price adjustments set forth in Section 1.6, minus the $750,000 deposit delivered by the Purchaser to the Sellers prior to the date hereof, minus the outstanding balance of any Indebtedness owed by the Sellers as of the Closing Date, to the extent such Indebtedness is to be assumed pursuant to this Agreement by Purchaser or otherwise transferred to the Purchaser, plus $68,195.81;

(ii)

the Earn-Out as set forth in Section 1.7; and

(iii)

the payments set forth on Schedule 1.4(b) hereto, as set forth therein.”

2.

Letter of Credit. The Sellers have agreed to post a $1,000,000 letter of credit in favor of the Purchaser to satisfy the Purchaser’s potential Claims arising within ninety (90) days following the Closing Date for purchase price adjustments and indemnification.

A.

The Original Agreement shall be amended to add a new Section 4.10:

“4.10

Letter of Credit.  The Sellers shall cause the issuance to the Purchaser of an irrevocable letter of credit in the aggregate principal amount of One Million Dollars ($1,000,000) (the “Letter of Credit”) from Wachovia Bank, National Association, in favor of the Purchaser, substantially in the form of Exhibit 4.10 hereto, for purposes of satisfying Purchaser’s potential Claims against the Parent or any Sellers for purchase price adjustments and indemnification pursuant to this Agreement for which the Purchaser provides Parent or such Sellers notice (a “Claim Notice”) in accordance with the terms of this Agreement within the ninety (90) day period commencing on the date of issuance of such Letter of Credit (the “Claim Period”). In the event a Claim remains unresolved as of the date ten (10) business days prior to the scheduled expiration date of this Letter of Credit, and the Purchaser notifies Bank in writing that such Claim remains unresolved and specifies the dollar amount thereof not later than such date, with a copy to the Parent, then the Letter of Credit shall be automatically renewed for an additional ninety (90) day period, in an amount not to exceed the lesser of $1,000,000 or the specified amount of such Claim. Upon the later of the termination of the Claim Period or such time that no Claims that have arisen during the Claim Period remain unresolved, the Purchaser shall instruct Wachovia Bank, National Association to terminate the Letter of Credit. The Parent and the Sellers acknowledge that the Letter of Credit is not the Purchaser’s exclusive remedy against Parent or any Seller for any Claims arising hereunder, nor is the Purchaser required to have the Letter of Credit serve as its first remedy in connection with such Claims. Furthermore, the delivery of the Closing Date Balance Sheet shall be deemed a Claim Notice if it shows an excess Working Capital Shortfall.”

B.

The Original Agreement shall be amended to add a new Section 7.18:

“7.18

Letter of Credit.  The Sellers shall have delivered to the Purchaser the Letter of Credit, which shall be in full force and effect on the Closing Date.”

C.

The last sentence of Section 11.6(c) is hereby amended by deleting such sentence in its entirety and substituting therefor the following:

“Such rights shall include the right on the part of Purchaser to draw against the Letter of Credit; provided that, without mutual agreement of the parties, Purchaser may not draw against the Letter of Credit unless ordered as the result of a judgment entered by a court of competent jurisdiction. Purchaser shall not have any rights of set-off against any future payment obligations it may have to Sellers or to Parent, unless ordered by a court of competent jurisdiction.”

3.

Collateral Assignment.  The Original Agreement is hereby amended to provide for the collateral assignment of the Original Agreement (as amended pursuant to this Amendment) to its lenders.

A.

Section 13.5 of the Original Agreement is hereby amended by deleting such article in its entirety and substituting therefor the following:

“13.5

Assignment

This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that (i) the Purchaser may, without the prior approval of the Sellers or Parent, assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral, and (ii) the Parent and Sellers may grant Liens in respect of their rights and interests hereunder to Congress Financial Corporation (“Congress”), in connection with the sale of the assets of the Sellers to the Purchaser pursuant to this Agreement, and the parties hereto consent to any exercise by Congress of its rights and remedies with respect to such collateral.”

4.

Definitions.  The definition of the term “Indebtedness” is hereby deleted from Section 13.2 in its entirety and substituting therefor the following:

““Indebtedness” with respect to any Person means (a) any obligation of such Person for borrowed money, but in any event shall include: (i) any obligation or liabilities incurred for all or any part of the purchase price of property or other assets or for the cost of property or other assets constructed or of improvements thereto, other than accounts payable included in current liabilities and incurred in respect of property purchased in the ordinary course of business, (whether or not such Person has assumed or become liable for the payment of such obligation) (whether accrued, absolute, contingent, unliquidated or otherwise, known or unknown, whether due or to become due); and (ii) letters of credit (excluding letters of credit issued for the worker’s compensation policies of such Person); (iii) capitalized lease obligations; and (iv) all Guarantees of such Person; (b) accounts payable of such Person that have not been paid within sixty (60) days of their due date and are not being contested; (c) annual employee bonus obligations and other liabilities that are not accrued on the Financial Statements; (d) liabilities relating to Employee Benefit Plans, and (e) amounts owed to the Sellers from Affiliates of the Sellers.”

5.

Waivers of Conditions Precedent.  The Purchaser hereby waives the conditions precedent of the Sellers provided by Sections 7.2 (with the exception of the delivery of those consents set forth on the attached Exhibit A), 7.12, and 7.13 of the Original Agreement, to the extent that the Sellers are unable in good faith meet such conditions prior to the date hereof; provided that, with respect to the required consents from CIT Technology Financing Services, Inc., Ikon Office Solutions and Pitney Bowes Credit Corporation, the Purchaser will not require that the Sellers deliver such consents to the Purchaser prior to the Closing Date, and the Sellers agree to continue to use commercially reasonable efforts to deliver such consents to the Purchaser following the Closing Date.

6.

Employee Bonus Obligations.  Sections 1.1 and 1.2 of the Original Agreement are amended to clarify that the Purchaser is not assuming any Contract that has bonus payments to employees of the Business to be paid at or post closing (it being specifically agreed that the employment agreements referenced in item 58 of Schedule 1.1 have no bonus obligations) and no bonus payments made or to be made by the Parent and/or any of its Affiliates to any of the employees of the Business (as referenced in that certain letter from Nancy Michaud to Matthew Sanford, dated May 20, 2004 or otherwise) shall relate to any fact or occurrence that arises after the Closing Date.

7.

Supplemental Disclosure.  The following sentence is hereby added as the last sentence of Section 2.26:

“Attached hereto as Schedule 2.26 is supplemental financial information provided to the Purchaser on the date hereof.”

8.

Governing Law.  This Amendment shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

9.

Headings.  The headings contained in this Amendment are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

10.

Counterparts. This Amendment may be executed in two or more counterparts (including by means of telecopied signature pages), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Counterpart signatures need not be on the same page and shall be deemed effective upon receipt.

11.

Except as expressly provided herein, the Original Agreement remains in full force and effect without modification.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

*     *    *

MIAMI 477956 (2K)	-#-

EXHIBIT 1.2(b)

IN WITNESS WHEREOF, the parties hereto have made and entered into this First Amendment to Asset Purchase Agreement the date first hereinabove set forth.

HUFFY CORPORATION

By:  /s/ Robert W. Lafferty

Name: Robert W. Lafferty

Title:  Senior Vice President - Finance,

Chief Financial Officer and Treasurer

HUFFY SERVICE SOLUTIONS, INC.

By:  /s/ Geoff W. Brownrigg

Name: Geoff W. Brownrigg

Title:  President and General Manager

McCALLA COMPANY

By:  /s/ Geoff W. Brownrigg

Name: Geoff W. Brownrigg

Title:  Chairman

CREATIVE RETAIL SERVICES, INC.

By:  /s/ Geoff W. Brownrigg

Name: Geoff W. Brownrigg

Title:  Chairman

CREATIVE RETAIL SERVICES

(CANADA), INC.

By:  /s/ Geoff W. Brownrigg

Name: Geoff W. Brownrigg

Title:  Chairman

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By:  /s/ Richard J. D’Amico

Name: Richard J. D’Amico

Title:  President

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

EXHIBIT 1.2(b)

EXHIBIT A

3M Canada Company
Actuant Canada Corp.
Army and Air Force Exchange Service
Avis Rent A Car System, Inc.
Byers Road LLC (for Miamisburg office lease)
Building Plastics, Inc.
CIT Technology Financing Services, Inc.
DAP Products, Inc.
Fiesta Gas Grills, LLC
Fisher-Price, Inc.
Home Depot of Canada, Inc.
Ikon Office Solutions
Image Integration Systems, Inc.
Kinko’s Inc.
Lowe’s HIW, Inc.
Meijer, Inc.
Pacific Cycle, LLC
Phillips Lighting Canada (PL)
Pitney Bowes Credit Corporation
Powell Company
Real Vision Software, Inc.
Sales, Consulting & Promotions
Shopko Stores, Inc.
Sunjoy Industries
Target Stores Division of Dayton Hudson Corporation
United Industries Corporation/Spectrum

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

EXHIBIT 1.2(b)

FORM OF ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is entered into as of April __, 2004 by and among National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), and Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (“Creative Canada,” and, together with HSS, McCalla and Creative, each a “Seller,” and, collectively, the “Sellers”).  Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Asset Purchase Agreement, dated April __, 2004, by and among the Purchaser and the Sellers (the “Asset Purchase Agreement”).

WHEREAS, the Purchaser, the Sellers and the Parent have entered into the Asset Purchase Agreement, pursuant to which the Purchaser is acquiring all of the assets used in or constituting a part of, the Business of the Sellers, including, among other things, the Sellers’ right, title and interest in the Assumed Obligations and the goodwill associated therewith upon the terms and conditions more fully set forth therein;

WHEREAS, the Sellers assigned their rights and obligations under the Asset Purchase Agreement to the Purchaser; and

WHEREAS, in connection with the Asset Purchase Agreement and to more fully effectuate the transactions contemplated thereunder, the parties hereto are entering into this Agreement for the assumption by the Purchaser of the Assumed Obligations, as defined in Section 1.2 of the Asset Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and the Asset Purchase Agreement and for other good and valuable consideration, the receipt, sufficiency and adequacy of which is hereby acknowledged, the parties hereto covenant and agree as follows:

1.

Incorporation of Recitals.  The recitals set forth above constitute an integral part of this Agreement and are incorporated herein by reference.

2.

Assignment.  The Sellers, for themselves and their successors and assigns, do hereby sell, assign, transfer and convey to the Purchaser, its successors and assigns, all of the Sellers’ right, title and interest in, to and under the Assumed Obligations together with all rights and goodwill associated therewith.

3.

Assumption.  As partial consideration for the Purchaser’s receipt of the Assumed Obligations, the Purchaser hereby assumes and covenants to abide by and agrees to pay, discharge, perform and fulfill, as and when due or required, all of the Assumed Obligations a complete and accurate list of which is attached as Schedule 1 hereto.

4.

Sellers’ Liability.  The Purchaser shall indemnify the Sellers and Parent and their officers, directors, employees, shareholders, representatives and agents in accordance with Article XI of the Asset Purchase Agreement from and against the Assumed Obligations.

5.

Amendments; Waivers.  This Agreement cannot be changed or terminated orally and no waiver of compliance with any provision or condition hereof and no consent provided for herein shall be effective unless evidenced by an instrument in writing duly executed by the party hereto sought to be charged with such waiver or consent.  No waiver of any term or provision hereof shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

6.

Binding Effect: Assignment.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.  The Purchaser shall have the right to assign all of its respective rights and obligations under this Agreement to any of its Affiliates, and in such event, all references to the Purchaser hereunder shall refer to such Affiliate.  This Agreement may not otherwise be assigned by any party without the prior written consent of the other party hereto.

7.

Third Party Beneficiary.  This Agreement is entered into only for the benefit of the parties and their respective successors and assigns, and nothing hereunder shall be deemed to constitute any person a third party beneficiary to this Agreement.

8.

Governing Law.  The Agreement shall be governed by the internal laws of the State of Florida as to all matters, including but not limited to matters of validity, construction, effect and performance.

9.

Severability.  If any provision of this Agreement is finally determined to be illegal, void or unenforceable such determination shall not, of itself, nullify the remaining provisions of this Agreement which shall continue in full force and effect subject to the conditions and provisions hereof.

10.

Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.

Headings.  The article and section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.

Notices.  All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand or mailed, first class certified mail with postage paid or by overnight receipted courier service:

If to the Sellers or Parent, to:

Huffy Corporation

225 Byers Road

Miamisburg, Ohio  45342

Attn: Nancy A. Michaud, Esq.

Phone: (937) 865-5431

Facsimile: (937) 865-5414

with a copy to (which shall not constitute notice to the Sellers):

Dinsmore & Shohl, LLP

1900 Chemed Center

255 E. Fifth St.

Cincinnati, Ohio  45202

Attn: Charles F. Hertlein, Jr., Esq.

Phone: (513) 977-8315

Facsimile: (513) 977-8141

or to such other Person or address as the Sellers shall furnish by notice to the Purchaser in writing.

If to the Purchaser, to:

c/o H.I.G. Capital, LLC

1001 Brickell Bay Drive, 27th Floor

Miami, Florida 33131

Attention: Mr. Matthew S. Sanford

Phone: (305) 379-2322

Facsimile:  (305) 379-2013

with a copy to (which shall not constitute notice to the Purchaser):

White & Case LLP
200 S. Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Attention: Jorge L. Freeland, Esq.

Phone: (305) 371-2700

Facsimile: (305) 358-5744

or to such other Person or address as the Purchaser shall furnish by notice to the Sellers in writing.

Any party may change its address for the purpose of notice by giving notice in accordance with the provisions of this Section 12.

*     *     *     *     *

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

EXHIBIT 1.2(b)

IN WITNESS WHEREOF, the parties hereto have made and entered into this Assumption Agreement the date first hereinabove set forth.

HUFFY CORPORATION

By:

Name: ____________________________________

Title:

HUFFY SERVICE SOLUTIONS, INC.

By:

Name: ____________________________________

Title:

McCALLA COMPANY

By:

Name: ____________________________________

Title:

CREATIVE RETAIL SERVICES, INC.

By:

Name: ____________________________________

Title:

CREATIVE RETAIL SERVICES

(CANADA), INC.

By:

Name: ____________________________________

Title:

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By:

Name: ____________________________________

Title:

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

EXHIBIT 1.3(a)

FORM OF BILL OF SALE

KNOW ALL PERSONS BY THESE PRESENTS, on _____________, 2004, that Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), and Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (“Creative Canada” and together with HSS, McCalla and Creative, each a “Seller,” and, collectively, the “Sellers”), for and in consideration of the Purchase Price, the Seller Note and other good and valuable consideration to it paid by National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), the receipt, sufficiency and adequacy of which are hereby acknowledged, do hereby bargain, sell, assign, transfer, convey and deliver unto the Purchaser, the Acquired Assets as defined in that certain Asset Purchase Agreement made by and between the Sellers and the Purchaser, dated as of ____________, 2004 (the “Asset Purchase Agreement”) and which include, among others, all of the Sellers’ rights and privileges in the Acquired Assets.  Any capitalized terms used herein and not otherwise defined shall have the same meanings ascribed to them in the Asset Purchase Agreement.

The Sellers hereby sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, all right, title and interest of the Sellers in and to all of the Acquired Assets and the Assumed Obligations.  Notwithstanding the foregoing, nothing in this Agreement is intended to effect, nor shall this Bill of Sale constitute or evidence, the sale, conveyance, transfer, assignment, or delivery to Purchaser of any Excluded Liabilities.

This Bill of Sale may be executed in two or more counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

This Bill of Sale shall be binding upon and inure to the benefit of the Purchaser, the Sellers and Parent and their respective successors and permitted assigns.  The Purchaser shall have the right to assign all of its rights and obligations under this Bill of Sale to any of its Affiliates and in such event, all references to the Purchaser hereunder shall refer to such Affiliate.  This Bill of Sale may not otherwise be assigned by any party without the prior written consent of the other party hereto.  Further, nothing set forth herein shall be deemed to constitute any person or entity as a third party beneficiary of this Bill of Sale.

THIS BILL OF SALE SHALL BE GOVERNED BY THE INTERNAL LAWS OF THE STATE OF FLORIDA AS TO ALL MATTERS, INCLUDING BUT NOT LIMITED TO, MATTERS OF VALIDITY, CONSTRUCTION, EFFECT AND PERFORMANCE.

*     *     *     *     *

EXHIBIT 1.3(a)

IN WITNESS WHEREOF, the parties hereto have caused this Bill of Sale to be executed and delivered as of the date first above written.

HUFFY CORPORATION

By:

Name: ____________________________________

Title:

HUFFY SERVICE SOLUTIONS, INC.

By:

Name: ____________________________________

Title:

McCALLA COMPANY

By:

Name: ____________________________________

Title:

CREATIVE RETAIL SERVICES, INC.

By:

Name: ____________________________________

Title:

CREATIVE RETAIL SERVICES

(CANADA), INC.

By:

Name: ____________________________________

Title:

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By:

Name: ____________________________________

Title:

EXHIBIT 1.3(b)

FORM OF ASSIGNMENT OF LEASE

THIS ASSIGNMENT OF LEASE (this “Assignment”) is made and entered into as of April __, 2004, by and between Huffy Service Solutions, Inc., an Ohio corporation (the “Assignor”), and National Product Services Acquisition Corporation, a Delaware corporation (the “Assignee”).

W I T N E S S E T H:

WHEREAS, the Assignor and the Assignee entered into that certain Asset Purchase Agreement, dated as of April __, 2004 (the “Asset Purchase Agreement”), by and among Assignor, Assignee, Huffy Corporation, an Ohio corporation, McCalla Company, a Georgia corporation and wholly-owned subsidiary of Assignor (“McCalla”), Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), and Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly-owned subsidiary of McCalla (“Creative Canada” and, together with McCalla, Creative and Assignor, each a “Seller,” and, collectively , the “Sellers”) for the sale and purchase of the assets used by or in connection with the business of the Sellers and their subsidiaries, including, but not limited to, certain leasehold interests and other personal property; and

WHEREAS, in accordance with the terms of the Asset Purchase Agreement, Assignor desires to assign, transfer, set over and deliver to Assignee all of Assignor's right, title and interest in, and Assignee desires to assume certain duties and obligations of Assignor with respect to, the leases listed on Exhibit A attached hereto (the “Lease”).

NOW, THEREFORE, in accordance with the Asset Purchase Agreement and in consideration of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

1.

The Assignor does hereby assign, transfer, set over and deliver unto the Assignee all of the Assignor's right, title and interest in and to the Lease.

2.

The Assignee hereby accepts the foregoing assignment and hereby assumes all duties and obligations under the same arising on or after the date hereof.

3.

The Assignee acknowledges and agrees to comply with the use provision of the Lease.

4.

The Assignor acknowledges and agrees that there is no existing default under the Lease on the part of the Assignor or the landlord under the Lease, the Assignor has paid all rent through the last day of the whole calendar month ending prior to the date hereof and the Assignor has performed all covenants required of the Assignor under the terms of the Lease prior to the date hereof.

5.

All real estate and personal property taxes, rents, occupancy costs such as common area maintenance and association dues and other fees and expenses which correspond to the premises to which the Lease relates shall be prorated as of 12:01 a.m. of the Closing Date (as defined in the Asset Purchase Agreement) and payable to the landlord under the Lease by the Assignor, if such expenses were incurred prior to the Closing Date, and by the Assignee, if such expenses were incurred after the Closing Date.  In the event any such items for the year of closing are unknown, the amount of such items for the year of closing shall be re-prorated and adjusted when the bill for such items is received and the actual amount is known.

6.

This Assignment is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Asset Purchase Agreement, all of which are incorporated herein by reference.

7.

This Assignment shall be binding upon, and inure to the benefit of, the parties to this Assignment and their respective heirs, legal representatives, successors and assigns.

8.

This Assignment may be executed in one or more counterparts and shall become effective when one or more counterparts have been signed by all of the parties.  Each counterpart shall be deemed an original but all counterparts shall constitute a single instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

EXHIBIT 1.3(b)

IN WITNESS WHEREOF, this Assignment of Lease has been executed by the parties as of the date first above written.

HUFFY SERVICE SOLUTIONS, INC.

By:  ________________________________

Name:
Title:

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

By:

  ________________________________

Name:
Title:

EXHIBIT A

to Exhibit 1.3(b)

[Description of Lease Agreements]

EXHIBIT 1.3(c)

FORM OF CONSENT TO ASSIGNMENT

THIS CONSENT TO ASSIGNMENT is made by and entered into as of April __, 2004 (the “Consent”), by and between Huffy Service Solutions, Inc., an Ohio corporation, formerly known as Huffy Service First, Inc. (“HSS”) and [name of other party to the agreement], a _____ _________ (“[Other Party]”).

WHEREAS, HSS has certain rights, benefits, duties and obligations pursuant to that certain [name of agreement] dated as of _________ ___, ____, by and between HSS and [Other Party] (the “Agreement”);

WHEREAS, HSS has entered into an agreement with National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”) and affiliate of H.I.G. Capital, LLC, a private investment firm based in Miami, Florida, pursuant to which the Purchaser will acquire certain assets of HSS (the “Acquisition”);

WHEREAS, as part of the Acquisition HSS has agreed to assign, transfer, set over and delivered to the Purchaser all of HSS’s right, title and interest in and to, and the Purchaser has agreed to assume the duties and obligations of HSS with respect to, the Agreement;

WHEREAS, as part of the Acquisition, the Purchaser will retain the management team and employees of HSS and continue to deliver the high-level customer service that the customers of HSS currently receive from HSS; and

WHEREAS, [Other Party] desires to consent to the assignment by HSS to the Purchaser of all of HSS’s right, title and interest in and to, and the assumption by the Purchaser of the duties and obligations of HSS with respect to, the Agreement as hereinafter provided.

NOW THEREFORE, in consideration of good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties do hereby agree as follows:

1.

[Other Party] does hereby consent to the assignment by HSS to the Purchaser of HSS’s right, title and interest in and to, and the assumption by the Purchaser of the duties and obligations of HSS with respect to, the Agreement.

2.

[Other Party] acknowledges and agrees that there is no existing default under the Agreement, which remains in full force and effect.

3.

This Consent shall be binding upon and inure to the benefit of the legal parties hereto and each of their respective heirs, legal representatives, successors and assigns, and shall be construed in accordance with the laws of the State of Florida, without giving effect to the principles of conflict of law.

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EXHIBIT 1.3(c)

IN WITNESS WHEREOF, this Consent has been signed, sealed and delivered by the parties hereto as of the date first above written.

HUFFY SERVICE SOLUTIONS, INC.

By:  ___________________________

Name:  _____________________

Title:  ______________________

[OTHER PARTY]

By: ____________________________

Name:______________________

Title:_______________________

EXHIBIT 1.4(a)

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

FORM OF SUBORDINATED NOTE

$1,000,000

____________, 2004

National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), for value received, promises to pay to the order of Huffy Service Solutions, Inc., an Ohio corporation (“HSS” or the “Holder”), the sum of One Million Dollars ($1,000,000) with interest thereon from the date hereof at the Prime Rate plus five percent (5%) per annum until paid.  All interest shall be computed for the actual number of days elapsed on the basis of a year consisting of 360 days.  The unpaid principal amount plus accrued and unpaid interest on this Subordinated Note shall be due and payable upon thirty (30) months of the date hereof.  “Prime Rate” means the interest rate published on the first business day of each calendar quarter by The Wall Street Journal from time to time as its “Prime Rate” or corporate base rate or similar name or such successor index published by Bank of America, N.A., as most closely approximated such index.

This Subordinated Note evidences indebtedness incurred in connection with the purchase by the Purchaser of all the assets of HSS, McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), and Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla, Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (each a “Seller,” and, collectively, the “Sellers”) used by or in connection with the Business, pursuant to that certain Asset Purchase Agreement, of even date herewith, by and between the Sellers, Huffy Corporation, an Ohio corporation and parent to HSS, and the Purchaser (the “Asset Purchase Agreement”).  Capitalized terms not otherwise defined shall have the meanings set forth in the Asset Purchase Agreement.

Payments of principal hereof and interest and premium hereon shall be made in lawful money of the United States of America.

The Purchaser and the Holder agree for the benefit of the Senior Debt (as defined below) that all indebtedness evidenced by this Subordinated Note, including principal, premium, if any, and interest, and all other amounts payable to the Holder hereunder (including, for all purposes of this Subordinated Note, any payment in respect of redemption or purchase or other acquisition hereof) (collectively, the “Subordinated Debt”) shall, to the extent hereinafter set forth, be subordinate and junior to all Senior Debt.

After the occurrence of an Event of Default (as defined in the Credit Agreement) and during the continuation thereof, unless and until all principal of, premium, if any, and interest on, and all other obligations of the Purchaser under, any Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, neither the Purchaser nor any of its subsidiaries or affiliates shall make, and the Holder shall not demand, accept or receive, or attempt to collect or commence any legal proceedings to collect, any direct or indirect payment (in cash or property or by setoff, exercise of contractual or statutory rights or otherwise) of or on account of any amount payable on or with respect to this Subordinated Note (including any payment in respect of redemption or purchase or other acquisition) or any interest herein.  Unless and until all principal of, premium, if any, and interest on, and all other obligations of the Purchaser under, the Senior Debt shall have been paid in full and all commitments to extend Senior Debt shall have terminated, the Holder will not commence or maintain any action, suit or any other legal or equitable proceeding against the Purchaser, or join with any creditor in any such proceeding, under any insolvency, bankruptcy, receivership, liquidation, reorganization or other similar law, unless the holder of Senior Debt shall also join in bringing such proceeding; provided that the foregoing shall not prohibit the Holder from filing a proof of claim or otherwise participating in any such proceeding not commenced by them.

In the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Purchaser or to its creditors, in their capacity as creditors of the Purchaser, or to substantially all of its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Purchaser, whether or not involving insolvency or bankruptcy, then:

1.

the holder of the Senior Debt shall first be entitled to receive payment in full of the principal thereof, premium, if any, interest and all other amounts payable thereon (accruing before and after the commencement of the proceedings, whether or not allowed or allowable as a claim in such proceedings) before the Holder is entitled to receive any payment on account or in respect of Subordinated Debt; and

2.

any payment or distribution of assets of the Purchaser of any kind or character, whether in cash, property or securities to which the Holder would be entitled, but for the provisions of this Subordinated Note, shall be paid or distributed by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or other trustee or agent, directly to the Agent (as defined below) and any other representative on behalf of the holder of Senior Debt  to the extent necessary to make payment in full of all amounts of Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holder of the Senior Debt.

Should any payment or distribution or security or the proceeds of any thereof be collected or received by the Holder in respect of the Subordinated Debt, at a time when the payment thereof by the Purchaser is prohibited by the terms of this Subordinated Note, the Holder shall forthwith deliver the same to the Agent and any other representative on behalf of the holder of Senior Debt for the equal and ratable benefit of the holder of the Senior Debt in precisely the form received (except for the endorsement or the assignment of or by the Holder where necessary) for application to payment of all Senior Debt in full, after giving effect to any concurrent payment or distribution to the holder of Senior Debt and, until so delivered, the same shall be held in trust by the Holder as the property of the holder of the Senior Debt.

The Holder shall not be subrogated to the rights of the holder of the Senior Debt to receive payments or distributions of assets of the Purchaser until all amounts payable with respect to the Senior Debt shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holder of the Senior Debt of any cash, property or securities to which the Holder would be entitled except for these provisions shall, as between the Purchaser, its creditors other than the holder of the Senior Debt, and the Holder, be deemed to be a payment by the Purchaser to or on account of the Senior Debt.  The subordination provisions of this Subordinated Note are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the holder of the Senior Debt, on the other hand.

The Holder agrees that, in the event that all or any part of any payment made on account of the Senior Debt is recovered from the holder of Senior Debt as a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law, any payment or distribution received by the Holder on account of the Subordinated Debt at any time after the date of the payment so recovered, whether pursuant to the right of subrogation provided for in this Subordinated Note or otherwise, shall be deemed to have been received by the Holder in trust as the property of the holder of the Senior Debt and the Holder shall forthwith deliver the same to the Agent and any other representative on behalf of the holder of the Senior Debt for the Equal and ratable benefit of the holder of the Senior Debt for application to payment of all Senior Debt in full.

The Holder hereby waives any and all notice in respect of the Senior Debt, present or future, and agrees and consents that without notice to or assent by any holder or holder of the Subordinated Debt:

(i)

the obligation and liabilities of the Purchaser or any other party or parties for or upon the Senior Debt (or any promissory Subordinated Note, security document or guaranty evidencing or securing the same) may, from time to time, in whole or in part, be renewed, extended, modified, amended, restated, accelerated, compromised, supplemented, terminated, sold, exchanged, waived or released;

(ii)

the Agent and the holder of the Senior Debt may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Debt; and

(iii)

any balance or balances of funds with any holder of the Senior Debt at any time standing to the credit of the Purchaser may, from time to time, in whole or in part, be surrendered or released;

all as the Agent or the holder of the Senior Debt may deem advisable and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Debt to the Senior Debt provided for herein; provided that (i) the Purchaser agrees to give the Holder prompt notice of the declaration of an Event of Default (as defined in the Credit Agreement) by the holders of the Senior Debt, and (ii) the Purchaser agrees to furnish the Holder with a copy of any notice from the Purchaser to the Agent and/or the holder of the Senior Debt of any Event of Default immediately, but no later than three (3) business days of receipt.

Nothing contained in the subordination provisions of this Subordinated Note is intended to or shall impair, as between the Purchaser, its creditors other than the holder of the Senior Debt, and the Holder, the obligation of the Purchaser, which is absolute and unconditional, to pay to the Holder the principal of, premium, if any, and interest on this Subordinated Note, as and when the same shall become due and payable (except as otherwise provided in this Subordinated note) in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and other creditors of the Purchaser other than the holder of the Senior Debt.

The Holder acknowledges and agrees that the holder of the Senior Debt have relied upon and will continue to rely upon the subordination provided for herein in entering into the agreements relating to Senior Debt and in extending credit to the Purchaser pursuant thereto.

No present or future holder of Senior Debt shall be prejudiced in its right to enforce the subordination contained herein in accordance with the terms hereof by any act or failure to act on the part of the Purchaser or the Holder.  The subordination provisions contained herein are for the benefit of the holder of the Senior Debt from time to time and, so long as any Senior Debt is outstanding under any agreement, such provisions may not be rescinded, canceled or modified in any way without the prior written consent thereto of all holders of Senior Debt.

Notwithstanding anything to the contrary in this Subordinated Note, upon any payment or distribution of assets of the Purchaser in any proceedings for reorganization, insolvency, liquidation, dissolution or other winding up, the Holder shall be entitled to rely upon any final order or decree made by any court of competent jurisdiction in which any such proceedings are pending for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of the Senior Debt and other debt of the Purchaser, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto.

The subordination provisions hereof shall be binding upon any holder of Subordinated Debt and upon the successors and assigns of the Holder; and all references herein to the Holder shall be deemed to include any successor or successors, whether immediate or remote, to the Holder.  HSS may, upon written notice to the Purchaser, transfer or assign this Note, provided that the assignee agrees in writing to be bound by the terms hereof.

This Subordinated Note is issued as consideration to the Holder pursuant to the Asset Purchase Agreement, and, accordingly, the Purchaser shall be entitled to set off any and all amounts owed by the Sellers to the Purchaser against any payments owed by the Purchaser to the Sellers hereunder to the extent and only to the extent such set off is permitted in the Asset Purchase Agreement.

The following terms, as used herein, have the following respective meanings:

“Agent” means (i) so long as the Credit Agreement is in effect, __________________ _________________________, in its capacity as agent for the Lenders party to the Credit Agreement or any successor or other Agent appointed pursuant to the Credit Agreement and (ii) it there is no Credit Agreement in effect, thereafter any agent designated as representative of holders of all other Senior Debt.

“Credit Agreement” means the Credit Agreement dated as of _________ ____, 2004 among [___________________________], [_______________], the Lenders listed on the signature pages thereof and ______________________________, as Agent, and the [Sub Debt], dated as of ____________, 2004 among _________________________ and _______________, as the same may be amended, restated, modified, extended or supplemented from time to time in accordance with its terms and any successor financial institution credit agreement refinancing all or a portion of the Credit Agreement and designated by the Purchaser as the “Credit Agreement” for purposes hereof.

“Senior Debt” means (a) all principal of, premium and interest (including, without limitation, any interest (“Post-Petition Interest”) which accrues (or which would accrue but for such case, proceedings or other action) after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Purchaser (whether or not such interest is allowed or allowable as a claim in such case, proceeding or other action)) on any loan under, and all Subordinated Notes issued pursuant to, the Credit Agreement, (b) any renewals, refinancings or extensions of any of the foregoing (or any portion thereof) (including Post-Petition Interest) and (c) all fees, expenses, indemnities and all other amounts payable by the Purchaser thereunder or with respect thereto, including under any other Financing Document (as defined in the Credit Agreement).

THIS SUBORDINATED NOTE AND ALL THE TERMS HEREIN, INCLUDING THE TERMS REGARDING SUBORDINATION, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO THE CHOICE OF LAW PROVISIONS THEREOF.

*   *   *

EXHIBIT 1.4(a)

IN WITNESS WHEREOF, the Purchaser has caused this Subordinated Note to be duly executed as of the day and year first above written.

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

By:

_______________________________

     Name:  _________________________

     Title:  __________________________

EXHIBIT 6.7

FORM OF PRESS RELEASE

HUFFY

DRAFT

CORPORATION

Corporate Offices

News Release

Contact:

Robert W. Lafferty

Chief Financial Officer

(937) 865-5407

HUFFY CORPORATION SIGNS AGREEMENT FOR SALE OF HUFFY SERVICE SOLUTIONS

MIAMISBURG, OHIO, APRIL 8, 2004 -  HUFFY CORPORATION (NYSE-HUF) today announced that it has signed a definitive agreement for the sale of its services to retail segment, which includes Huffy Service Solutions, Creative Retail Services and Creative Retail Services (Canada) to National Product Services Inc., a portfolio company of H.I.G. Capital, LLC.  Under the terms of the agreement, National Product Services will acquire all of the assets, trademarks, other intellectual property, and equipment and will assume a number of agreed upon operating liabilities of the business.  Subject to satisfactory completion of final due diligence, the transaction is expected to close before the end of April 2004.

Commenting on the decision to sell Huffy Service Solutions, Paul R. D’Aloia, Chief Executive Officer and President said, “Although services to retail has been an integral part of our business for the past several decades, recently Huffy Service Solutions has significantly expanded its activity in channels outside of the mass and sporting goods channels.  In our on-going review of our business and product lines, we concluded that Huffy Service Solutions is not a key strategic component as we move to a single sporting goods platform, delivering branded sporting goods and related products into the mass, sporting goods and specialty channels.  We are pleased that National Product Services has recognized the value of Huffy Service Solutions and the benefit of combining two premium services to retail companies.”

# # #

Huffy Corporation (NYSE-HUF) is a diversified sporting goods company, marketing basketball equipment, sports balls and other outdoor games under the Huffy Sports®, HydraRib®, and SureShot® brands; bicycles and wheeled products under the Huffy®, Royce Union®. and Micro® brands; golf equipment under the Tommy Armour®, Ram®, Teardrop® and Zebra® brands; snowboards and accessories under the LTD®, Lamar® and Sims® brands; Hespeler® hockey equipment; and a variety of action sports items including skateboards, inline skates, and helmets under the UltraWheels®, Rage®, and Dukes® brands, and markets a variety of products as a licensee under Disney®, Oxygen®, Airwalk®, NBA® and NCAA® trademarks; and is a leading provider of assembly and merchandising services to retailers.

# # #

National Product Services, Inc. is a premier provider of outsourced retail marketing services to major consumer product manufacturers and large retail chains nationwide.  Headquartered in Irving, TX, with offices in Atlanta, GA and Mooresville, NC, the company provides its clients with a broad range of services that deliver a quantifiable and attractive return on their client’s marketing expenditures including comprehensive merchandising services, in-home and in-store assembly services, and hard line product demonstrations.  For more information, visit NPS’s web site at www.nationalproductsservices.com

# # #

H.I.G. Capital, a leading private equity investment firm, has a controlling interest in over 50 companies with combined revenues in excess of $5 billion.  With offices in Miami, Atlanta, Boston and San Francisco, H.I.G. specializes in the acquisition of leading middle market companies with strong growth potential.  For more information visit H.I.G. Capital’s Web site at www.higcapital.com

# # #

The discussion in this press release contains forward-looking statements and is qualified by the cautionary statements contained in the Huffy Corporations report on Form 10K, dated March 5, 2004.

EXHIBIT 7.1

HUFFY CORPORATION

HUFFY SERVICE SOLUTIONS, INC.

McCALLA COMPANY

CREATIVE RETAIL SERVICES, INC.

CREATIVE RETAIL SERVICES (CANADA), INC.

OFFICER’S CERTIFICATE

This certificate is delivered to National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), and Union Bank of California N.A. pursuant to Section 7.1 of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004, by and among the Purchaser, Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation (“HSS”), McCalla Company, a Georgia corporation (“McCalla”), Creative Retail Services, Inc., a Georgia corporation (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation (“Creative Canada,” and, together with HSS, McCalla, and Creative, each a “Seller,” and, collectively, the “Sellers”), relating to the acquisition of substantially all of the assets of the Sellers.  Capitalized terms used herein without definition shall have the meanings as set forth in the Asset Purchase Agreement.

Each of the undersigned hereby certifies that he is the duly elected and acting Chief Executive Officer and President of the Parent, President and General Manager of HSS or President of McCalla, Creative and Creative Canada, each as set forth below, and that the representations and warranties of the Parent and each of the Sellers, in Article II and elsewhere in the Asset Purchase Agreement and all of the information contained in the exhibits and schedules to the Asset Purchase Agreement as they pertain to the Parent and each of the Sellers are true and complete on the date hereof in all material respects and the Parent and each of the Sellers have performed and complied with all agreements, covenants and conditions required under the Asset Purchase Agreement to be performed by them.

Each of the undersigned gives this Certificate as an officer of Parent, HSS, McCalla, Creative, Creative Canada, as set forth below, and not in his individual capacity.

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EXHIBIT 7.1

IN WITNESS WHEREOF, I have signed this Certificate this ___ day of April, 2004.

HUFFY CORPORATION

_____________________________________
Paul R. D’Aloia, Chief Executive Officer and President

HUFFY SERVICE SOLUTIONS, INC.

_____________________________________
Geoff W. Brownrigg, President and General Manager

McCALLA COMPANY

_____________________________________
Don C. Smith, President

CREATIVE RETAIL SERVICES, INC.

_____________________________________
Don C. Smith, President

CREATIVE RETAIL SERVICES (CANADA), INC.

_____________________________________
Don C. Smith, President

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EXHIBIT 7.3

FORM OF OPINION OF SELLERS’ COUNSEL

The following opinion shall be addressed to National Product Services Acquisition Corporation, a Delaware corporation, and its lenders.  Capitalized terms used herein without definition shall have the meaning as set forth in the Asset Purchase Agreement (the “Asset Purchase Agreement”).  “US Sellers” shall mean HSS, McCalla, and Creative Retail Services, Inc., each being a “US Seller.”

(1)

The Parent and each US Seller are a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation with full corporate power and authority to carry on its business as it is now being conducted, and to own, operate and lease its properties and assets.  Each US Seller is legally qualified or licensed to do business and in good standing in the jurisdictions set forth in the disclosure schedules to the Asset Purchase Agreement.

(2)

Each of the Parent and the US Sellers has all requisite corporate power and corporate authority to enter into and to perform its obligations under the Asset Purchase Agreement, the Transition Services Agreement, the Bill of Sale, the Assembly Contract, the Assumption Agreement and all other agreements, documents and instruments to which it is a party executed in connection therewith (collectively, the “Transaction Documents”).  The Transaction Documents have been duly authorized, validly executed and delivered by each of the Parent and the US Sellers and each constitutes a valid and binding obligation of the Parent and US Sellers, enforceable against the Parent and US Sellers in accordance with its respective terms.

(3)

Except as set forth in Schedule 2.4 to the Asset Purchase Agreement, the execution and delivery of the Transaction Documents by the Parent and US Sellers and the consummation of the transactions contemplated thereby do not and will not (A) conflict with or result in a breach of the terms, conditions or provisions of, (B) constitute a default under, (C) result in a violation of, (D) result in the creation of any lien, security interest, charge or other encumbrance upon the Acquired Assets pursuant to, (E) give any third party the right to accelerate any obligation under, or (F) require any authorization, consent, approval, exemption or other action by or notice to any court, other governmental body or other third party under the provisions of:  (i) the articles of incorporation or certificate of incorporation, as applicable, and code of regulations or bylaws, as applicable, of the Parent and US Sellers, (ii) any law, statute, rule or regulation to which the Parent and US Sellers is subject, or (iii) any judgment or decree known to us to which the Parent and US Sellers are subject, except for such governmental consents which have been obtained as of the Closing Date.

(4)

No material permit, consent, approval or authorization of, or declaration to or filing with, any regulatory or other governmental authority is required in connection with the execution and delivery of the Transaction Documents by the Parent and US Sellers and the consummation of the transactions contemplated thereby, except those which have been accomplished or obtained.

(5)

To our knowledge, there are no actions, suits, proceedings, orders, investigations or claims pending or threatened against the Parent or Sellers, at law or in equity, or before or by any federal, state, municipal or other governmental department, commission, board, bureau, agency or other instrumentality, domestic or foreign, which might adversely affect its performance under any Transaction Document to which it is a party or the consummation of the transactions contemplated thereby.

EXHIBIT 7.4

HUFFY CORPORATION

HUFFY SERVICE SOLUTIONS, INC.

McCALLA COMPANY

CREATIVE RETAIL SERVICES, INC.

CREATIVE RETAIL SERVICES (CANADA), INC.

OFFICER’S CERTIFICATE

This certificate is delivered to National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), and Union Bank of California N.A. pursuant to Section 7.4 of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004 by and among the Purchaser, Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation (“HSS”), McCalla Company, a Georgia corporation (“McCalla”), Creative Retail Services, Inc., a Georgia corporation (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation (“Creative Canada,” and, together with HSS, McCalla, and Creative, each a “Seller,” and, collectively, the “Sellers”).  Capitalized terms used herein without definition shall have the meanings as set forth in the Asset Purchase Agreement.

Each of the undersigned hereby certifies that he is the duly elected and acting Chief Executive Officer and President of the Parent, President and General Manager of HSS or President of McCalla, Creative or Creative Canada, each as set forth below, or the duly elected and acting Vice President – Finance, Chief Financial Officer and Treasurer of the Parent, as set forth below, and that, to the best of his knowledge, there has been no Material Adverse Change since April __, 2004 [the date of the Asset Purchase Agreement].

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EXHIBIT 7.4

IN WITNESS WHEREOF, we have signed this certificate this _____ day of April, 2004.

HUFFY CORPORATION

By: _________________________________

Paul R. D’Aloia, Chief Executive Officer and President

By: _________________________________

Robert W. Lafferty, Vice President – Finance,

Chief Financial Officer and Treasurer

HUFFY SERVICE SOLUTIONS, INC.

By: _________________________________

Geoff W. Brownrigg, President and General Manager

By:____________________________________

Jeffrey D. Matthews, Vice President - Controller

McCALLA COMPANY

By: _________________________________

Don C. Smith, President

By:____________________________________

Robert W. Lafferty, Treasurer

CREATIVE RETAIL SERVICES, INC.

By: ___________________________________

Don C. Smith, President

By:____________________________________

Robert W. Lafferty, Treasurer

CREATIVE RETAIL SERVICES (CANADA), INC.

By: ___________________________________

Don C. Smith, President

By:____________________________________

Robert W. Lafferty, Treasurer

EXHIBIT 7.6

HUFFY CORPORATION

HUFFY SERVICE SOLUTIONS, INC.

McCALLA COMPANY

CREATIVE RETAIL SERVICES, INC.

CREATIVE RETAIL SERVICES (CANADA), INC.

CERTIFICATE OF CHIEF FINANCIAL OFFICER

This certificate is delivered to National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), pursuant to Section 7.6 of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004 by and among the Purchaser, Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation (“HSS”), McCalla Company, a Georgia corporation (“McCalla”), Creative Retail Services, Inc., a Georgia corporation (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation (“Creative Canada,” and, together with HSS, McCalla, and Creative, each a “Seller,” and, collectively, the “Sellers”).  Capitalized terms used herein without definition shall have the meanings as set forth in the Asset Purchase Agreement.

Each of the undersigned hereby certifies that he is the duly elected and acting Vice President - Finance, Chief Financial Officer and Treasurer of the Parent, Vice President - Controller of HSS, or Treasurer of McCalla, Creative and Creative Canada and that, to the best of his actual knowledge, the representations set forth in Section 2.5 of the Asset Purchase Agreement with respect to the Financial Statements are true and accurate in all material respects.

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EXHIBIT 7.6

IN WITNESS WHEREOF, I have signed this certificate this ____ day of April, 2004.

HUFFY CORPORATION

By: ___________________________________

Robert W. Lafferty, Vice President - Finance,

Chief Financial Officer and Treasurer

HUFFY SERVICE SOLUTIONS, INC.

By: ___________________________________

Jeffrey D. Matthews, Vice President - Controller

McCALLA COMPANY

By: ___________________________________

Robert W. Lafferty, Treasurer

CREATIVE RETAIL SERVICES, INC.

By: ___________________________________

Robert W. Lafferty, Treasurer

CREATIVE RETAIL SERVICES (CANADA), INC.

By: ___________________________________

Robert W. Lafferty, Treasurer

EXHIBIT 7.9

HUFFY SERVICE SOLUTIONS, INC.

SECRETARY’S CERTIFICATE

This certificate is delivered to National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), pursuant to Section 7.9 of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004 by and among the Purchaser and Huffy Corporation, an Ohio corporation, Huffy Service Solutions, Inc., an Ohio corporation (“HSS”), McCalla Company, a Georgia corporation, Creative Retail Services, Inc., a Georgia corporation, Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation.  Capitalized terms used herein without definition shall have the meanings as set forth in the Asset Purchase Agreement.

The undersigned, Nancy A. Michaud, Secretary of HSS, does hereby certify that to the best of her knowledge:

1.

No amendment to or restatement of HSS’s Articles of Incorporation has been filed since August 25, 2003, and no action has been taken by HSS or its shareholder, directors or officers in contemplation of the filing of any amendment to or restatement of the HSS’s Articles of Incorporation.  Attached hereto as Exhibit A is a true, correct and complete copy of HSS’s Articles of Incorporation as in effect on and as of the date hereof.  No proceeding for the dissolution, merger, consolidation or liquidation of HSS or for the sale of all or substantially all of its assets is pending, or, to the best of my knowledge, threatened, and no such proceeding is contemplated by HSS.

2.

Attached hereto as Exhibit B is a true, correct and complete copy of the Code of Regulations of HSS as in effect on and as of the date hereof and at all times since ___________________, ________.

3.

Attached hereto as Exhibit C are true, correct and complete copies of (a) resolutions duly adopted by the Board of Directors of HSS as of ___________ __, 2004 in a unanimous action by written consent, and (b) resolutions duly adopted by the stockholder of HSS as of __________ __, 2004 in a unanimous action by written consent; said resolutions have not been modified or rescinded since their adoption and are in full force and effect as of the date hereof.

4.

Attached hereto as Exhibit D is a correct and complete list of all jurisdictions in which HSS is duly qualified and licensed to do business.

5.

The following named individuals are duly elected (or appointed) and acting officers of HSS, and hold, and at all times since __________ __, ______ have held, the offices set forth opposite their respective names as of the date hereof, and the signatures set opposite the respective names and titles of said officers are their true and authentic signatures.  Each such officer is authorized to execute the Asset Purchase Agreement and the certificates, agreements and other documents to be delivered by HSS in connection therewith.

Name	Title	Specimen Signature
Geoff W. Brownrigg	President and General Manager
Jeffrey D. Matthews	Vice President - Controller
Nancy A. Michaud	Secretary

7.

Each person who, as an officer of HSS, signed the Asset Purchase Agreement and the certificates, agreements and other documents to be delivered by HSS, together with any and all amendments thereto, was duly elected or appointed, qualified and acting as such officer of HSS at the time of the signing thereof and was duly authorized to sign such document on behalf of HSS, and the signature of such person appearing on each such document is the genuine signature of such officer.

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EXHIBIT 7.9

IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of April, 2004.

____________________________________

Nancy A. Michaud, Secretary

I, Geoff W. Brownrigg, President and General Manager of HSS, hereby certifies that Nancy A. Michaud is the duly elected and acting Secretary of HSS and that the signature appearing above is her genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of April, 2004.

_____________________________________

Geoff W. Brownrigg, President and General Manager

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EXHIBIT 7.11(a)

FORM OF ESTOPPEL LETTER

This ESTOPPEL LETTER (this “Agreement”) dated as of April __, 2004, by and between ________________________, whose address is _____________________________ (“Landlord”), and Huffy Service Solutions, Inc., an Ohio corporation (“Tenant”).

WHEREAS, the Tenant has by a written lease dated ____________________, 200__ (as amended from time to time hereinafter called the “Lease”) leased from the Landlord all or part of certain real estate and improvements thereon located on the property more particularly described in Exhibit A hereto (the “Premises”) and intends to continue leasing the Premises to the Tenant;

WHEREAS, National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”) intends to acquire substantially all of the assets of the Tenant (the “Acquisition”) and desires to have the Lease assigned to it prior to the consummation of the Acquisition;

WHEREAS, the Purchaser intends to enter into certain financing arrangements with ____________________ (the “Lenders”) to finance the Acquisition, and as a condition to the Lenders financing the Acquisition, the Lenders require, among other things, liens in favor of the Lenders on all of the Purchaser’s right, title and interest in and to (a) all property, including, without limitation, trade fixtures, equipment and inventory located on or used in connection with the Premises by the Purchaser, and (b) operating licenses and permits now or at any time hereafter relating to the use of the Premises (all such property being collectively referred to as the “Collateral”); and

WHEREAS, the Purchaser and the Tenant desire to obtain the consent of the Landlord to (a) the consummation of the Acquisition and (b) the granting of liens on the Collateral to the Lenders by the Purchaser.

NOW, THEREFORE, in consideration of the premises hereof and mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1.       Consent to Acquisition.  The Landlord hereby acknowledges and agrees that the Purchaser may acquire the assets of the Tenant and such Acquisition does not constitute a breach of, or default under, or modify the terms of, the Lease and, to the extent the Lease contains any provision to the contrary, such provisions are hereby waived with respect to the Acquisition.

         2.       Consent to Assignment.  The Landlord hereby acknowledges and agrees that the Tenant may assign, transfer, set over and deliver unto the Purchaser all of the Tenant’s right, title and interest in and to the Lease and such assignment does not constitute a breach of, or default under, or modify the terms of, the Lease and, to the extent the Lease contains any provision to the contrary, such provisions are hereby waived with respect to the transactions contemplated by the Acquisition.

         3.       Acknowledgment of Security Interest.  The Landlord acknowledges that the Purchaser and/or Tenant has or will execute and deliver a security agreement (the “Security Agreement”) in favor of the Lenders on the Collateral and the Landlord agrees that the execution, delivery and performance of the Security Agreement by the Purchaser and/or Tenant and the Lenders do not constitute a breach of, or default under, or modify the terms of, the Lease.

         4.       No Defaults.  The Landlord acknowledges and agrees that there are no existing defaults under the Lease on the part of the Landlord and the Tenant, the Tenant has paid all rent through the last day of the whole calendar month ending prior to the date hereof and the Tenant has performed all covenants required of the Tenant under the terms of the Lease prior to the date hereof.

         5.       Tenant’s Defaults.  During the term of the Lease (including any extensions thereof), Landlord agrees that it will notify the Lenders in writing of Purchaser’s default under the Lease and of its intention to sell the property of Purchaser, and Landlord agrees that before any such sale, the Lenders shall have the right (but not the obligation) to cure such default on Purchaser’s behalf within the same number of days (but in no event less than 14 days) after such notice that Purchaser has to cure such default under the Lease.

         6.       Tenant’s Defaults on Loan Obligations.  In the event of any default by Purchaser in the payment or performance of an obligation to the Lenders based on which the Lenders intend to exercise their rights with respect to the Collateral under the Security Agreement, the Landlord agrees that upon notice by the Lenders to the Landlord that the Lenders intend to exercise their rights under the Security Agreement, the Lenders and their agents may (but shall have no obligation to) enter upon and remain on the Premises to remove or otherwise dispose of the Collateral, provided (i) the Landlord receives the rental, fees and other amounts due under the Lease for the period of the time the Lenders use the Premises, (ii) any damages to the Premises caused by removal of the Collateral are repaired, and (iii) the Premises are maintained during such period in as good condition and repair as on the date of the Lenders’ notice to the Landlord.

         7.       Notices.  Any notice(s) required or desired to be given hereunder (a) to the Landlord shall be in writing directed to _________________________________________ ____________________________, Attention: ___________________, (b) to the Tenant shall be directed to Huffy Corporation, 225 Byers Road, Miamisburg, Ohio 45342, Attention: Mr. Paul D’Aloia, (c) to the Lenders shall be directed to Union Bank of California N.A., 445 South Figueroa Street, 13th Floor, Los Angeles, California, Attention: Gary Kirshner and (d) to the Purchaser shall be directed to HIG, c/o H.I.G. Capital, LLC, 1001 Brickell Bay Drive, 27th Floor, Miami, Florida  33131, Attention:  Matthew S. Sanford.  All notices hereunder shall be sent by prepaid certified or registered mail, return receipt requested, or delivered to a regularly scheduled overnight delivery carrier with delivery fees either prepaid or an arrangement, satisfactory with such carrier, made for the payment of such fees.

         8.       Amendments; Notice of Assignment of Interests.  The agreements contained herein may not be modified or terminated orally and shall be binding upon and inure to the benefit of the parties hereto and their respective successors or assigns.  The Lenders shall promptly notify the Landlord, in the event that the Lenders shall assign their right, title and interest in or under the Security Agreement to any third person.  The Landlord shall promptly notify the Lenders in the event that the Landlord shall assign or encumber its interest in the Premises or under the Lease.

         9.       Term of Agreement.  This Agreement shall continue in full force and effect until the earlier of (a) the date on which the Lenders have confirmed in writing that all of Purchaser’s obligations and liabilities to the Lenders are paid and satisfied in full and all financing arrangements between the Lenders and Purchaser have been terminated, or (b) the ninetieth (90) day following the date on which the Lease shall have been terminated.  The provisions of Section 3 shall survive any termination of this Agreement.

         10.       No Assumption.  THE LANDLORD AGREES THAT NOTHING CONTAINED IN THIS CONSENT SHALL BE CONSTRUED AS AN ASSUMPTION BY THE LENDERS OF ANY OBLIGATIONS OF THE TENANT CONTAINED IN THE LEASE.

         11.       Tenant’s Obligations.  THIS AGREEMENT SHALL NOT IMPAIR OR OTHERWISE AFFECT TENANT’S OBLIGATIONS TO PAY RENT AND ANY OTHER SUMS PAYABLE BY TENANT OR TO OTHERWISE PERFORM ITS OBLIGATIONS TO THE LANDLORD PURSUANT TO THE TERMS OF THE LEASE.

*  *  *

EXHIBIT 7.11(a)

IN WITNESS WHEREOF, the parties hereto have caused this Estoppel Letter to be duly executed as of the day and year first above written.

[Landlord]

By:________________________________

Title: _______________________________

HUFFY SERVICE SOLUTIONS, INC.

By: ________________________________

Title:________________________________

Acknowledged and Agreed:

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By: ________________________________

Title: ________________________________

EXHIBIT 7.11(a)

STATE OF _________________

)

)  ss

COUNTY OF ________________

)

On this ____ day of __________________, 200_, before me, the undersigned, a Notary Public in and for the __________________________, personally appeared _________________ _________________________, to me personally known, who, being by me duly sworn, did say that he is the _____________________________ of said corporation executing the within and foregoing instrument; that (no seal has been procured by the said) (the seal affixed thereto is the seal of said) corporation; that said instrument was signed (and sealed) on behalf of said corporation by authority of its Board of Directors; and that the said ________________ _______________________________ as such officer acknowledged the execution of said instrument to be the voluntary act and deed of said corporation, by it and by him voluntarily executed.

________________________________

Notary Public in and for the State of

___________________

EXHIBIT 7.11(b)

FORM OF SUBLEASE

This SUBLEASE, dated as of April ___, 2004 (this “Sublease”), is made by and between HUFFY SERVICE SOLUTIONS, INC., an Ohio corporation f/k/a Huffy Service First, Inc., as sublessor (“Sublessor”), and NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION, a Delaware corporation, as sublessee (“Sublessee”).

Recitals

A.

Dayton Office Properties, LLC, as landlord (“Master Lessor”), and Sublessor, as tenant, entered into that certain Lease dated December 5, 2000 (the “Master Lease”), pursuant to which Master Lessor leased to Sublessor certain premises comprising approximately 34,415 sq. ft. of space (the “Lease Premises”) located at 225 Byers Road, Miamisburg, Ohio 45432 (the “Building”), as more fully described in the Master Lease.

B.

A copy of the Master Lease is attached hereto as Exhibit A.

C.

Sublessor desires to sublease the same Premises as subject to the Master Lease.

D.

As an inducement for the Sublessee to enter into that certain Asset Purchase Agreement by and among Huffy Corporation, an Ohio corporation, Sublessor, McCalla Company, a Georgia corporation, Creative Retail Services, Inc., a Georgia corporation, Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and Sublessee dated as of April ___, 2004 (the “Asset Purchase Agreement”), the Sublessor has agreed to enter into this Sublease, subject to the terms and conditions hereof.

Now, therefore, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Sublessor and Sublessee hereby agree as follows.

Agreement

1.

Sublease.  Sublessor hereby subleases to Sublessee and Sublessee hereby subleases from Sublessor the Lease Premises together with, on a nonexclusive basis, any and all equipment, machinery, facilities, transformers, duct work, cable, wires and fixtures serving the same, including, without limitation, the HVAC, plumbing, electrical, gas, steam, water, communications, security, fire suppression, life safety and other mechanical, electrical, and building equipment and systems to the extent owned or leased by Sublessor and serving the Lease Premises.  Sublessee shall have the right of access through the common areas of the Building as is reasonably necessary for Sublessee to utilize the common areas and to gain access to and use of the Lease Premises, subject to reasonable security measures.

2.

Warranty by Sublessor.  Sublessor warrants to Sublessee that (i) the Master Lease attached hereto is a full, complete and correct copy thereof, is in full force and effect and has not been amended or modified except as expressly set forth in this Sublease, (ii) there are no other agreements between Sublessor and Master Lessor which are binding upon the Lease Premises or will be binding upon Sublessee as the party in possession thereof, (iii) Sublessor is not now and, as of the commencement of the Term (as defined below) of this Sublease, will not be in default of the Master Lease, and (iv) Sublessor has no knowledge of any claim by Master Lessor that Sublessor is in default of the Master Lease and knows of no existing circumstances which, with the passage of time, or giving of notice, or both, would give rise to a default by either party thereunder and/or allow either party to terminate the Master Lease.  During the Term of this Sublease, Sublessor shall not terminate or cause to be terminated the Master Lease or commit any act or omission that results, directly or indirectly, in a termination of this Sublease or otherwise affects any rights of Sublessee to the use and enjoyment of the Lease Premises. By way of example, but without limiting the foregoing, Sublessor shall not (i) default in the performance of any monetary or non-monetary obligation, covenant or agreement in the Master Lease, (ii) petition for relief under or otherwise seek the benefit of any bankruptcy reorganization, arrangement or insolvency law, (iii) amend, modify or terminate the Master Lease without the prior written consent of Sublessee, or (iv) assign, sublet or otherwise transfer the Master Lease or Sublessor’s rights and interests in and to the Lease Premises.  It is further understood and agreed that, as long as Sublessee is in compliance with all material provisions of this Sublease, Sublessee shall be entitled to the peaceful and quiet possession of the Lease Premises free from any interference or disturbance by Sublessor and anyone claiming by, through or under them.

3.

Term.  Subject to Paragraph 28 below, the term of this Sublease shall commence on the date hereof (the “Commencement Date”), and end on the termination date set forth in the Master Lease (the “Termination Date”) (the period between the Commencement Date and the Termination Date shall be referred to as the “Term” of this Sublease), unless terminated sooner in accordance with the provisions of this Sublease or the Master Lease; provided however, the Sublessee shall be entitled to exercise any renewal options available to the Sublessor under the Master Lease.

4.

Possession.  Possession of the Lease Premises (“Possession”) shall be delivered to Sublessee on the Commencement Date.  Sublessee accepts the Lease Premises in an “as is” condition with no tenant improvements, and with no representations or warranties.

5.

Rent.  Sublessee shall pay to Sublessor base rent for the Lease Premises at the initial monthly rate of $13,195.00 per month, as adjusted and provided herein for each month or partial month during the Term (the “Base Rent”).

6.

Additional Rent.  Sublessee acknowledges that pursuant to the Master Lease, Sublessor is obligated to pay annually to Master Lessor additional rent equal to a portion of any increase of the New Tax and Insurance Charge which is in excess of the Base Tax and Insurance Charge (such increase of the New Tax and Insurance Charge being the “Applicable New Tax and Insurance Charge”) (capitalized terms used herein but not otherwise defined shall have the meaning set forth in the Master Lease). Sublessor shall deliver to Sublessee promptly after receipt thereof any statements of such Tax and Insurance Charge delivered to Sublessor by Master Lessor.  Notwithstanding anything contained herein to the contrary, Sublessee may exercise any and all rights that Sublessor has under the Master Lease to audit and inspect the Master Lessor’s books and records relating to such Tax and Insurance Charge and to seek reimbursement from Sublessor or Master Lessor, as applicable, in the event an overpayment or discrepancy is discovered.

Sublessor shall be responsible for the payment of utilities and performance of repair, replacement and maintenance as required under the Master Lease and shall also pay for the provision of services in Schedule A (collectively, the “Operating Expenses,” together with the Applicable Tax and Insurance Charge, the “Additional Rent”).  Sublessee shall pay to Sublessor, as additional rent, thirty-three percent (33%) (“Sublessee’s Pro Rata Share”) of the Additional Rent (with the exception that the Sublessee has agreed to pay forty percent (40%) of any Additional Rent related to electricity and gas charges); provided, however, all such Operating Expenses will be reasonable, customary and obtained at fair market value in an arm’s length transaction.

In order to afford Sublessee the benefits of this Sublease and of those provisions of the Master Lease which by their nature are intended to benefit the party in possession of the Lease Premises, Sublessor covenants and agrees to enforce the Master Lease against Master Lessor at Sublessee’s request.  Sublessee shall be responsible for the reasonable out-of-pocket expenses of such enforcement unless, in the good faith determination of Sublessor, the cause of the enforcement action is of common interest to Sublessee and Sublessor, in which case Sublessee will pay only Sublessee’s Pro Rata Share of such reasonable out-of-pocket expenses of enforcement.  Should Sublessor fail to enforce a breach by the landlord under the Master Lease and such failure materially impairs Sublessee’s ability to conduct its business at the Lease Premises, then Sublessor shall, within five (5) business days of written notice, validly assign all of its enforcement rights to Sublessee, or either (i) Sublessee's obligation to pay Base Rent and Additional Rent hereunder shall thereafter abate until such enforcement is commenced and diligently prosecuted or (ii) Sublessee may terminate this Sublease, in which case Sublessor shall be liable to Sublessee for the payment of any other sum for which Sublessee may become obligated because of Sublessor’s failure, or for any loss sustained by Sublessee as a result thereof.

For the Term of the Sublease, Sublessor and Sublessee agree to share the costs associated with the receptionist and one building services/security person. Sublessee shall reimburse the Sublessor for said expenses in an amount equal to $1,250 per month for the receptionist and $1,950 per month for the building services/security person (each to increase at 3% per annum), which such employees will be those of the Sublessor or its affiliate. Sublessee shall not be responsible for any costs related to benefits, pension or other non-hourly/salary wage related expenses for the aforesaid employees.  Sublessor shall invoice Sublessee for those costs attributable to Sublessee and Sublessee shall pay Sublessor within thirty days of the date of each invoice.  Nothing contained herein prohibits Sublessor from outsourcing such employees, provided that if any of the foregoing services are outsourced, Sublessee shall pay one-half of the total costs to Parent of these outsourced services.

Sublessor and Sublessee agree that all furniture and fixtures in the designated commons areas of the Lease Premises, including reception, lunch room, conference room(s) and restrooms is Sublessor’s property, but will be used by both parties, coordinated through Sublessor’s receptionist on a first come, first served basis.

7.

Payment.  Sublessee shall cause payment of all Base Rent and other amounts payable by Sublessee under this Sublease to be received by Sublessor without deduction, setoff, notice, or demand, except as set forth in this Sublease, at the same address for Notices as set forth in Section 20 of this Sublease or at any other place Sublessor designates by notice to Sublessee.  The Base Rent and Sublessee’s Pro Rata Share of the Additional Rent for the first month of the Term shall be paid upon execution and delivery of this Sublease and each successive monthly payment shall be made by Sublessee prior to the first day of each month.

8.

Abatement of Rent.  Notwithstanding any provisions contained in the Master Lease regarding rent abatements (whether in connection with a destruction of the Lease Premises or otherwise), Sublessee shall be entitled to a Base Rent and Additional Rent abatement hereunder for any portion of the Lease Premises during any period, but only to the extent that, Sublessor actually receives a rent abatement under the Master Lease for such portion of the Lease Premises.

9.

Security Deposit.  Sublessee shall deliver to Sublessor a security deposit in an amount equal to $13,195.00, one month’s rent under this Sublease upon the closing of the transactions contemplated by the Asset Purchase Agreement.

10.

Use of Lease Premises.  The Lease Premises will be used and occupied only for the uses permitted under the Master Lease and for no other use or purpose.

11.

Signage.  Sublessee shall have the signage rights (and shall be subject to the signage restrictions) set forth in the Master Lease, provided that Sublessor and Sublessee shall share with equal prominence and exposure such signage rights, including the right to display respective business names on the reception front entrance doors, in the reception lobby, and on the building entrance signage.  Sublessor and Sublessee further agree that each is entitled, subject only to any required and appropriate Master Lessor consent under the Master Lease, to erect signage in, on  and around its respective areas of the Building.

12.

Assignment and Subletting.  Sublessee may at any time and without the consent of Sublessor, assign or transfer, by operation of law or otherwise, without amendment, its interest in this Sublease.  Sublesssor and Sublessee further agree that Sublesee may sub-sublet the Lease Premises without the consent of the Sublessor; provided that in the case of an assignment or transfer the assignee or transferee shall not be less creditworthy than Sublessee and in all events the premises shall only be used for the purposes described in the Master Lease.

13.

Sublessee Improvements.  Sublessee shall not make any improvements upon the Lease Premises without the prior written consent of Master Lessor and Sublessor, which consent, in the case of Sublessor, shall not be unreasonably withheld, and then only in strict compliance with the provisions of the Master Lease; provided however, Sublessor and Sublessee shall each install, at its own expense, a separate entrance to its designated area from the common area of the Lease Premises.  In connection with said leasehold improvements, Sublessor will exercise due diligence in attempting to cause Master Lessor to cooperate with Sublessee.

15.

Consents and Notices.  All actions with respect to the Lease Premises that require the consent of Master Lessor under the Master Lease shall require the consent of Sublessor and Master Lessor provided, however, in the case of Sublessor, such consent shall not be unreasonably withheld.

16.

Defaults and Remedies.

16.1

The occurrence of any of the following shall constitute a material default and breach of this Sublease by Sublessee:

16.1.1

The occurrence of any of the events deemed a “Default” under the Master Lease; provided, that for purposes of this Section 16.1.1, “Landlord” shall be read as “Sublessor,” “Tenant” shall be read as “Sublessee,” “Lease” shall mean this Sublease and all of the foregoing shall be limited to the Lease Premises only.

16.1.2

Any default by Sublessee under this Sublease, subject to the same cure provisions, if any, set forth in the Master Lease, as modified hereby, with respect to defaults or breaches of the applicable type.

16.2

In the event of any such default or breach by Sublessee, Sublessor shall have, in addition to all other rights and remedies set forth in this Sublease or available at law or in equity, the same rights and remedies against Sublessee as Master Lessor has against Sublessor as tenant under the provisions of the Master Lease in the event of a default by Sublessor thereunder beyond all grace and cure periods.

17.

Other Provisions of Sublease.  To the fullest extent possible, all provisions of the Master Lease which inure to the benefit of the Master Lessor and are by their nature imposed upon the party in possession of the Lease Premises shall inure to the benefit of and be enforceable by Sublessor herein as against Sublessee.  Additionally, when time periods are specified in the Master Lease for the giving of notices from one party to the other, they are incorporated herein, except that the time periods for the giving of notices from Sublessor to Sublessee under this Sublease shall be the time periods specified in the Master Lease for the giving of notices from Master Lessor to Sublessor plus two business days, and the time periods for the giving of notices from Sublessee to Sublessor under this Sublease shall be the time periods specified in the Master Lease for notices from Sublessor to Master Lessor minus two business days.

Sublessee shall not commit or suffer any act or omission that will violate any of the provisions of the Master Lease.  As more particularly described in Section 6 above, Sublessor will exercise due diligence in attempting to cause Master Lessor to perform its obligations under the Master Lease for the benefit of Sublessee, upon the request and at the expense of Sublessee.  If the Master Lease terminates for reasons other than a breach by sublessor, at the option of either party, this Sublease will terminate and the parties will be relieved of any further liability or obligation under this Sublease.  If the Master Lease terminates as a result of a default or breach by Sublessor or Sublessee under this Sublease, the defaulting party shall be liable to the nondefaulting party for the damage suffered as a result of the termination, except that the defaulting party will have no liability to the nondefaulting party in the event the default was related to a failure by the nondefaulting party to comply with provisions of this Sublease.  Furthermore, immediately upon any Default by Sublessor or by Huffy Corporation under Section 36 below, (for which Sublessee’s remedy shall be limited as hereinafter set forth in subsection (ii)), Sublessee shall have the right to: (i) remedy Sublessor’s Default at Sublessor’s cost (provided that the Default is not the result of a breach of this Sublease by Sublessee); or (ii) terminate this Sublease.  If the Master Lease gives Sublessor any right to terminate the Master Lease in the event of the partial or total damage, destruction, or condemnation of the Lease Premises or the building or project of which the Lease Premises are a part, Sublessee shall have the exclusive right to terminate the Master Lease and this sublease in its sole discretion.

18.

Indemnification.

18.1  Sublessee or its successors and assigns shall indemnify and hold Sublessor harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorneys’ fees) asserted against, imposed upon or incurred by Sublessor in connection with, arising from or related to (a) any failure by Sublessee to perform all of the obligations and liabilities accruing under this Sublease or the Master Lease to the extent incorporated herein, (b) any violation of any of the provisions contained in this Sublease or the Master Lease caused, suffered or permitted by Sublessee, its agents, servants, employees or invitees and/or (c) any use of the Lease Premises other than use to which it was used by Sublessor prior to the commencement of this Sublease or as permitted under the Master Lease.  Further, and without limiting the foregoing, Sublessee or its successors and assigns shall indemnify, defend and hold Sublessor harmless from and against any and all losses, costs, liabilities, damages or expenses (including, without limitation, reasonable attorney’s fees), which either party may incur or sustain or which may be asserted against either party by reason of any liability Sublessor may incur for clean up, restoration costs, fines, or penalties resulting from the violation of any environmental law or regulation caused by Sublessee, its employees, agents and contractors, arising out of Sublessee’s use of the Lease Premises.  Sublessee shall operate its business in the Lease Premises in compliance with all environmental laws or regulations, including but not limited to obtaining all required permits or licenses, if any, when required.

18.2  Sublessor shall indemnify and hold Sublessee harmless from and against any and all actions, claims, demands, damages, liabilities and expenses (including, without limitation, reasonable attorney’s fees) asserted against, imposed upon or incurred by Sublessee in connection with, arising from or related to (i) any failure by Sublessor to perform all of the obligations and liabilities of the tenant under the Master Lease, unless such obligation or liability is assumed by Sublessee hereunder or such failure is otherwise attributable to a default by Sublessee hereunder, and/or (ii) any failure by Sublessor to perform all of the obligations and liabilities of the Sublessor under this Sublease, unless such failure is otherwise attributable to a default by Sublessee hereunder.  Further, and without limiting the foregoing, Sublessor shall indemnify, defend and hold Sublessee harmless from and against any and all losses, costs, liabilities, damages or expenses (including, without limitation, reasonable attorney’s fees), which either party may incur or sustain or which may be asserted against either party by reason of any liability Sublessee may incur for clean up, restoration costs, fines, or penalties resulting from the violation of any environmental law or regulation caused by Sublessor, its employees, agents and contractors, with respect to the Lease Premises.

18.3  Notwithstanding the foregoing, Sublessee shall not be required to indemnify Sublessor for any loss, damage or injury which is (i) actually covered by the insurance required by the terms of this Sublease or the Master Lease, (ii) a result of any acts or circumstances occurring or in existence prior to the date that Sublessee occupies the Lease Premises pursuant to this Sublease or (iii) otherwise the responsibility of, or included within the Additional Rent for which Sublessee is required to pay Sublessee’s Pro Rata Share, of Master Lessor, Sublessor or their respective agents, servants, employees or invitees.  Moreover, notwithstanding anything contained herein or in the Master Lease to the contrary, Sublessee shall not be responsible for any consequential or punitive damages for any breach of the terms and provisions of this Sublease.

19.

Attorney Fees.  If either party commences an action against the other in connection with this Sublease, the prevailing party will be entitled to recover costs of suit and reasonable attorney fees.

20.

Notices.  All notices and demands that may be required or permitted by either party to the other will be in writing.  All notices and demands by Sublessor to Sublessee will be sent by United States Mail, postage prepaid, or by such other delivery methods for notices contemplated under the Master Lease, addressed to the Sublessee at the address in this Sublease below, or to any other place that Sublessee may from time to time designate in a notice to the Sublessor.  All notices and demands by the Sublessee to Sublessor will be sent by United States Mail, postage prepaid, or by such other delivery methods for notices contemplated under the Master Lease, addressed to the Sublessor at the address in this Sublease, and to any other person or place that the Sublessor may from time to time designate in a notice to the Sublessee.  All such notices and demands shall be deemed given and received on the dates specified in the Master Lease.

To Sublessee:

National Product Services Acquisition Corporation

c/o H.I.G. Capital, LLC

1001 Brickell Bay Drive, 27th Floor

Miami, FL 33131

Attn: Matthew S. Sanford

Phone: (305) 379-2322

Facsimile: (305) 379-2013

To Sublessor:

Huffy Service Solutions, Inc.

225 Byers Road

Miamisburg, OH 45432

Attn: Nancy A. Michaud

Phone: (937) 865-5431

Facsimile: (937) 865-5414

21.

Successors and Assigns.  This Sublease will be binding on and inure to the benefit of the parties to it, their heirs, executors, administrators, successors in interest, and assigns.

22.

Attornment.  If the Master Lease terminates Sublessee shall, if requested, attorn to Master Lessor and recognize Master Lessor as Sublessor under this Sublease.

23.

Entry.  Sublessor reserves the right to enter the Lease Premises on reasonable notice to Sublessee to inspect the Lease Premises or the performance by Sublessee of the terms and conditions of this Sublease.  In exercising its right of entry, Sublessor shall use its best efforts to do so in such a manner and at such time as not to interfere with the conduct of Sublessee's business, and if Sublessor shall so interfere with Sublessee's operations so as to render it unreasonable for Sublessee to do business in the Lease Premises, then Sublessee's obligation to pay Base Rent and all other charges hereunder shall thereafter abate until Sublessee is able to resume its business in the Lease Premises.  In an emergency, no notice will be required for entry regardless of the time or purpose of such entry.  Notwithstanding the foregoing, Sublessee agrees to provide free and timely access to Sublessor to the shipping/receiving dock area on a daily basis, during normal business hours solely for the purpose of “bulk” deliveries, shipments and garbage disposal.

24.

Late Charge and Interest.  The late payment of any Base Rent or Additional Rent payable under this Sublease will cause Sublessor to incur additional costs, including the cost to maintain in full force the Master Lease, administration and collection costs, and processing and accounting expenses.  If Sublessee does not pay to Sublessor within ten (10) days of its due date any amount due hereunder, Sublessee shall also pay to Sublessor, without demand, offset, deduction or counterclaim, a sum equal to the amount due (including the rent and all other amounts specified in any part of the Sublease) under the Master Lease.

25.

Brokers.  Sublessor and Sublessee each warrant that they have not dealt with any real estate broker in connection with this transaction.  Sublessor and Sublessee each agree to indemnify, defend, and hold the other harmless against any damages incurred as a result of the breach by such party of the warranty contained in this Section 25.

26.

Entire Agreement.  This Sublease sets forth all the agreements between Sublessor and Sublessee concerning the Lease Premises, and there are no other agreements either oral or written other than as set forth in this Sublease.

27.

Time of Essence.  Time is of the essence in this Sublease.

28.

Governing Law.  This Sublease will be governed by and construed in accordance with Ohio law.

29.

Further Assurances.  Each party hereto shall execute, acknowledge and deliver to each other party all documents, and shall take all actions, reasonably required by such other party from time to time to confirm or effect the matters set forth herein, or otherwise to carry out the purposes of this Sublease.

30.

Successors and Assigns.  This Sublease shall bind, and shall inure to the benefit of, the successors and assigns of the parties.

31.

Severability.  No provision of this Sublease that is held to be inoperative, unenforceable or invalid shall affect the remaining provisions, and to this end all provisions hereof are declared to be severable.

32.

Headings.  The headings of this Sublease are for convenience of reference only and shall not form part of, or affect the interpretation of, this Sublease.

33.

Counterparts.  This Sublease may be signed in any number of counterparts, all of which shall constitute but one and the same agreement.  Signatures may be exchanged by telecopy, with original signatures to follow.  Each party hereto agrees that it will be bound by its own telecopied signature and that it accepts the telecopied signature of the other party to this Sublease.

34.

Parking.  During the Term of this Sublease, Sublessee shall be entitled to use Sublessee’s Pro Rata Share of the parking spaces which Sublessor is entitled to use under the Master Lease, subject to and upon the provisions of the Master Lease (including those provisions related to parking).

35.

Surrender.  The Sublessee shall surrender the Lease Premises in broom clean condition, in good condition and repair, and otherwise in the condition received on the Commencement Date reasonable wear and tear excepted, with all of Sublessee’s personal property in the Lease Premises removed (“Sublessee Personal Property”).  Sublessee shall repair, at its sole cost and expense, any damage caused to the Lease Premises in the removal of the Sublessee Personal Property from the Lease Premises.

36.

Option.  As consideration for the foregoing, Sublessor agrees that upon 180 days written notice from Sublessee, Sublessor shall cause its affiliate, Huffy Corporation, to sublet that portion of the Building which is outside the Lease Premises but which is encumbered by that certain Agreement of Lease dated December 5, 2000 by and between Master Lessor, as landlord, and Huffy Corporation, as tenant to a third party designated by Sublessee on the same terms as Sublessee subleases its space to such third party; provided however, any such sublet shall provide for the payment of Base Rent equal to at least 80% of the then-current Base Rent and 100% of any additional rent to be paid under the aforedescribed lease.  Upon such sublet, Huffy Corporation will immediately surrender all possessory or other rights under the aforedescribed lease and be relieved of all obligations arising subsequent to the surrender of the premises to the Sublessee.  Upon any breach of this Section 36 by Sublessor, Sublessee shall have the right to terminate this Sublease.

EXHIBIT 7.11(b)

IN WITNESS WHEREOF, the parties hereto have executed this Sublease as of the date first above written.

SUBLESSOR:

HUFFY SERVICE SOLUTIONS, INC.,

an Ohio corporation

By:_______________________________

Name:

Title:

SUBLESSEE:

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION,

a Delaware corporation

By_______________________________

Name:

Title:

EXHIBIT 7.11(b)

JOINDER

HUFFY CORPORATION HEREBY JOINS the foregoing Sublease for purposes of agreeing to the provisions of Paragraph 37 thereof, which such Paragraph grants Sublessee the right to demand that Sublessor cause Huffy Corporation to sublet that portion of the Building that is encumbered by that certain Agreement of Lease dated December 5, 2000 by and between Dayton Office Properties, LLC, as landlord, and Huffy Corporation, as tenant.

HUFFY CORPORATION

By: ________________________________

Name: ______________________________

Title: _______________________________

EXHIBIT A

to Exhibit 7.11(b)

Page #

Exhibit A

MASTER LEASE

See attached.

SCHEDULE A

to Exhibit 7.11(b)

Page #

Schedule A

Huffy Corporation shall continue to arrange for and pay for the provision of any utilities and building services either required under the Master Lease or consistent with past practices, including but not limited to:

Security services
Carpet cleaning
Plant service
Maintenance and repair of all building systems
Utilities - power, water, light, telephone (long distance and local)
Trash hauling

Sublessee shall reimburse the Sublessee’s Pro-Rata Share of the expense for the provision of these services to the Sublessor consistent with Section 6 of this Sublease.

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Exhibit 7.11(b)

Page #

MASTER LESSOR'S CONSENT TO SUBLEASE

THIS CONSENT TO SUBLEASE is made as of this _____ day of ______________, 2004 by DAYTON OFFICE PROPERTIES, LLC, a ________ limited liability company (the “Master Lessor”) in favor of NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION, a Delaware corporation (“Sublessee”).

W I T N E S S E T H:

A.

Master Lessor, as landlord, and Sublessee, as tenant, entered into that certain Lease dated December 5, 2000 (the “Master Lease”), pursuant to which Master Lessor leased to Huffy Service Solutions, Inc., an Ohio corporation f/k/a Huffy Service First, Inc., (“Sublessor”) certain premises comprising approximately 34,415 sq. ft. of space (the “Lease Premises”) located at 225 Byers Road, Miamisburg, OH 45342 (the “Building”), as more fully described in the Master Lease.

B.

Sublessor desires to sublease Lease Premises shown on Exhibit B to Sublessee pursuant to a sublease agreement (the “Sublease”), and Sublessee requires assurance from the Master Lessor that Sublessee’s possession of the Lease Premises will not be disturbed by reason of, or in the event of, the termination of the Master Lease, or any extension, renewal, consolidation or replacement of same.

C.

Master Lessor is willing to consent to the Sublease and give such assurances to Sublessee.

NOW, THEREFORE, for and in consideration of the mutual agreements herein contained and other good and valuable consideration, the parties hereto do hereby mutually covenant and agree as follows:

1.

Recitals.  Master Lessor represents and warrants that the above recitals are true and correct and are incorporated herein by reference.

2.

Representations and Covenants.  Master Lessor hereby represents, warrants and covenants that (i) Exhibit A attached hereto is a true and complete copy of the Master Lease, (ii) the Master Lease is in full force and effect and (iii) Master Lessor has no knowledge nor notice of any default by either party thereunder and knows of no existing circumstances which, with the passage of time, or giving of notice, or both, would give rise to a default by either party thereunder and/or allow either party to terminate the Master Lease.  During the Term of the Sublease, Master Lessor shall not amend the Master Lease in any manner that would decrease Sublessee’s rights or increase Sublessee’s obligations under the Sublease or with respect to the Lease Premises without the prior written consent of Sublessee.

3.

Consent.  Master Lessor hereby specifically consents to all of the terms and provisions of the Sublease and all of the rights granted therein, including without limitation, the rights granted to Sublessee under: (i) Paragraph 12 thereof, which provision grants Sublessee the right to freely assign or sub-sublet the Lease Premises without Master Lessor Consent; (ii) Paragraph 17 thereof, which provision grants Sublessee, upon any Default or breach by Sublessor under the Master Lease, the right to cure such Default or breach; and (iii) Paragraph 37 thereof, which provision grants Sublessee the right to demand that Sublessor cause Huffy Corporation to sublet that portion of the Building that is encumbered by that certain Agreement of Lease dated December 5, 2000 by and between Master Lessor, as landlord, and Huffy Corporation, as tenant.  Master Lessor expressly agrees that no further consent of Master Lessor will be required in the event of any assignment, sub-let or sub-sublet contemplated in Paragraphs 12 and 37 of the Sublease.

4.

Cure of Default.   Pursuant to the terms of the Sublease, immediately upon any Default by Sublessor or by Huffy Corporation under Section 36 of the Sublease, Sublessee has the right, at its option, to remedy Sublessor’s Default at Sublessor’s cost. In such cases, Master Lessor agrees to accept such remedy as if the same had been performed by Sublessor as tenant under the Master Lease.

5.

Non-Disturbance.  So long as no event of default (after the expiration of any applicable grace period) on the part of Sublessee under the Sublease shall have occurred and be continuing, subject to the attornment described in Section 5 below, the Sublessee's right of possession of the Lease Premises and any other rights arising out of the Sublease will all be fully recognized by the Master Lessor and shall not be disturbed, canceled, terminated or otherwise affected by the termination of the Master Lease or any action or proceeding instituted by the Master Lessor against Sublessor in connection with the Master Lease, or any extension, renewal, consolidation or replacement of same, irrespective of whether the Sublessee shall have been joined in any such action or proceeding.

6.

Attornment.  In the event that the Master Lease is terminated, Sublessee shall attorn to the Master Lessor and recognize the Master Lessor as its landlord under the Sublease, and the Master Lessor will recognize and accept the Sublessee as its tenant thereunder, whereupon, the Sublease shall continue in full force and effect as a direct lease between the Master Lessor and the Sublessee for the full term thereof, together with all extensions and renewals thereof, provided that said extension or renewal does not extend beyond the term of the Master Lease, and the Master Lessor shall thereafter assume and perform all of Sublessor's obligations under the Sublease with the same force and effect as if the Master Lessor were originally named therein as the sublessor.

7.

Mortgagee.  The Master Lessor represents that there is not a mortgage on the Lease Premises or, if one exists, the holder thereof has joined in, and agreed to be bound by, this Consent.

8.

Subordination.  Notwithstanding anything contained herein or in the Master Lease to the contrary, Master Lessor hereby subordinates any statutory lien rights it may have to any institutional financing whereby Sublessee has pledged its equipment, fixtures, furniture, improvements, goods and other personal property (the “Personal Property”) and, with respect to any new item of equipment or Personal Property, Master Lessor shall subordinate said rights to any purchase money financing.  Master Lessor agrees to execute such reasonable documentation necessary to evidence the foregoing.

9.

Notice.  Master Lessor shall give notice to Sublessee of the default of Sublessor under the Master Lease and, in the event the Master Lease is terminated, the Sublessee shall provide all required notices under the Sublease to the Master Lessor at the following addresses:

Master Lessor:

Dayton Office Properties, LLC
122 North Jefferson Street
Dayton, OH  45402

Attn: __________________

Sublessee:

National Product Services Acquisition Corporation
c/o H.I.G. Capital, LLC

1001 Brickell Bay Drive, 27th Floor

Miami, FL  33131

Attn:  Matthew S. Sanford

Phone: (305) 379-2322

Facsimile: (305) 379-2013

copy to:

White & Case LLP
200 South Biscayne Blvd.
Suite 4900
Miami, Florida 33131
Attn:  Steven J. Vainder, Esq.

Phone: (305) 371-2700

Facsimile: (305) 358-5744

or to such other address as Master Lessor or Sublessee shall designate in writing; and all such notices shall be in writing and shall be considered properly given if (i) mailed to the addressee by first class United States mail, postage prepaid, registered or certified with return receipt requested, (ii) by delivering same in person to the addressee, or (iii) by delivery to a third party commercial delivery service for same day or next day delivery to the office of the addressee with proof of delivery; any notice so given shall be effective, as applicable, upon (a) the third (3rd) day following the day such notice is deposited with the United States mail, (b) delivery to the addressee, or (c) upon delivery to such third party delivery service; and any notice given in any other manner shall be effective only if and when received by the addressee.

10.

Miscellaneous.  This Agreement shall not be amended or modified unless in writing duly executed by the Master Lessor and the Sublessee.  This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same document.  This Agreement shall be governed by and construed pursuant to the laws of the [state] in which the Lease Premises are located.

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Exhibit 7.11(b)

Page #

IN WITNESS WHEREOF, the parties hereto have executed this Consent as of the date and time first above written.

MASTER LESSOR:

DAYTON OFFICE PROPERTIES, LLC

By: ________________________________

Name: ______________________________

Title: _______________________________

SUBLESSEE:

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

By: ________________________________

Name: ______________________________

Title: _______________________________

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EXHIBIT 7.13

EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT (the “Agreement”) is entered into on April __, 2004 (the “Commencement Date”) by and between National Product Services Acquisition Corporation, a Delaware corporation (the “Corporation”), and ______________, an individual residing at ________________________ (the “Executive”) under the following terms and conditions:

RECITALS:

WHEREAS, the execution and delivery of this Agreement is an inducement and a condition to the acquisition by the Corporation of substantially all of the assets of Huffy Service Solutions, Inc., McCalla Company, Creative Retail Services, Inc. and Creative Retail Services (Canada), Inc.; and

WHEREAS, the Corporation desires to employ the Executive in the capacity hereinafter stated, and the Executive desires to enter into the employ of the Corporation in such capacity for the period and on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, it is hereby covenanted and agreed by the Corporation and the Executive as follows:

1.

Employment Period.  The Corporation hereby agrees to employ the Executive as its _________________________, and the Executive, in such capacit[ies], agrees to provide services to the Corporation for the period beginning on the Commencement Date and ending on the second (2nd) anniversary of the Commencement Date (the “Employment Period”).

2.

Performance of Duties.  The Executive agrees that during the Employment Period, while he is employed by the Corporation, he shall devote his full time, energies and talents exclusively to serving in the capacit[ies] of ___________________________ of the Corporation in the best interests of the Corporation, and to perform the duties assigned to him by the Board of Directors of the Corporation (the “Board”) faithfully, efficiently and in a professional manner.  The Corporation shall not assign the Executive, without his consent, duties that would be inconsistent with those of the ____________________ of the Corporation.  The Executive shall not, without prior written consent from the Board (which consent shall not be unreasonably withheld):

(a)

serve as or be a consultant to or employee, officer, agent or director of any corporation, partnership or other entity other than the Corporation (other than civic, charitable, or other public service organizations); or

(b)

have more than a five percent (5%) ownership interest in any enterprise other than the Corporation if such ownership interest would have a material adverse effect upon the ability of the Executive to perform his duties hereunder.

3.

Compensation.  Subject to the terms and conditions of this Employment Agreement, during the Employment Period, while he is employed by the Corporation, the Executive shall be compensated by the Corporation for his services as follows:

(a)

The Executive shall receive, for each 12-consecutive month period beginning on the Commencement Date and each anniversary thereof, a rate of salary that is not less than $________ per year, payable in substantially equal monthly or more frequent installments and subject to normal tax withholding.  During the Employment Period the Executive’s salary rate shall be reviewed by the Board on or before each anniversary of the Commencement Date to determine whether an increase in the Executive’s rate of compensation is appropriate.

(b)

The Executive shall be reimbursed by the Corporation for all reasonable business, promotional, travel and entertainment expenses incurred or paid by the Executive during the Employment Period in the performance of his services under this Employment Agreement:  (i) provided that such expenses constitute business deductions (taken as a whole) from taxable income for the Corporation and are excludable from taxable income to the Executive under the governing laws and regulations of the Internal Revenue Code; and (ii) to the extent that such expenses do not exceed the amounts allocable for such expenses in budgets that are approved from time to time by the Corporation.  In order that the Corporation reimburse the Executive for such allowable expenses, the Executive shall furnish to the Corporation, in a timely fashion, the appropriate documentation required by the Internal Revenue Code in connection with such expenses and shall furnish such other documentation and accounting as the Corporation may from time to time reasonably request.

4.

Restrictive Covenants.  The Executive acknowledges and agrees that: (i) the Executive has a major responsibility for the operation, development and growth of the Corporation’s business; (ii) the Executive’s work for the Corporation has brought him and will continue to bring him into close contact with confidential information of the Corporation and its customers; and (iii) the agreements and covenants contained in this paragraph 4 are essential to protect the business interests of the Corporation and that the Corporation will not enter into the Employment Agreement but for such agreements and covenants.  Accordingly, the Executive covenants and agrees to the following:

(a)

Confidential Information.  Except as may be required by the lawful order of a court or agency of competent jurisdiction, the Executive agrees to keep secret and confidential, both during the Employment Period and indefinitely after the Executive’s employment with the Corporation terminates, all non-public information concerning the Corporation and its affiliates that was acquired by, or disclosed to, the Executive during the course of his employment by the Corporation or any of its affiliates, including information relating to customers (including, without limitation, credit history, repayment history, financial information and financial statements), costs, and operations, financial data and plans, whether past, current or planned and not to disclose the same, either directly or indirectly, to any other person, firm or business entity, or to use it in any way; provided, however, that the provisions of this paragraph 4(a) shall not apply to information that: (a) was, is now, or becomes generally available to the public (but not as a result of a breach of any duty of confidentiality by which the Executive is bound); (b) was disclosed to the Executive by a third party not subject to any duty of confidentiality to the Corporation prior to its disclosure to the Executive; or (c) is disclosed by the Executive in the ordinary course of the Corporation’s business as a proper part of his employment in connection with communications with customers, vendors and other proper parties, provided that it is for a proper purpose solely for the benefit of the Corporation.  The Executive further agrees that he shall not make any statement or disclosure that (i) would be prohibited by applicable Federal or state laws, or (ii) is intended or reasonably likely to be detrimental to the Corporation or any of its subsidiaries or affiliates.

(b)

Non-Competition.  The Executive agrees that for the period commencing on the Commencement Date and ending on the second anniversary of the date on which the Executive’s employment with the Corporation is terminated (the “Non-Competition Period”), the Executive shall not directly or indirectly, alone or as a partner, officer, director, employee, consultant, agent, independent contractor, member or stockholder of any person or entity (“Person”), engage in any business activity in [defined geographic region] which is directly or indirectly in competition with the Business of the Corporation or which is directly or indirectly detrimental to the Business or business plans of the Corporation or its affiliates; provided, however, that the record or beneficial ownership by the Executive of five percent (5%) or less of the outstanding publicly traded capital stock of any company for investment purposes shall not be deemed to be in violation of this paragraph 4(b) so long as the Executive is not an officer, director, employee or consultant of such Person.  The “Business” of the Corporation shall mean the actual or intended business of the Corporation during the Employment Period and as of the date the Executive leaves the employment of the Corporation.  As of the date hereof, the Business of the Corporation is the assembly maintenance, merchandising and installation of sporting goods and related sporting equipment.  The Executive further agrees that during the Non-Competition Period, he shall not in any capacity, either separately or in association with others: (i) employ or solicit for employment or endeavor in any way to entice away from employment with the Corporation or its affiliates any employee of the Corporation or its affiliates [who is an officer or a manager of any department]; (ii) solicit, induce or influence any supplier, customer, agent, consultant or other person or entity that has a business relationship with the Corporation to discontinue, reduce or modify such relationship with the Corporation; nor (iii) solicit any of the Corporation’s identified potential acquisition candidates.

(c)

Remedies.  If the Executive breaches, or threatens to commit a breach of any of the provisions contained in paragraphs 4(a) and 4(b) (the “Restrictive Covenants”), the Corporation shall have the following rights and remedies, each of which shall be enforceable, and each of which is in addition to, and not in lieu of, any other rights and remedies available to the Corporation at law or in equity.

(i)

The Executive shall account for and pay over to the Corporation all compensation, profits, and other benefits which inure to the Executive’s benefit which are derived or received by the Executive or any person or business entity controlled by the Executive, or his relatives, resulting from any action or transactions constituting a breach of any of the Restrictive Covenants.

(ii)

Notwithstanding the provisions of subparagraph 4(c)(i) above, the Executive acknowledges and agrees that in the event of a violation or threatened violation of any of the Restrictive Covenants, the Corporation shall have no adequate remedy at law and shall therefore be entitled to enforce each such provision by temporary or permanent injunction or mandatory relief obtained in any court of competent jurisdiction without the necessity of proving damages, posting any bond or other security, and without prejudice to any other rights and remedies that may be available at law or in equity, and the Corporation shall also be entitled to recover its attorneys’ fees and costs incurred to enforce any of the Restrictive Covenants from the Executive.

(d)

Severability.  If any of the Restrictive Covenants, or any part thereof, are held to be invalid or unenforceable, the same shall not affect the remainder of the covenant or covenants, which shall be given full effect, without regard to the invalid or unenforceable portions.  Without limiting the generality of the foregoing, if any of the Restrictive Covenants, or any part thereof, are held to be unenforceable because of the duration of such provision or the area covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration and/or area of such provision and, in its reduced form, such provision shall then be enforceable.

(e)

Proprietary Rights.  The Executive acknowledges and agrees that all know-how, documents, reports, plans, proposals, marketing and sales plans, client lists, client files, and any materials made by the Executive or by the Corporation are the property of the Corporation and shall not be used by the Executive in any way adverse to the Corporation’s interests.  The Executive shall not deliver, reproduce or in any way allow such documents or things to be delivered or used by any third party without specific direction or consent of the Board.  The Executive hereby assigns to the Corporation any rights which he may have in any such trade secret or proprietary information.

5.

Termination and Compensation Due Upon Termination.  Except as otherwise provided under the executive benefit plans maintained by the Corporation in which the Executive participates in accordance with subparagraph 3(c), the Executive’s right to compensation for periods after the date the Executive’s employment with the Corporation terminates shall be determined in accordance with the following:

(a)

Termination Without Cause.  In the event the Corporation terminates the Executive’s employment under this Agreement without cause,  the Corporation shall pay the Executive any compensation and benefits the Corporation owes to the Executive through the effective date of termination.  Additionally, and conditioned upon the Executive’s voluntary execution of a written release (to be drafted and provided by the Corporation) of any and all claims, including without limitation any claims for lost wages or benefits, stock options, compensatory damages, punitive damages, attorneys’ fees, equitable relief, or any other form of damages or relief the Executive may assert against the Corporation, the Executive shall be entitled to receive:

(i)

all payment of his salary (as of the date of termination) in accordance with the provisions of subparagraph 3(a) for the lesser of (A) six months or (B) the remainder of the Employment Period; and

(ii)

payment of any incentive compensation payments that otherwise would have been payable to the Executive under subparagraph 3(b) through the  effective date of termination.

(b)

Voluntary Resignation.  The Executive may terminate his employment with the Corporation for any reason (or no reason at all) at any time by giving the Corporation sixty (60) days prior written notice of voluntary resignation; provided, however, that the Corporation may decide that the Executive’s voluntary resignation be effective immediately upon notice of such resignation.  The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date on which the Executive’s employment with the Corporation terminates due to the Executive’s voluntary resignation.

(c)

Termination for Cause.  The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 or otherwise for periods after the Executive’s employment with the Corporation is terminated on account of the Executive’s discharge for cause.  For purposes of this paragraph 5, the Executive shall be considered terminated for “cause” if he is discharged by the Corporation on account of the occurrence of one or more of the following events:

(i)

the Executive utilized illicit drugs or abuses alcohol;

(ii)

the Executive discloses confidential information in violation of paragraph 4(a) or engages in competition in violation of paragraph 4(b);

(iii)

the Corporation is directed by regulatory or governmental authorities to terminate the employment of the Executive or the Executive engages in activities that cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on the Corporation;

(iv)

the Executive is indicted of a felony crime (other than a felony resulting from a minor traffic violation);

(v)

the Executive fails to perform his duties under this Employment Agreement after (A) written notice has been given to the Executive by the Board that it views the Executive to be failing to perform his duties under this Agreement and (B) the Executive has been given a period of  ten (10) days after such notice to cure such misconduct.  However, no notice or cure period shall be required if Executive’s failure to perform of his duties has materially and adversely affected the Corporation;

(vi)

any event of egregious misconduct involving serious moral turpitude to the extent that, in the reasonable judgment of the Board, the Executive’s credibility and reputation no longer conform to the standard of the Corporation’s executives; or

(vii)

the Executive commits an act of fraud against the Corporation, violates a duty of loyalty to the Corporation or violates paragraph 2.

(d)

Disability.  The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date the Executive’s employment with the Corporation terminates on account of disability, except payments due and owing through the effective date of termination.  For purposes of this subparagraph 5(d), determination of whether the Executive is disabled shall be determined in accordance with the Corporation’s long term disability plan (if any) and applicable law.

(e)

Death.  The Corporation shall have no obligation to make payments to the Executive in accordance with the provisions of paragraph 3 for periods after the date of the Executive’s death, except payments due and owing as of such date.

6.

Successors.  This Agreement shall be binding on, and inure to the benefit of, the Corporation and its successors and assigns and any person acquiring, whether by merger, consolidation, purchase of all or substantially all of the Corporation’s assets and business, or otherwise without further action by the Executive; provided however, that Executive hereby agrees to execute an acknowledgement of assignment if requested to do so by the successor, assign or acquiring person.

7.

Nonalienation.  The interests of the Executive under this Agreement are not subject to the claims of his or her creditors, other than the Corporation, and may not otherwise be voluntarily or involuntarily assigned, alienated or encumbered except to the Executive’s estate upon his or her death.

8.

Waiver of Breach.  The waiver by either the Corporation or the Executive of a breach of any provision of this Agreement shall not operate as, or be deemed a waiver of, any subsequent breach by either the Corporation or the Executive.

9.

Notice.  Any notice to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given when received or, when deposited in the U.S. mail, certified or registered mail, postage prepaid:

(a)

to the Executive addressed as follows:

______________________________

______________________________

______________________________

(b)

to the Corporation addressed as follows:

c/o H.I.G. Capital LLC

1001 Brickell Bay Drive, 27th Floor

Miami, Florida  33131

Attention:  Matthew S. Sanford

Phone:  (305) 379-2322

Facsimile:  (305) 379-2013

10.

Amendment.  This Agreement may be amended or canceled by mutual agreement of the parties in writing without the consent of any other person and no person, other than the parties hereto (and the Executive’s estate upon his death), shall have any rights under or interest in this Agreement or the subject matter hereof.  The parties hereby agree that no oral conversations shall be deemed to be a modification of this Agreement and neither party shall assert the same.

11.

Applicable Law.  The provisions of this Agreement shall be construed in accordance with the internal laws of the State of _________.

12.

WAIVER OF JURY TRIAL.  THE EXECUTIVE AND THE CORPORATION EXPRESSLY WAIVE ANY RIGHT EITHER MAY HAVE TO A JURY TRIAL CONCERNING ANY CIVIL ACTION THAT MAY ARISE FROM THIS AGREEMENT, OR THE RELATIONSHIP OF THE PARTIES HERETO.

13.

Termination.  All of the provisions of this Agreement shall terminate after the expiration of the Employment Period, except that paragraph 4(a) shall survive indefinitely and paragraph 4(b) shall terminate upon the expiration of the Non-Competition Period.

*          *          *

EXHIBIT 7.13

IN WITNESS WHEREOF, the Executive and the Corporation have executed this Employment Agreement as of the day and year first above written.

[Executive]

________________________________

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

By: ________________________________

Its: ________________________________

EXHIBIT 7.16

FORM OF WARRANTY AGREEMENT

(Manufacturer Warranty Repair Services)

FACTORY AUTHORIZED WARRANTY

REPAIR SERVICE AGREEMENT

Effective as of April __, 2004

The undersigned, HUFFY CORPORATION (“HC”), an Ohio corporation with its principal place of business in Springboro, Ohio, as a distributor of products listed on Exhibit A, incorporated herein by reference and which may be updated from time to time by the parties’ mutual agreement (the “Products”), hereby appoints and designates NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION (“NPSAC”), a Delaware corporation and wholly-owned subsidiary of National Product Services, Inc., a Delaware corporation with its principal place of business in Irving, Texas, as a Factory Authorized Warranty Repair Service contractor for the Products.

For good and sufficient consideration, the receipt of which is acknowledged, the parties agree as follows:

1.

NPSAC SHALL:

a.

Perform warranty repair services on the Products at HC’s customers’ premises (as agreed to by HC and NPSAC) in a good and workmanlike manner and in accordance with the service manuals, bulletins and other written instructions provided to NPSAC by HC.

b.

The parties agree and acknowledge that, where requested by the retailer, NPSAC shall perform “final assembly services” on the HC bicycle Products for the retailer.  HC represents and warrants that its bicycle Products shall be delivered to retailers in a substantially assembled condition pursuant to industry standards.  The NPSAC “final assembly services” shall consist of (1) confirming that, according to the Owner’s Manual, all of the components of the Product were provided in the shipping carton; (2) the attachment to the bicycle of the handlebars, seat, pedals, and front wheel according to the Owner’s Manual; (3) the adjustment of the bicycle’s derailleur and brakes according to the Owner’s Manual; and (4) attaching all manuals and warranty documentation provided by HC in the shipping carton to the frame of the Product.  If, during the course of these final assembly services, NPSAC encounters a condition that is contrary to HC’s warranties, then NPSAC shall perform the required warranty service to address the condition pursuant to the terms and conditions of this Agreement.  Notwithstanding anything herein, the parties agree and acknowledge that NPSAC shall not be responsible for HC’s quality and safety control in the design, manufacture, and substantial assembly of the HC bicycle Products, and that NPSAC shall not be responsible for any design or manufacturing defects caused by the conduct of HC or its contractors, sub-manufacturers, or component part suppliers.

c.

In those instances where the warranty services provided by NPSAC occur after purchase of the product by the consumer, NPSAC warranty services shall be limited to the specific service requested by the retailer or customer, as the case may be.  These warranty services shall not include inspection or adjustment of (1) any parts or components not identified as needing repair or (2) those parts and components that are pre-installed or pre-assembled by HC or its contractors, sub-manufacturers, or component manufacturers, except as otherwise requested by the retailer or customer.  In those instances where the warranty services provided by NPSAC occur prior to purchase of the product, NPSAC warranty services shall not include inspection or adjustment of those parts and components that are pre-installed or pre-assembled by HC or its contractors, sub-manufacturers, or component manufacturers.

d.

Warranty repair services are defined on the attached Exhibit B.  (HC acknowledges that there is some degree of subjectivity in determining what is considered to be a warranty repair service compared to a non-warranty repair service.  Accordingly, HC agrees not to contest NPSAC’s classification of a service as a warranty service, unless there is clear evidence of fraud or intentional misconduct.)

e.

Reserve the right to refuse to provide warranty repair service for the Products if such Products, when serviced by NPSAC would, in NPSAC’s judgment, either not comply with applicable laws and regulations or otherwise be unsafe for consumer use.

f.

Order parts for warranty repair services from HC, unless otherwise directed by HC; provided however, that NPSAC may substitute parts for warranty repairs due to HC’s failure to provide such parts as required by paragraph 2c herein, so long as NPSAC has received HC’s authorization to substitute the part.

g.

Invoice HC $.50 per unit assembled.  On April 1, 2005, the price will increase to $.53 per unit.  On April 1, 2006, the price will increase to $.55 per unit.  On April 1, 2007, the price will increase to $.58 per unit.  On April 1, 2008, the price will increase to $.61 per unit.

Notwithstanding the foregoing, on or after April 1, 2006, NPSAC has the option to propose price increases in excess of the prices provided above.  On or after April 1, 2006, if NPSAC chooses, it shall provide written notice to HC of any proposed price increase, in excess of the prices provided above, one-hundred and twenty days (120) days in advance of the effective date of the proposed price increase.  HC shall accept or reject the proposed price increase not later than the sixtieth (60th) day after receipt of the proposed price increase. If HC consents to the proposed price increase, the proposed price increase will become effective on the one hundred and twenty first (121st) day after notice was given.  If HC rejects the proposed price increase, NPSAC shall have the option to terminate the Agreement, which termination, if any, will become effective on the one-hundred-and-twenty-first (121st) day after receipt of notice of the proposed price increase.  NPSAC shall give notice to HC of its decision to terminate or not to terminate the Agreement within thirty (30) days of receipt of HC’s rejection of the proposed price increase.  NPSAC will not propose more than one such price increase within any one (1) calendar year.

For price increases, if any, subsequent to April 1, 2006, NPSAC warrants that it shall not charge HC net prices per unit that are higher than those charged by NPSAC to other bicycle manufacturers or distributors for whom NPSAC provides services substantially similar to the services contained herein and upon the same or substantially the same terms as contained herein.  Any parts provided by NPSAC will be billed at the price listed on NPSAC’s most recent Parts Price List.

h.

Cause all warranty services to be performed by persons who possess requisite skills, experience and knowledge to perform such work and necessary tools and equipment to complete such work.  NPSAC shall be solely responsible for compensating any employee or agent who operates on NPSAC’s behalf.  HC shall not be required to compensate any such individual or entity, to withhold taxes, or to provide NPSAC employees with any insurance or benefits.  NPSAC shall, at all times, comply with applicable laws governing its obligations as an employer, including without limitation, laws governing unemployment compensation, disability benefits, worker’s compensation and employer’s liability, and file all tax returns and pay all taxes when due and as required by law.

2.

HC SHALL:

a.

Supply NPSAC promptly with such number of service manuals, bulletins and other instructions for warranty repair service for the Products as NPSAC shall reasonably request from time to time.

b.

Provide warranty parts and non-warranty parts for the Products as reasonably requested by NPSAC.  Such parts will be provided at no cost to NPSAC by drop shipping parts ordered from time to time by NPSAC directly to the retailer’s designated premises or to such other location as specified by NPSAC, freight prepaid.  HC shall ship all parts to the location specified by NPSAC within seven (7) days of receipt of such order, or NPSAC, with HC’s written authorization, may substitute parts at NPSAC’s then current parts prices as shown in NPSAC’s most recent Parts Price List.

c.

Pay NPSAC’s invoices for warranty repair services and NPSAC-supplied parts within fifteen (15) days after date of invoice.

d.

Notify the retailers and other customers of HC that NPSAC is a Factory Authorized Warranty Repair Service contractor for the Products.  HC shall contract with its retailers and customers in order to determine what is to be considered warranty work (and paid for by HC), and what is considered to be repair work (and paid for by the retailer or other customer).  In the event a service is characterized as a repair service by NPSAC, but not paid for by the retailer or other customer due to the retailer’s or customer’s claim that the service was not a repair service, HC will promptly pay such invoice.

e.

In the event that HC has a need for third-party merchandising, assembly, recall/rework and special projects on HC Products, NPSAC shall be given the opportunity to bid on the project.

3.

GENERAL

a.

Indemnity.

1.

NPSAC only claims.  NPSAC shall defend, hold harmless, and indemnify HC and its officers, employees, agents, and affiliated companies against any and all claims, demands, lawsuits, proceedings, liabilities, losses, costs, damages, judgments, or other expenses (including reasonable attorneys’ fees) incurred or to be incurred by HC which arise during the term of the Agreement and involves allegations that relate solely to (A) NPSAC’s negligence in the performance of services on HC products, or (B) NPSAC’s failure to follow HC’s written instructions in the performance of its services (collectively “NPSAC Indemnified Claims”).  NPSAC shall, at its expense, be responsible for the defense of all NPSAC Indemnified Claims and shall have full and sole control of all litigation involving NPSAC Indemnified Claims; provided, however, that HC shall have the right, at its option and at its own expense, to defend with NPSAC any NPSAC Indemnified Claim.  Upon receiving notice of an NPSAC Indemnified Claim, HC shall promptly notify NPSAC of the NPSAC Indemnified Claim.  HC shall also cooperate with NPSAC, as NPSAC reasonably requires, in the defense of any NPSAC Indemnified Claim.  Upon reasonable request, NPSAC shall advise HC of the current status of any NPSAC Indemnified Claim.

NPSAC indemnified claims shall not include any claims or damages which arise during the term of the Agreement that involve allegations that relate to (1) the failure or alleged failure to provide instructions for the Products to the consumer, or (2) defects or alleged defects in the Products that are related to any part that is pre-assembled or pre-installed by HC or its contractors, sub-manufacturers, or component manufacturers, regardless of whether the allegations relate solely to (A) NPSAC’s negligence in the performance of services on HC products, or (B) NPSAC’s failure to follow HC’s written instructions in the performance of its services

2.

HC only claims.  HC shall defend, hold harmless, and indemnify NPSAC and its officers, employees, agents, and affiliated companies, against any and all claims, demands, lawsuits, proceedings, liabilities, losses, costs, damages, judgments, and other expenses (including reasonable attorneys’ fees) incurred or to be incurred by NPSAC which arise during the term of this Agreement and involve allegations that relate solely to (A) a manufacturing or design defect in HC’s product or the products’ components or subparts, (B) HC’s negligence in the distribution, design, manufacture, or assembly of HC’s product on the product’s components or subparts, (C) HC’s failure to provide adequate or proper warnings or instructions for its products, (D) HC’s breach of any express or implied warranty with respect to its products, or (E) HC’s failure to provide appropriate parts for the assembly or repair of its products (collectively “HC Indemnified Claims”).  HC shall, at its sole expense, be responsible for the defense of the HC Indemnified Claims, and shall have sole control over all litigation involving HC Indemnified Claims; provided, however, that NPSAC shall have the right, at its option and its sole expense to defend with NPSAC any HC Indemnified Claims.  Upon receiving notice of a HC Indemnified Claim, NPSAC shall promptly notify HC of the HC Indemnified Claim.  NPSAC shall also cooperate with NBC, as HC reasonably requires in such defense.  Upon reasonable request, HC shall advise NPSAC of the current status of any HC Indemnified Claims.

3.

HC and NPSAC mixed claims.  In the event that, during the term of this Agreement, any action, claim, demand, lawsuit, proceeding, liability, judgment, damage, or suit arises which (A) involves allegations against both NPSAC and HC, and (B) is not an NPSAC Indemnified Claim or a HC Indemnified Claim (“Mixed Claims”), then NPSAC and HC agree that they shall each defend, and be responsible for, at their sole expense and cost, the respective portion of the Mixed Claim that relates solely to the allegations against it or its conduct.  Neither party shall defend, hold harmless or indemnify the other party for any costs, damages, expenses, attorneys’ fees, settlement, judgment, or liabilities relating to the other party in the Mixed Claims.  Under no circumstances, and regardless of the outcome of the lawsuit, shall either party be responsible to satisfy the attorneys’ fees or other expenses which the other party incurred in defending their respective issues in the Mixed Claims.  Further, each party shall pay their respective share of any liability, damage, losses, settlement amounts, judgment, or other costs associated with the lawsuit, and under no circumstances, shall either party be responsible to indemnify the other for the expenses, attorneys’ fees, settlement amounts or judgments related to the other parties’ conduct or the defense of the Mixed Claim which relates to the other party.

Unless otherwise agreed by both parties for any specific claim, each party also agrees that if there is a retailer named in a Mixed Claim to whom both NPSAC and HC owe indemnity and defense obligations for their respective conduct, then HC and NPSAC agree that they shall retain joint counsel to defend the retailer only and shall each pay for one-half of the attorneys’ fees and expenses associated with the separate counsel.  The joint defense shall not change the parties’ responsibility for that portion of the Mixed Claim that relates to each party’s conduct as described above.

4.

Survival.  Notwithstanding any other provision in this Agreement, this indemnity provision shall survive the termination of this Agreement.

b.

Term and Termination.  Except as otherwise provided herein, and subject to Section 1g, this Agreement shall remain in effect for a term of five (5) years unless terminated by either party for “Cause”, which shall be defined as each of the following:  (1) the filing of a voluntary or involuntary petition in bankruptcy by or against either party; (2) the appointment of a receiver for any of the business or property of either party; or (3) the breach by either party, for any reason, of any terms of this Agreement, which breach remains uncured for a period of thirty (30) days following the receipt of written notice by the breaching party.  In any such case, the other party may terminate this entire Agreement for Cause by giving a written notice of termination not less than sixty (60) days prior to the effective date of termination to the party whose action or failure gave rise to such right of termination for Cause.

Any termination of this Agreement shall not relieve any party of any obligation or liability accrued hereunder prior to such termination or affect or impair the rights of either party arising under this Agreement prior to such termination, and in no event shall termination relieve the parties of their respective obligations under Sections 1 and 2 with respect to services performed prior to termination.

c.

During the term of this Agreement, and for three (3) years thereafter, NPSAC shall obtain and maintain, at NPSAC’s expense, comprehensive general liability insurance with a reputable insurance company or companies and HC shall obtain and maintain, at HC’s expense, comprehensive general liability insurance with reputable insurance company or companies.  Such insurance shall provide coverage for each party’s obligations to indemnify under this Agreement and shall provide for minimum limits of $1,000,000 bodily injury and $500,000 property damage per occurrence and shall name HC or NPSAC, as the case may be, as an additional insured in accordance with the terms of this Agreement.  All such policies shall provide that coverage thereunder shall not be terminated or changed without at least ten (10) days prior written notice to the other party, who shall be furnished certificates of insurance and evidence of renewals.  The purchase of such insurance and furnishing of such certificates shall not limit NPSAC’s or HC’s obligations hereunder or in any way modify NPSAC’s or HC’s agreements to indemnify each other contained in this Agreement.

d.

This Agreement shall be governed in all respects by the laws of the State of Ohio.  All remedies given herein are cumulative and the exercise of one remedy shall not preclude the exercise of any other remedy provided herein, or by law.  No waiver by either party of any failure on the part of the other party to observe strictly the terms of this Agreement shall preclude the strict enforcement of this Agreement with respect to any subsequent default by such other party.

e.

This Agreement and all the attached Exhibits contain the entire agreement of the parties with regard to warranty services and supercedes and cancels any prior Factory Authorized Warranty Service Agreement, and amendments thereto.  No statements or representations not included herein shall be binding upon the parties and no modification or amendment of any of the terms hereof shall be valid or binding unless made in writing and signed by duly authorized officers of NPSAC and HC.  This Agreement shall not be assigned by either party without the written consent of the other party.  Except as so restricted, this Agreement shall be binding upon and inure to the benefit of the successors and assigns of the respective parties.

f.

In performance of the services under this Agreement, NPSAC shall act solely as an Independent Contractor.  This is not an agreement of partnership or of employment of NPSAC or of NPSAC employees by HC.  It is expressly understood and agreed that the tools used and personnel employed by NPSAC in performing this Agreement shall at all times be under the sole and exclusive control of NPSAC.  NPSAC shall not create any obligation nor assume any responsibility for HC nor attempt to bind HC in any way whatsoever; nor shall NPSAC represent in any manner that it is an agent of HC or affiliated with HC in any capacity other than as provided herein.  HC hereby agrees not to solicit or offer employment at HC to any person employed by NPSAC until at least six (6) months after such person’s employment with NPSAC has terminated.

g.

OTHER THAN SUCH INDEMNIFICATION PROVIDED HEREIN, NPSAC MAKES NO REPRESENTATION OR WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, AS TO ANY MATTER WHATSOEVER, INCLUDING WITHOUT LIMITATION, MERCHANTABILITY, HIDDEN DEFECTS, DURABILITY, SUITABILITY OR PRODUCT’S FITNESS FOR ANY PARTICULAR PURPOSE, COURSE OF PERFORMANCE, COURSE OF DEALING, USAGE OF TRADE, NONINFRINGEMENT OR OTHERWISE, AND NPSAC HEREBY DISCLAIMS ANY SUCH REPRESENTATION OR WARRANTY (WHICH DISCLAIMER HC HEREBY ACKNOWLEDGES).  EXCEPT FOR LIABILITIES FOR PERSONAL INJURIES OR PROPERTY DAMAGE CAUSED BY NPSAC, NPSAC SHALL NOT, UNDER ANY CIRCUMSTANCES, BE RESPONSIBLE FOR ANY LOSS OR DAMAGE, INDIRECT, SPECIAL, ORDINARY, EXEMPLARY, CONSEQUENTIAL OR OTHERWISE, ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREUNDER.

h.

Except for the payment of monies due hereunder, neither party shall be responsible for delays or defaults under this Agreement if such a delay is occasioned by war, general strikes, fire, an act of God, labor or transportation difficulties or other causes beyond either party’s control.  If such an occurrence or event delays or threatens to delay the timely performance of this Agreement, the delayed party shall communicate the relevant information with respect thereto to the other party within seven (7) days after the occurrence or event.  The occurrence of a force majeure event shall not prevent HC nor NPSAC from terminating this Agreement in accordance with the termination provision hereof.

i.

All notices shall be sent first class U.S. mail, postage prepaid, to the applicable address set forth below and also to be sent by facsimile to the number indicated for each party.

Notice to HC shall be sent to: Huffy Corporation, 225 Byers Road, Miamisburg, Ohio, 45342, Attn: Nancy A. Michaud.  Facsimile No. (937) 865-5414.

Notice to NPSAC shall be sent to President, National Product Services Acquisition Corporation, c/o National Product Services, Inc., 2201 Royal Lane, Suite 230, Irving, Texas 75063.  Facsimile No. (972) 373-9200.

AGREED TO and APPROVED as of this _______ day of ________________, 2004.

HUFFY CORPORATION (“HC”)	NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION (“NPSAC”), a Delaware corporation and wholly-owned subsidiary of National Product Services, Inc.

By: ________________________________

Name_______________________________

Title________________________________

Address_____________________________

________________________________

E-mail Address______________________

By: ________________________________

Name_______________________________

Title________________________________

Address_____________________________

________________________________

E-mail Address_______________________

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EXHIBIT A

to Exhibit 7.16
Page #

EXHIBIT A

Products:

Recreational products including, but not limited to, bicycles under the brand names of ________________________________________________ and others.

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EXHIBIT B

to Exhibit 7.16

Page #

EXHIBIT B

Warranty Repair Service Definition:

●

Incorrect weld.

●

Incomplete threads.

●

Incorrect part.

●

Missing part from unopened box.

●

Defective part/workmanship.

●

Tube will not hold air.

EXHIBIT 8.1

NATIONAL PRODUCT SERVICES
ACQUISITION CORPORATION

OFFICER’S CERTIFICATE

This certificate is delivered by National Product Services Acquisition Corporation (the “Purchaser”) to Huffy Corporation, an Ohio corporation (the “Parent”), pursuant to Section 8.1 of the Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004, by and among Huffy, Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla, Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla, relating to the acquisition of substantially all of the assets of HSS and its subsidiaries.  Capitalized terms used herein without definition shall have the meanings as set forth in the Asset Purchase Agreement.

The undersigned hereby certifies that he is the duly elected and acting President of the Purchaser and that the representations and warranties of the Purchaser in Article III and elsewhere in the Asset Purchase Agreement and all of the information contained in the exhibits and schedules to the Asset Purchase Agreement as they pertain to the Purchaser are true and complete on the date hereof in all material respects and the Purchaser has performed and complied with all agreements, covenants and conditions required under the Asset Purchase Agreement to be performed by it.

The undersigned gives this Certificate as an officer of the Purchaser and not in his individual capacity.

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EXHIBIT 8.1

IN WITNESS WHEREOF, I have signed this Certificate this ___ day of April, 2004.

NATIONAL PRODUCT SERVICES ACQUISITION CORPORATION

By: _____________________________

Richard J. D’Amico

President

EXHIBIT 8.4

NATIONAL PRODUCT SERVICES
ACQUISITION CORPORATION

SECRETARY’S CERTIFICATE

This certificate is delivered by National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), to (i) Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (“Creative Canada” and, together with HSS, McCalla and Creative, each a “Seller,” and, collectively, the “Sellers”) pursuant to Section 8.4 of that certain Asset Purchase Agreement (the “Asset Purchase Agreement”), dated as of April __, 2004, by and among Purchaser, Parent and the Sellers, and (ii) Union Bank of California N.A. (“UBOC”), as agent and lender, pursuant to Section 4.1 of that certain Credit Agreement (the “Credit Agreement”), dated as of April __, 2004, by and among the Purchaser, National Product Services, Inc., a Delaware corporation, We’re Ready to Assemble, Inc., a Delaware corporation, SalesTalk, Inc., a California corporation, Top Priority Sales, Inc., a Delaware corporation, National Vendor Services, Inc., a Delaware corporation, each of the various other financial institutions named in or which hereinafter become party to the Credit Agreement, and UBOC.

The undersigned, Patrick J. McColpin, Secretary of the Purchaser, does hereby certify that:

1.

No amendment to or restatement of the Purchaser’s Certificate of Incorporation has been filed since February 27, 2004 and no action has been taken by the Purchaser or its stockholders, directors or officers in contemplation of the filing of any amendment to or restatement of Certificate of Incorporation.  Attached hereto as Exhibit A is a true, correct and complete copy of the Purchaser’s Certificate of Incorporation as in effect on and as of the date hereof.  No proceeding for the dissolution, merger, consolidation or liquidation of the Purchaser or for the sale of all or substantially all of its assets is pending, or, to the best of my knowledge, threatened, and no such proceeding is contemplated by the Purchaser.

2.

Attached hereto as Exhibit B is a true, correct and complete copy of the Bylaws of the Purchaser as in effect on and as of the date hereof and at all times since adopted as of February 27, 2004.

3.

Attached hereto as Exhibit C are true, correct and complete copies of resolutions duly adopted by the Purchaser’s Board of Directors as of April __, 2004 which resolutions have not been amended or rescinded since their adoption and are in full force and effect on the date hereof.

4.

Attached hereto as Exhibit D are the good standing certificates from the Secretary of the State of Delaware and each other state or jurisdiction of foreign qualification with respect to the Purchaser required by Section 4.1(n) of the Credit Agreement as a condition precedent.  Each such certificate certifies that the Purchaser is currently subsisting and qualified as a Purchaser in good standing and has paid all required franchise taxes and other fees that are due and payable.

5.

The following named individuals are duly elected (or appointed) and acting officers of the Purchaser, and hold the offices set forth opposite their respective names as of the date hereof, and the signatures set opposite the respective names and titles of said officers are their true and authentic signatures.  Each such officer is authorized to execute the Asset Purchase Agreement, the Credit Agreement and the certificates and all other related agreements, documents and instruments (collectively, the “Related Documents”) to be delivered by the Purchaser in connection therewith.

Name	Title	Specimen Signature
Richard J. D’Amico	President
Patrick J. McColpin	Secretary

6.

Each person who, as an officer of the Purchaser, signed the Related Documents, together with any and all amendments thereto, was duly elected or appointed, qualified and acting as such officer of the Purchaser at the time of the signing thereof and was duly authorized to sign such document on behalf of the Purchaser, and the signature of such person appearing on each such document is the genuine signature of such officer.

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EXHIBIT 8.4

IN WITNESS WHEREOF, I have hereunto signed my name this ___ day of April, 2004.

___________________________________

Patrick J. McColpin, Secretary

I, Richard J. D’Amico, President of the Purchaser, hereby certify that Patrick J. McColpin is the duly elected, qualified and acting Secretary of the Purchaser and that the signature appearing above his genuine signature.

IN WITNESS WHEREOF, I have hereunto signed my name this ____ day of April, 2004.

___________________________________

Richard J. D’Amico, President

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EXHIBIT 8.5

FORM OF MANAGEMENT SERVICES AGREEMENT

THIS MANAGEMENT SERVICES AGREEMENT (the “Agreement”) dated as of April __, 2004, by and between National Product Services Acquisition Corporation, a Delaware corporation (the “Purchaser”), Huffy Corporation, an Ohio corporation (the “Parent”), Huffy Service Solutions, Inc., an Ohio corporation and wholly-owned subsidiary of the Parent (“HSS”), McCalla Company, a Georgia corporation and wholly-owned subsidiary of HSS (“McCalla”), and Creative Retail Services, Inc., a Georgia corporation and wholly-owned subsidiary of McCalla (“Creative”), Creative Retail Services (Canada), Inc., a New Brunswick, Canada corporation and wholly owned subsidiary of McCalla (“Creative Canada” and together with HSS, McCalla and Creative, each a “Seller,” and, collectively, the “Sellers”).  Any capitalized terms used herein and not otherwise defined shall have the meanings set forth in that certain Asset Purchase Agreement, dated April 6, 2004, by and among the Purchaser, the Parent and the Sellers (the “Asset Purchase Agreement”).

WITNESSETH:

WHEREAS, the Purchaser and the Sellers have entered into the Asset Purchase Agreement pursuant to which the Sellers will sell to the Purchaser all of their assets used by or in connection with the Business; and

WHEREAS, the Purchaser and the Sellers desire that after the Closing the Parent and/or Sellers will provide certain transition services described herein to the Purchaser on the terms and conditions hereinafter described;

NOW THEREFORE, in consideration of the mutual promises hereinafter made, the parties hereto agree as follows:

1.

Provision of Management Services.

(a)

During the Term (as defined in Section 3) the Parent and the Sellers hereby agree to provide, make available and deliver to the Purchaser in substantially the same nature and form, and with substantially the same quality, as heretofore provided, the services set forth on Schedule A hereto (each a “Management Service” and collectively, the “Management Services”).  In consideration for the provision of the Management Services by the Parent and/or Sellers, the Purchaser hereby agrees to pay the Sellers:

(i)

$2,000,000 in cash, payable on the date hereof; and

(ii)

the proportionate cost sharing amounts determined as set forth on Schedule A hereto.

(b)

In connection with, and as part of the Management Services, during the Term, the Parent and/or Sellers shall:

(i)

provide to the Purchaser management and advisory services with respect to the development and growth of the Business.  In particular, the Parent and/or Sellers, upon the reasonable prior written request of the Purchaser, shall provide to the Purchaser general consultation as to the Business’ policies and procedures based on the Parent and/or Sellers’ existing knowledge of the Business.  The Parent and/or Sellers may provide their services hereunder from their own place of business during the Parent and/or Sellers’ normal business hours by way of, among other means, telephonic consultation or written correspondence; provided that, should the Parent determine that any actions to be taken by the Parent and/or Sellers hereunder would materially interfere with the Parent’s normal business activity, the Parent will make arrangements with the Purchaser to expeditiously provide the necessary services in a manner that would not materially interfere with the Parent’s normal business activity;

(ii)

provide the assistance of the Parent’s and/or Sellers’ employees in connection with achieving a management information systems transition, including the migration plan and transfer of electronic data files;

(iii)

provide to the Purchaser management and advisory services with respect to the transition of new ownership of the Business.  In particular, the Parent and/or Sellers, upon the reasonable prior written request of the Purchaser, shall provide to the Purchaser general consultation as to the Business’ policies and procedures based on the Parent and/or Sellers’ existing knowledge of the Business.  The Parent and/or Sellers may provide their services hereunder from their own place of business during the Parent and/or Sellers’ normal business hours by way of, among other means, telephonic consultation or written correspondence; provided that, should the Parent determine that any actions to be taken by the Parent and/or Sellers hereunder would materially interfere with the Parent’s normal business activity, the Parent will make arrangements with the Purchaser to expeditiously provide the necessary services in a manner that would not materially interfere with the Parent’s normal business activity;

(iv)

maintain and operate the Huffy Systems (as defined below) in substantially the same manner as they were operated prior to the Closing, with regard to the operation of the Business during the 90 day (or longer, if extended as provided below) transition period contemplated in this Section 1(b)(iv).  The Parent agrees that for a ninety (90) day period after the date of this Agreement, it will assist the Purchaser in transitioning the Business from the Huffy Systems to the Purchaser’s own information technology systems. This support will include assistance in the transition of hardware and software usage (to the extent allowable under applicable licenses) and the Parent shall grant the Purchaser access to the Seller data and programming on the Huffy Systems.  The Purchaser shall make every good faith effort to acquire comparable transition software for the purpose of “rolling over” the related components of its information technology environment.  Should the Purchaser require access to the Huffy Systems for a period in excess of 90 days, then the Purchaser shall pay the Parent $10,000 for every thirty (30) day period following the 90 days, adjusted on a pro-rata basis for any subsequent period that is less than thirty (30) days.  In the event such payment is not paid, the Parent shall not be obligated to make such services available. The parties hereto acknowledge and agree that the Acquired Assets will include fourteen (14) dedicated servers, a Hewlett Packard 3000 mini computer and all software necessary to run the Business (whether or not consents from third parties are required).  The Acquired Assets do not include (i) the JD Edwards financial accounting package software, the ADP Enterprise and Oracle database application software, the E-Trust/Innoculate anti-virus software, and the E-Time ADP time card software (collectively, the “Huffy Software”) or (ii) five (5) shared servers and the AS 400 (the “Huffy Hardware” and, together with the Huffy Software, the “Huffy Systems”); and

(v)

assist the Purchaser in obtaining the services from third party providers who have agreements with the Parent or its Affiliates, other than the Sellers and those who currently provide services to the Sellers (“Third Party Providers”), as reasonably requested by the Purchaser.  Until the earlier of December 31, 2004 or such time as the Purchaser has a stand alone agreement with any Third Party Provider, the Parent shall make available to the Purchaser the same services of such Third Party Provider that the Sellers received prior to consummation of the transactions set forth in the Asset Purchase Agreement, subject to any consents required of the third parties.  The Third Party Providers will include, but not be limited to Avis, Hertz, World Travel, American Express, Red Roof Inn, Quality Inn, AT&T, M.O.M. etc.  The Purchaser shall be solely responsible for the costs of all such services provided and shall reimburse the Parent for all such costs no later than thirty (30) days after the date of an invoice for such services.  In the event such payment is not paid, the Parent shall not be obligated to make such services available.

(c)

The Parent and/or Sellers shall select, employ, supervise and direct all company personnel providing Management Services.  Except as otherwise expressly provided herein, the Parent and/or Sellers shall be solely responsible for the payment of all wages, salaries, fringe benefits and any other direct and indirect compensation for company personnel assigned to perform the Management Services, as well as for their worker’s compensation insurance, benefits, employment taxes, and any other employer liabilities relating to such personnel.

(d)

The Parent and/or Sellers shall perform the Management Services exercising the same degree of care as they exercise in performing the same or similar services for their own account and consistent with the degree of care a reasonable and prudent operator would exercise, with priority equal to that provided to its own business or those of any of its affiliates, subsidiaries or divisions.

(e)

Subject to the limitations set forth herein, the Parent hereby grants to the Purchaser a nonexclusive worldwide license to use the name “Huffy” and each trademark or logo that includes the “Huffy” name that is currently used in the Business (collectively, the “Huffy Marks”) for the longer of (i) ninety (90) days after the date of this Agreement or (ii) the date that the Business’ existing office supplies with the Huffy logo is used (but in any event, not to exceed 180 days from the date hereof) (the “Trademark License Period”) solely for the purpose of operating the Business.  The Purchaser shall only use the Huffy Marks as such marks were used in the Business prior to the consummation of the transactions contemplated in the Asset Purchase Agreement.  The Purchaser is prohibited from using the Huffy Marks in any other manner without the prior written consent of the Parent.  The right to grant sublicenses to the Huffy Marks is expressly excluded from the license granted by this Agreement.

(f)

The Parent, the Sellers and the Purchaser hereby agree to negotiate in good faith regarding the provision by the Parent and/or Sellers to the Purchaser of any other services (and the terms and conditions thereof) as are reasonably requested by the Purchaser which are not covered by this Agreement to the extent the Parent and/or Sellers have the then-existing ability and capacity to provide such services.  If any agreement is reached regarding such other services, it shall be evidenced by an amendment to Schedule A, at which time such services shall be subject to the provisions of this Agreement.

2.

Term and Termination.  The Parent and the Sellers agree to provide the Management Services for the period commencing on the Closing Date and ending on the second anniversary thereof (the “Term”).

3.

Inability to Provide Management Services.  In the event that the Parent and/or Sellers shall be unable to provide any or all of the Management Services as required by this Agreement for any reason for a period that can reasonably be expected to exceed three (3) Business Days (a “Performance Default”), the Parent and/or Sellers shall cooperate with the Purchaser in obtaining an alternative, cost-effective means of providing such services. Upon written notice from the Purchaser to the Parent of any Performance Default, the Parent and/or Sellers shall have sixty (60) days to cure such Performance Default. The Parent and/or Sellers shall provide the Purchaser with notice of such cure, which shall be presumed to cure such Performance Default, unless the Purchaser provides written notice to the Parent within ten (10) days that the Performance Default remains uncured. Following such written notice, the parent and/or Sellers shall have an additional sixty (60) days to cure such Performance Default.

4.

Confidentiality.  In the course of providing Management Services under this Agreement, the Parent and/or Sellers, their affiliates and their respective employees may receive or have access to information or materials that are confidential or proprietary to the Purchaser.  The Parent and/or Sellers, their affiliates and their respective employees shall use such information and materials only in connection with the performance of Management Services hereunder and shall safeguard such confidential and proprietary information and materials against disclosure to all others, both during the Term and for a period of one year thereafter.  The Parent and/or Sellers, their affiliates and their respective employees’ obligations hereunder shall not apply to any such information or material that (i) was already known to such person prior to disclosure in connection herewith; (ii) is or becomes public knowledge without the fault of such person; (iii) is lawfully acquired by such person, its agents, counsel or other advisors from a source not under any obligation to the Parent and/or Sellers and their affiliates regarding disclosure of such information; or (iv) is disclosed by such person under operation of law or with the prior written consent of the Purchaser.

5.

Governing Law; Jurisdiction.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Ohio, without giving effect to the principles of conflicts of law thereof.  For purpose of this Agreement only, each of the parties hereto hereby irrevocably submits to the non-exclusive jurisdiction of any United States Federal or Ohio State court in any action or proceeding arising out of or relating to this Agreement and hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in any such court and irrevocably waives any objection it may now or hereafter have as to the venue of any such suit, action or proceeding brought in such a court or that such court is an inconvenient forum.  Any judicial proceeding by the Parent and/or Sellers against the Purchaser or any affiliate of the Purchaser involving, directly or indirectly, any matter in any way arising out of, related to, or connected with this Agreement shall be brought only in a United States Federal or Ohio State court so long as such court has personal jurisdiction.  Nothing herein shall limit the right of the Purchaser to bring proceedings against the Parent and/or Sellers in the courts of any other jurisdiction.  The parties hereto hereby waive trial by jury in any judicial proceeding involving, directly or indirectly, any matter (whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with this Agreement.

6.

Notices.  All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given,

If to the Sellers or the Parent, to:

Huffy Corporation

225 Byers  Road

Miamisburg, Ohio  45342

Attn: Nancy A. Michaud, Esq.

Phone: (937) 865-5431

Facsimile: (937) 865-5414

with a copy to (which shall not constitute notice to the Parent and/or Sellers):

Dinsmore & Shohl, LLP

1900 Chemed Center

255 E. Fifth St.

Cincinnati, Ohio  45202

Attn: Charles F. Hertlein, Jr., Esq.

Phone: (513) 977-8315

Facsimile: (513) 977-8141

or to such other Person or address as the Parent and/or Sellers shall furnish by notice to the Purchaser in writing.

If to the Purchaser, to:

c/o H.I.G. Capital, LLC

1001 Brickell Bay Drive, 27th Floor

Miami, Florida 33131

Attention: Mr. Matthew S. Sanford

Phone: (305) 379-2322

Facsimile:  (305) 379-2013

with a copy to (which shall not constitute notice to the Purchaser):

White & Case LLP
200 S. Biscayne Boulevard, Suite 4900
Miami, Florida 33131
Attention: Jorge L. Freeland, Esq.

Phone: (305) 371-2700

Facsimile: (305) 358-5744

or to such other Person or address as the Purchaser shall furnish by notice to the Parent and/or Sellers in writing.

All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 p.m.  in the place of receipt and such day is a business day in the place of receipt.  Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding business day in the place of receipt.

7.

Successors.  This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that the Purchaser may, without the prior approval of the Sellers or Parent, assign its rights, interests and obligations hereunder to any Affiliate, and may grant Liens in respect of its rights and interests hereunder to its lenders (and any agent for the lenders), and the parties hereto consent to any exercise by such lenders (and such agent) of their rights and remedies with respect to such collateral.

8.

Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

9.

Entire Agreement.  This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and undertakings, both written and oral, among the parties hereto with respect to the subject matter hereof and except as otherwise expressly provided herein.

10.

No Third-Party Beneficiaries.  This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted transferees and assigns and nothing herein, express or implied, is intended or shall confer upon any other person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

11.

Relationship of Parties.  Except as specifically provided herein, none of the parties hereto shall act or represent or hold itself out as having authority to act as an agent or partner of the other parties, or in any way bind or commit that other parties to any obligations.  Nothing contained herein shall be construed as creating a partnership, joint venture, agency, trust or other association of any kind, each party being individually responsible only for its obligations as set forth in this Agreement.

12.

Amendment and Waiver.  No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto, except that any of the terms or provisions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits of such waived terms or provisions.  No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision of this Agreement, whether or not similar.  No waiver by any party of any breach or violation of this Agreement shall be deemed or construed as a waiver of any subsequent breach or violation thereof, whether or not similar.  No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof.

13.

Subcontracting.   The Sellers may subcontract for the performance of any Management Services without the prior consent of the Purchaser.

14.

Interpretation. The descriptive headings of the provisions of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of any such provisions.

15.

Counterparts.  This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

*                         *                         *

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

EXHIBIT 8.5

WHEREUNTO, the parties hereto have caused this Management Services Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

HUFFY CORPORATION

By: ___________________________________

Name: _________________________________

Title: __________________________________

HUFFY SERVICE SOLUTIONS, INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

McCALLA COMPANY

By: ___________________________________

Name: _________________________________

Title: __________________________________

CREATIVE RETAIL SERVICES, INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

CREATIVE RETAIL SERVICES

(CANADA), INC.

By: ___________________________________

Name: _________________________________

Title: __________________________________

NATIONAL PRODUCT SERVICES

ACQUISITION CORPORATION

By: ___________________________________

Name: _________________________________

Title: __________________________________

4/12/2004 8:31 PM (2K) MIAMI 455503 v10 [455503_10.DOC]

SCHEDULE A

to Exhibit 8.5

Page #

SCHEDULE A

Management Services

1.

Records and Information.  During the Term:

a.

The Sellers and the Parent shall provide to the Purchaser access to and copies of such information regarding the Business in the Sellers’ and/or the Parent’s possession as the Purchaser shall reasonably require for the Purchaser’s conduct of the Business after the Closing, but specifically excluding information of the Parent that is unrelated to the Business.

b.

The Purchaser shall provide to the Sellers and the Parent access to and copies of such information regarding the Business as the Sellers and/or the Parent shall reasonably require for accounting purposes, tax compliance purposes, and administration of all workers’ compensation, products liability and any other liabilities of the Business retained by the Sellers.

2.

Trademarks and Domain Names.

a.

Following the Closing Date, (i) the Purchaser shall make every commercially reasonable effort to exhaust or liquidate any materials, forms, supplies, stationary or other items that were Acquired Assets that have Huffy Marks (collectively, “Huffy Materials”), (ii) the Purchaser shall not, and shall instruct its employees to not, re-order any Huffy Materials and (iii) the Purchaser shall instruct its employees to cease using any shirts or other apparel with the Huffy Marks in the performance of their work.  All such materials ordered by the Purchaser following the Closing Date shall bear marks owned by the Purchaser.  Notwithstanding the foregoing, with respect to uniforms and other apparel bearing Huffy Marks (“Huffy Uniforms”), the Purchaser shall instruct its employees to discontinue wearing in the performance of their work any Huffy Uniforms in their possession, and the Purchaser shall make every commercially reasonable effort to effectuate compliance with the foregoing within ninety (90) days following the Closing Date.

b.

The Parent hereby agrees to link the domain names listed below (the “Huffy Domain Names”) to the Purchaser’s web site for a period of one year and thereafter agrees to terminate such domain names.  During such year the Parent shall maintain the Huffy Domain Names and related websites to provide an automatic link without the user being required to take any action.  The Huffy Domain Names are:

www.huffyservicesolutions.com

www.huffyenterprisesolutions.com

www.hsf-acumen.com

www.huffyassemblysolutions.com

www.huffytech.com

c.

The Purchaser acknowledges the Parent’s ownership of the Huffy Marks and the Huffy Domain Names and the validity thereof, and shall not challenge such ownership or validity.  The Purchaser shall do nothing that shall in any manner infringe upon, harm or impair the Parent’s rights in the Huffy Marks or with the Parent’s business. Purchaser further acknowledges that all goodwill associated with the Huffy Marks, whether accruing before or after the Closing Date, is solely the Parent’s and/or Sellers’ and the Purchaser shall have no rights in any such goodwill. The Purchaser shall indemnify and hold the Parent and the Sellers harmless from and against any and all damages, losses, claims, suits or expenses resulting from the Purchaser’s use of the Huffy Marks and/or the Huffy Domain Names pursuant to the licenses granted above.

3.

Telephone Services. The primary telephone exchange used by the Business at its Miamisburg, Ohio headquarters is “384.”  The Parent also makes certain limited use of this exchange.  The Parent will use its best efforts to have all “384” telephone numbers presently in use by the Business assigned to the Purchaser for its sole and exclusive use after the Closing Date.  The Parent may retain all “384” exchange numbers in use by the Parent and/or its Affiliates other than the Sellers as of the Closing Date.  The Purchaser shall allow the Parent and the Sellers to utilize their portion of the existing phone system for 180 days after the Closing Date. For a period of 180 days after the Closing, the Parent and the Sellers will permit the Purchaser, at its option, to continue to use the long distance telephone services available under the Parent’s Total Advantage Agreement with Qwest Communications Corporation dated February 23, 2004. The Purchaser will reimburse the Parent for the Purchaser’s proportionate share of the total charges incurred in using such services, determined based on actual usage documentation, where available, and otherwise based on the historical cost allocations between the parent and the Sellers for such services. The Parent will invoice such amounts to the Purchaser on a monthly basis, and the Purchaser will pay each such invoice within thirty (30) days of its receipt thereof. In the event such payments are not timely made, the Parent and the Sellers will not be obligated to continue making these services available to the Purchaser.

4.

Leased Assets.  The Parent and the Purchaser are entering into that certain real estate sublease on the date hereof.

5.

Treasury.  The Parent agrees for a period of ninety (90) days to provide the Purchaser with administrative treasury services as needed solely for transition purposes; provided, however, that at any time following the Closing Date, should the Parent or the Sellers receive in error any payment that should have, in-fact, been payable to the Purchaser, the Parent and the Sellers agree in good faith to immediately forward such payments to the Purchaser.  Following the Closing Date, the Purchaser shall establish its own accounts for use in the operation of the Business.

6.

Tax.  The Parent agrees to provide and cooperate with the Purchaser for a period of 90 days for any tax matters as needed solely for transition purposes.

7.

Risk Management. For a period of one hundred twenty (120) days after the date of this Agreement, the Purchaser shall make up to one half of the time of its Vice President, Administration and Senior Counsel to the Parent for the purpose of assisting the Parent in its administration of the products liability and workers’ compensation litigation of the Business retained by the Sellers pursuant to the Asset Purchase Agreement.  The Parent shall reimburse the Purchaser $6,250 per month.  The Purchaser shall issue monthly invoices to the Parent for these costs and the Parent shall pay each such invoice within 30 days of its receipt thereof.  In the event such payments are not made, then the Purchaser shall not be obligated to make its Vice President, Administration and Senior Counsel available to the Parent.